Exhibit 1.1

This document is important and requires your immediate attention. If you have any questions as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor. If you are a resident of the United Kingdom and you have any doubt about the Offer or what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized under the United Kingdom Financial Services and Markets Act 2000. No securities regulatory authority in Canada, the United States or the United Kingdom has expressed an opinion about, or passed upon the fairness or merits of, the offer contained in this document, the securities offered pursuant to such offer or the adequacy of the information contained in this document and it is an offence to claim otherwise. In particular, this document does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom. Accordingly, this document has not been, and will not be, reviewed or approved by the Financial Services Authority or by the London Stock Exchange plc.

April 18, 2006

NOTICE OF VARIATION AND EXTENSION
by
FIRST QUANTUM MINERALS LTD.
of its
OFFER TO PURCHASE
all of the outstanding common shares of
 ADASTRA MINERALS INC.
on the revised basis of, at the election of each holder,
(a)  Cdn.$2.92 in cash per common share of Adastra Minerals Inc. (the “Cash Alternative”); or
(b)  one common share of First Quantum Minerals Ltd. and Cdn.$0.265 for every 14.76 common shares of Adastra Minerals Inc. (the “Share Alternative”)
subject, in each case, to pro ration as set out herein

First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) hereby gives notice that it has amended its offer dated February 2, 2006, as previously varied and extended by the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006 and the notice of extension dated April 3, 2006 (collectively, the “Original Offer”) to purchase all of the outstanding common shares of Adastra Minerals Inc. (“Adastra”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan of Adastra (together, the “Adastra Shares”), in order to: (i) increase the consideration offered for the Adastra Shares; (ii) extend the Original Offer to 11:59 p.m. (Toronto time) on April 28, 2006 unless further extended or withdrawn; (iii) revise the conditions of the Original Offer; and (iv) provide additional disclosure with respect to certain matters.

THE OFFER HAS BEEN AMENDED AND EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (TORONTO TIME) ON APRIL 28, 2006 UNLESS FURTHER EXTENDED OR WITHDRAWN

THE BOARD OF DIRECTORS OF ADASTRA HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS OF ADASTRA ACCEPT THE OFFER AND TENDER THEIR ADASTRA SHARES TO THE OFFER

The Dealer Manager for the Offer is:
RBC Capital Markets

In Canada	In the United States
RBC Dominion Securities Inc.	RBC Capital Markets Corporation

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        This Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular and this Notice of Variation and Extension in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Holders of Adastra Shares (“Shareholders”) should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been derived from publicly available financial statements which have been prepared in accordance with Canadian generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that First Quantum is incorporated under the laws of Canada, that some or all of its officers and directors may reside outside the United States, that the Canadian Dealer Manager for the Offer and some or all of the experts named in the Offer and Circular may reside outside the United States, and that a substantial portion of the assets of First Quantum and said persons are located outside the United States.

        THE FIRST QUANTUM SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

        Prospective investors should be aware that acquisition of First Quantum Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in the Offer and Circular.

        The Offer does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state in the United States in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor is this document being mailed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any state in the United States in which the making or acceptance of the Offer would not be in compliance with the laws of such state. The Offeror may, in its sole discretion, take such action as it may deem desirable to extend the Offer to Shareholders in any such state. Notwithstanding the foregoing, the Offeror may elect not to complete such action in any given instance. Accordingly, the Offeror cannot at this time assure holders of Adastra Shares that otherwise valid tenders can or will be accepted from holders resident in all states in the United States.

        Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the Adastra Shares, or of related securities, or of common shares of First Quantum, or of related securities, during the period of the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

        The Offer and Circular and this Notice of Variation and Extension, and certain of the information incorporated by reference into the Offer and Circular and this Notice of Variation and Extension, have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserves,” “probable reserves,” “proven reserves,” “inferred resources,” “indicated resources,” “measured resources” and “mineral resources” used or incorporated by reference in the Offer and Circular are, unless otherwise stated, Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves (“CIM”). CIM standards differ significantly from standards in the United States. While the terms “mineral resource,” “measured resources,” “indicated resources,” and “inferred resources” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States. As such, information regarding mineralization and resources contained or incorporated by reference in the Offer and Circular may not be comparable to similar information made public by United States companies.

2

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        No action has been or is intended to be taken by First Quantum, by Numis Securities Limited or by RBC Capital Markets and its affiliated entities that would permit a public offer of First Quantum Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the “FSA”)) before such an offer is made.

        Accordingly, as regards Shareholders resident in, or who have received the Offer in, the United Kingdom (“U.K. Shareholders”), the Offer is only being made to or directed at, and deposits of Adastra Shares will only be accepted from, a U.K. Shareholder who: (a) is, and is able to establish to the satisfaction of the Offeror that it is: (i) a qualified investor acting as principal; (ii) a qualified investor which operates in the financial markets acting on behalf of a person, not being a qualified investor, on a discretionary basis concerning the acceptance of offers on that person’s behalf; or (iii) acting on behalf, and on the instructions, of a qualified investor (in which case the Offer is made to or directed at that qualified investor); or (b) is a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made. A “qualified investor” is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) a person entered on the register of qualified investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified person. Accordingly, any U.K. Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in the Offer and Circular. Shareholders who have received the Offer in the United Kingdom should consult with their legal advisors to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by U.K. Shareholders are set out in the Offer and Circular.

        The content of this document, which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else, and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document. Numis Securities Limited is authorized by the FSA and its FSA registration number is 2285918.

        This Notice of Variation and Extension should be read in conjunction with the Original Offer and the circular that accompanied the offer dated February 2, 2006 (the “Original Circular” and, together with the Original Offer, the “Offer and Circular”). Except as otherwise set forth herein, the terms and conditions previously set forth in the Offer and Circular and in the letters of transmittal (the “Revised Letters of Transmittal”) and notice of guaranteed delivery (the “Revised Notice of Guaranteed Delivery”) that accompanied the notice of variation and extension dated March 21, 2006 and the letters of transmittal (the “Original Letters of Transmittal”) and the notice of guaranteed delivery (the “Original Notice of Guaranteed Delivery”) that accompanied the offer dated February 2, 2006 continue to be applicable in all respects. All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006, the notice of extension dated April 3, 2006 and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

3

        Shareholders who (i) have validly deposited and not withdrawn their Adastra Shares using the appropriate Original Letter of Transmittal and, if applicable, an Original Notice of Guaranteed Delivery and (ii) wish to elect the Share Alternative need take no further action to accept the Offer. Shareholders who (i) have validly deposited and not withdrawn their Adastra Shares using the appropriate Original Letter of Transmittal and, if applicable, an Original Notice of Guaranteed Delivery and (ii) wish to elect the Cash Alternative must withdraw their Adastra Shares by following the procedures set forth in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares” and redeposit their Adastra Shares by following the procedures set out below and in Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”. Shareholders who wish to accept the Offer must properly complete and duly execute the appropriate Revised Letter of Transmittal (printed on purple paper in the case of all Shareholders other than Eligible U.K. Shareholders and on orange paper in the case of Eligible U.K. Shareholders) that accompanied the notice of variation and extension dated March 21, 2006 or a manually signed facsimile thereof and deposit it, together with the certificates representing their Adastra Shares and any required evidence confirming that the Shareholder purporting to accept the Offer is eligible to do so, at one of the offices of the Depositary in accordance with the instructions in the applicable Revised Letter of Transmittal. Any Shareholder holding Adastra Shares in the form of CREST Depository Interests must additionally arrange for the appropriate electronic acceptance instructions to be sent to CREST Depository Limited. Alternatively, certain Shareholders may follow the procedure for guaranteed delivery set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”, by using the Revised Notice of Guaranteed Delivery (printed on pink paper) that accompanied the notice of variation and extension dated March 21, 2006 or a manually signed facsimile thereof. Persons whose Adastra Shares are registered in the name of a dealer, broker, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

        Questions and requests for assistance may be directed to RBC Dominion Securities Inc. in Canada, to RBC Capital Markets Corporation in the United States (the “Dealer Manager”), to Innisfree M&A Incorporated (the “Information Agent”) or to Computershare Investor Services Inc. (the “Depositary”). Additional copies of this Notice of Variation and Extension, the Offer and Circular, the Letters of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager or the Depositary at their respective offices shown on the last page of this Notice of Variation and Extension.

        No person has been authorized to give any information or make any representation other than those contained in the Offer and Circular, the Letters of Acceptance and Transmittal and this Notice of Variation and Extension and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

        The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this Notice of Variation and Extension. Any representation to the contrary is unlawful.

        This Notice of Variation and Extension does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

EXCHANGE RATE INFORMATION

        All references to “dollars” or “$” in this document refer to United States dollars, unless otherwise indicated. The following table sets forth the average exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

	Year Ended December 31

	2005	2004	2003	2002	2001

Rate at end of period	1.1659	1.2036	1.2924	1.5796	1.5926
Average rate for period	1.2116	1.3015	1.4015	1.5704	1.5484

        On April 17, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$1.1453.

4

NOTICE OF VARIATION AND EXTENSION

April 18, 2006

TO: THE HOLDERS OF ADASTRA SHARES

        This Notice of Variation and Extension amends and supplements the Offer and Circular and the Letters of Transmittal and Notice of Guaranteed Delivery, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained therein, all of the outstanding Adastra Shares, which includes the associated SRP Rights.

        Except as otherwise set forth in this Notice of Variation and Extension, the terms and conditions previously set forth in the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects and this Notice of Variation and Extension should be read in conjunction with the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery. Unless the context requires otherwise, capitalized terms used herein but not defined have the meanings set forth in the Offer and Circular, the Letters of Transmittal and the Notice of Guaranteed Delivery.

        All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006, the notice of extension dated April 3, 2006 and hereby.

1.     Increase in Consideration Offered

        The Offeror has amended the Offer by increasing the consideration offered to Shareholders from, at the election of each Shareholder, (a) Cdn.$2.65 in cash for each Adastra Share, or (b) one First Quantum Share for every 14.76 Adastra Shares, to, at the election of each Shareholder, (a) Cdn.$2.92 in cash for each Adastra Share, or (b) one First Quantum Share and Cdn.$0.265 in cash for every 14.76 Adastra Shares subject, in each case, to pro ration based upon the maximum amount of cash and First Quantum Shares offered.

        Any Shareholder who (i) deposits his or her Adastra Shares using an Original Letter of Transmittal and, if applicable, Original Notice of Guaranteed Delivery, or (ii) fails to complete the appropriate Revised Letter of Transmittal and, if applicable, the Revised Notice of Guaranteed Delivery electing the Cash Alternative or (iii) does not properly elect either the Cash Alternative or the Share Alternative in the appropriate Revised Letter of Transmittal and, if applicable, the Revised Notice of Guaranteed Delivery with respect to any Adastra Shares deposited by such Shareholder pursuant to the Offer will be deemed to have elected the Share Alternative.

        The maximum amount of cash payable by the Offeror pursuant to the Offer (including in respect of the Cdn.$0.265 in cash for every 14.76 Adastra Shares paid to Shareholders who elect the Share Alternative) has been increased such that it shall not exceed Cdn.$0.475 multiplied by the number of outstanding Adastra Shares on a fully diluted basis on the date of the Offer (the “Maximum Cash Consideration”). Based on the number of Adastra Shares outstanding on a fully diluted basis on April 11, 2006, the Maximum Cash Consideration will be approximately Cdn.$41.0 million. All references in the Offer and Circular, the Letters of Transmittal and the Notice of Guaranteed Delivery to the Maximum Cash Consideration are amended to reflect the foregoing changes. The maximum number of First Quantum Shares issuable by the Offeror pursuant to the Offer shall not exceed the number of outstanding Adastra Shares on a fully diluted basis on the date of the Offer divided by 17.5 (the “Maximum Share Consideration”). Based on the number of Adastra Shares outstanding on a fully diluted basis on April 11, 2006, the Maximum Share Consideration will be approximately 4.9 million First Quantum Shares.

        Assuming that either all Shareholders tender to the Cash Alternative or all Shareholders tender to the Share Alternative, each Shareholder will be entitled to receive Cdn.$0.475 in cash and approximately 0.057 of a First Quantum Share for each Adastra Share tendered, subject to adjustment for fractional shares. In light of the total amount of cash available under the Offer relative to the size of the Offer, it is unlikely that Shareholders who elect to receive the Cash Alternative will receive only cash consideration for their Adastra Shares. Conversely, in light of the total number of First Quantum Shares available under the Offer relative to the size of the Offer, it is unlikely that Shareholders who elect to receive the Share Alternative will receive only First Quantum Shares in consideration for their Adastra Shares.

5

        The consideration payable under the Offer will be pro rated on each date (“Take-Up Date”) upon which the Offeror takes up or acquires Adastra Shares pursuant to the Offer as necessary to ensure that the total aggregate consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed the Maximum Cash Consideration or the Maximum Share Consideration and will be based on the number of Adastra Shares acquired in proportion to the number of Adastra Shares outstanding on a fully diluted basis at the Take-Up Date. The Offeror reserves the right, to the extent permitted by applicable Laws, to have multiple Take-Up Dates. The actual consideration to be received by a Shareholder will be determined in accordance with the following:

(a)	the aggregate amount of cash that the Offeror will pay as consideration for Adastra Shares acquired in respect of the Cash Alternative and the Share Alternative on any Take-Up Date shall not exceed the Maximum Cash Consideration multiplied by a fraction, the numerator of which is the number of Adastra Shares to be taken up on such Take-Up Date and the denominator of which is the number of outstanding Adastra Shares on a fully diluted basis (the “Maximum Take-Up Date Cash Consideration”);

(b)	the aggregate number of First Quantum Shares that the Offeror will issue as consideration for Adastra Shares acquired in respect of the Share Alternative on any Take-Up Date shall not exceed the Maximum Share Consideration multiplied by a fraction, the numerator of which is the number of Adastra Shares to be taken up on such Take-Up Date and the denominator of which is the number of outstanding Adastra Shares on a fully diluted basis (the “Maximum Take-Up Date Share Consideration”);

(c)	if, on any Take-Up Date, the aggregate cash consideration that would otherwise be payable by the Offeror to Shareholders who elect to receive cash under the Cash Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, together with the Cdn.$0.265 in cash per First Quantum Share to be paid to Shareholders who elect (or are deemed to elect) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, exceeds the Maximum Take-Up Date Cash Consideration, the amount of cash consideration available to those Shareholders who have so elected the Cash Alternative will be allocated pro rata (on a per share basis) among such Shareholders in an amount equal to the aggregate amount of the cash sought by each such Shareholder who has so elected the Cash Alternative multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Cash Consideration, less the Cdn.$0.265 in cash per First Quantum Share to be paid to Shareholders who have elected (or are deemed to have elected) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, and the denominator of which is the aggregate amount of the cash consideration sought by those Shareholders who have elected the Cash Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, and each such Shareholder will receive First Quantum Shares (or cash in lieu of any fractional First Quantum Common Share calculated by valuing each First Quantum Share at Cdn.$39.11) as consideration for any balance which exceeds the amount of cash so allocated to the Shareholder; and

(d)	if, on any Take-Up Date, the number of First Quantum Shares that would otherwise be issuable to Shareholders who elect (or are deemed to elect) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, the number of First Quantum Shares available to those Shareholders who have so elected (or are deemed to have elected) the Share Alternative will be allocated pro rata (on a per share basis) among such Shareholders in an amount equal to the number of First Quantum Shares sought by each such Shareholder who has so elected (or is deemed to have elected) the Share Alternative in respect of its Adastra Shares to be taken up on such Take-Up Date multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Share Consideration and the denominator of which is the aggregate number of First Quantum Shares sought by those Shareholders who have elected (or are deemed to have elected) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, rounded down to the nearest whole number (with cash paid in lieu of any fractional First Quantum Common Share calculated by valuing each First Quantum Share at Cdn.$39.11), and each such Shareholder will receive cash as consideration for any balance which exceeds the number of First Quantum Shares allocated to the Shareholder.

6

        For greater certainty, unless a Shareholder receives only cash consideration for all Adastra Shares tendered by the Shareholder, in all circumstances, including those described in paragraphs (c) and (d) above, a Shareholder will be deemed to have received a proportionate amount of cash and First Quantum Shares as consideration for each whole Adastra Share tendered by such Shareholder such that the Shareholder will receive (a) cash as consideration for a fraction of each Adastra Share tendered (which fraction will equal the percentage of the total consideration paid to such Shareholder that is paid in cash) and (b) First Quantum Shares as consideration for the remaining fraction of each Adastra Share.

        No fractional First Quantum Shares will be issued pursuant to the Offer. Where a Shareholder is to receive First Quantum Shares as consideration under the Offer and the aggregate number of First Quantum Shares to be issued to such Shareholder would result in a fraction of a First Quantum Share being issuable, the number of First Quantum Shares to be received by such Shareholder will be rounded down and the amount of cash to be received by such Shareholder will correspondingly be increased (on the basis of Cdn.$39.11 per First Quantum Share). The amount of cash payable to Shareholders in lieu of issuing fractional First Quantum Shares will not be included in, but will be in addition to, the Maximum Cash Consideration.

        All references in the Offer and Circular, the Letters of Transmittal and the Notice of Guaranteed Delivery to the Offered Consideration are amended to reflect the foregoing changes.

        Based on the closing price of the First Quantum Shares on the TSX of Cdn.$49.96 on April 10, 2006, the last trading day prior to the Offeror’s announcement of its intention to increase the Offered Consideration, the implied value of the Share Alternative is Cdn.$3.40, representing a premium of approximately 89% over the closing price of the Adastra Shares on the TSX of Cdn.$1.80 on January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Original Offer.

        Assuming that all of the conditions to the Offer are satisfied or waived, all Shareholders whose Adastra Shares are taken up under the Offer, including Shareholders who have already deposited their Adastra Shares to the Offer, will receive the increased Offered Consideration for their Adastra Shares.

2.     Extension of the Offer

        By notice to the Depositary given on April 18, 2006 and a news release issued by the Offeror, the Offeror has extended the expiry of the Original Offer to 11:59 p.m. (Toronto time) on April 28, 2006, unless the Offeror further extends the period during which the Offer is open for acceptance pursuant to Section 6 of the Offer to Purchase, “Extensions, Variations and Changes to the Offer”. Accordingly, the definitions of “Expiry Date” and “Expiry Time” in the Offer and Circular are amended to read in full as follows:

        “Expiry Date” means April 28, 2006 or such later date as is set out in a notice of variation and extension of the Offer issued at any time and from time to time extending the period during which Adastra Shares may be deposited to the Offer, provided that, if such day is not a business day, then the Expiry Date shall be the next business day.

        “Expiry Time” means 11:59 p.m. (Toronto time) on the Expiry Date.

3.     Amendments to Conditions of the Offer

        Section 2 of the Offer to Purchase, “Conditions of the Offer” (found at pages 11-14 of the Offer and Circular) is deleted in its entirety and replaced by the following:

        “The Offeror reserves the right to withdraw the Offer and not take up, purchase or pay for, and shall have the right to extend the period of time during which the Offer is open and postpone taking up and paying for, any Adastra Shares deposited under the Offer unless all of the following conditions are satisfied or, where permitted, waived by the Offeror prior to the Expiry Time:

(a)	the Minimum Tender Condition;

(b)	the Support Agreement shall not have been terminated (i) by Adastra, whether in accordance with its terms or otherwise, or (ii) by the Offeror in accordance with its terms;

(c)	(i) no act, action, suit or proceeding shall have been threatened in writing or taken before or by any Governmental Entity, any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of Law; and (ii) no Law, regulation or policy shall have been proposed, enacted, promulgated or applied, in either case:

7

(i)	to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Adastra Shares or the right of the Offeror to own or exercise full rights of ownership of the Adastra Shares;

(ii)	which, if the Offer were consummated, would have a Material Adverse Effect with respect to Adastra or the Offeror; or

(iii)	which would materially and adversely affect or make uncertain the ability of the Offeror or its affiliates to take up and pay for any Adastra Shares deposited under the Offer;

(d)	the Offeror shall have determined, acting reasonably, that there shall not exist or have occurred (or, if there does exist or shall have occurred prior to the commencement of the Offer, there shall not have been disclosed, generally or to the Offeror in writing on or before the date of the Support Agreement) any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, properties, condition (financial or otherwise), licenses or permits, results of operations, rights or privileges (whether contractual or otherwise), prospects or liabilities (whether accrued, absolute, contingent or otherwise) of Adastra or any of the Subsidiaries or any material joint venture of Adastra which, when considered either individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect with respect to Adastra;

(e)	Adastra shall not have executed definitive agreements necessary to give effect to Adastra’s proposed transaction with Mitsubishi Corporation as described in the directors’ circular of Adastra dated February 17, 2006;

(f)	Adastra shall have complied in all material respects with its covenants and obligations under the Support Agreement to be complied with at or prior to the Expiry Time and all representations and warranties made by Adastra in the Support Agreement shall be true and correct at and as of the Expiry Time as if made at and as of such time (except for those expressly stated to speak at or as of an earlier time) without giving effect to, applying or taking into consideration any materiality or Material Adverse Effect qualification already contained within such representation and warranty, where such inaccuracies in the representations and warranties, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect in respect of Adastra or materially and adversely affect the ability of the Offeror to proceed with the Offer;

(g)	there shall not have occurred, developed or come into effect or existence any event, action, state, condition, or any Law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever, that materially adversely affects or involves, or could reasonably be expected to materially adversely affect or involve, the financial, banking or capital markets generally, but for greater certainty, changes in the price of copper or cobalt shall not constitute such a condition;

(h)	(i) the Adastra Board shall have waived the application of the Shareholder Rights Plan to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction; (ii) a cease trade order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of SRP Rights or the issue of Adastra Shares upon the exercise of the SRP Rights in relation to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction; (iii) a court of competent jurisdiction shall have ordered that the SRP Rights are illegal or of no force or effect or may not be exercised in relation to the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction; or (iv) the SRP Rights and the Shareholder Rights Plan shall have otherwise become or been held unexercisable or unenforceable in relation to the Adastra Shares with respect to the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction;

        The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. Subject to the provisions of the support agreement between the Offeror and Adastra dated April 11, 2006 (the “Support Agreement”), the Offeror may waive any of the foregoing conditions in whole or in part at any time and from time to time prior to the Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time prior to the Expiry Time.

8

        Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Toronto. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary, if required by law, as soon as practicable thereafter to notify Shareholders in the manner set forth in Section 11 of the Offer to Purchase and shall provide a copy of such notice to the TSX and AIM. Any notice of waiver will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto. In the event of any waiver, all Adastra Shares deposited previously and not taken up or withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Adastra Shares deposited under the Offer and (i) the Depositary will promptly return all certificates for deposited Adastra Shares to the parties by whom they were deposited in acceptance of the Offer, and (ii) CREST Depository will credit the original balances of Shareholders who deposited Shares in the form of CDIs. See Section 9 of the Offer to Purchase, “Return of Deposited Adastra Shares”.”

4.     Time and Manner for Acceptance

        Adastra Shares may be deposited to the Offer in accordance with the provisions of Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”.

5.     Recent Developments

        On March 30, 2006, Adastra’s legal counsel contacted legal counsel to the Offeror in order to request that certain senior officers of Adastra be put in touch with Philip Pascall, the Chief Executive Officer of the Offeror. The basis of the request was that Adastra wished to discuss the possibility of a negotiated transaction for the acquisition by the Offeror of the outstanding Adastra Shares in light of the increase to the implied value of the Offer resulting from the recent rise in the trading price of the First Quantum Shares.

        On the morning of March 31, 2006, Timothy Read, the President and Chief Executive Officer of Adastra, and Bernard Vavala, the Chairman of the Adastra Board, telephoned Mr. Pascall and Clive Newall, the President of the Offeror, to initiate discussions regarding a potential negotiated transaction. Mr. Read and Mr. Vavala advised Mr. Pascall and Mr. Newall that the Adastra Board had discussed the fact that the increased trading price of the First Quantum Shares resulted in the implied value of the Offer being in the range of values that the Adastra Board might be prepared to support. However, Mr. Read and Mr. Vavala advised that the Adastra Board was concerned that Shareholders might prefer a cash alternative in order to avoid any exposure to potential volatility in the trading price of First Quantum Shares. Mr. Pascall and Mr. Newall responded that, while the support of the Adastra Board was certainly of interest to the Offeror, the Offeror was reluctant to take any further action without a more definitive indication from Adastra regarding the terms upon which the Adastra Board might be willing to support an amended Offer. Nevertheless, it was agreed that the financial advisors to the Offeror and Adastra should have a discussion as soon as possible that day in order to determine whether there was sufficient common ground between the parties to justify pursuing discussions in respect of a negotiated transaction.

        On that basis, on the afternoon of March 31, 2006, representatives of RBC Capital Markets (“RBC”), financial advisors to the Offeror, had a telephone conversation with representatives of N M Rothschild & Sons Limited (“Rothschild”), financial advisors to Adastra, during which the possibility of a negotiated transaction between Adastra and the Offeror was further pursued. RBC requested that Rothschild provide to RBC a letter indicating the terms upon which the Adastra Board would be prepared to negotiate a supported transaction. Shortly thereafter, Rothschild provided RBC with a non-binding memorandum setting out indicative, high-level terms on which such a transaction might be possible. RBC and the Offeror spent the next several days reviewing the memorandum from Rothschild and exploring potential alternative structures for a negotiated transaction.

        Also on March 31, 2006, the Offeror released its annual information form for the year ended December 31, 2005 and, by written notice delivered to the Depositary prior to 5:00 p.m. (Toronto time), extended the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on April 18, 2006. In connection with the latter, a notice of extension was mailed to Shareholders on April 3, 2006.

9

        On April 4, 2006, at the request of RBC, senior management of the Offeror and RBC met with representatives of Rothschild, senior management of Adastra and members of the special committee of independent directors of Adastra. During the course of the meeting, which lasted for several hours, the broad financial terms of a negotiated transaction were agreed to in principle, subject to the negotiation of definitive documentation and the resolution of certain non-financial matters, including the terms upon which the directors and senior directors of Adastra would agree to tender their Adastra Shares to the Offer.

        During the period between April 4, 2006 and April 11, 2006, the legal and financial advisors to both the Offeror and Adastra negotiated the definitive Support Agreement and related documents, including letter agreements (“Letter Agreements”) governing the manner in which senior officers and directors of Adastra would deal with their Adastra Shares and Options in the period during which the Offer remained open for acceptance.

        On April 11, 2006, the Offeror and Adastra entered into the Support Agreement, pursuant to which, among other things, the Offeror agreed to increase the Offered Consideration and extend the expiry of the Offer and Adastra agreed to recommend that Shareholders accept the Offer. For a summary of the terms of the Support Agreement, refer to Section 6 of this Notice of Variation and Extension, “Support Agreement and Letter Agreements”. In connection with, and in order to induce the Offeror to enter into, the Support Agreement, the senior officers and directors of Adastra entered into Letter Agreements with the Offeror on the same day. Further details in respect of the Letter Agreements are set out in Section 6 of this Notice of Extension and Variation, “Support Agreement and Letter Agreements”.

        Also on April 11, 2006, the Offeror released its management information circular in respect of the annual general meeting of the Offeror to be held on May 9, 2006.

        As at 5:00 p.m. (Toronto time) on April 17, 2006, 22,376,015 Adastra Shares had been validly deposited to the Offer and not withdrawn.

6.     Support Agreement and Letter Agreements

        Section 10 of the Circular, “Arrangements, Agreements or Understandings” (found at page 36 of the Offer and Circular), is deleted in its entirety and replaced by the following:

        “Except as set forth below, there are (a) no arrangements or agreements made or proposed to be made between the Offeror and any of the directors or senior officers of Adastra; and (b) no contracts, arrangements or understandings, formal or informal, between the Offeror and any Shareholder with respect to the Offer. Except as set forth below, there are no contracts, arrangements or understandings, formal or informal, between the Offeror and any person or company with respect to any securities of Adastra in relation to the Offer.

        On April 11, 2006, the Offeror and Adastra entered into the Support Agreement, which sets forth, among other things, the terms and conditions upon which the Offer is to be amended by the Offeror. Also on April 11, 2006, and in order to induce the Offeror to enter into the Support Agreement, each of the following directors and senior officers of Adastra entered into a Letter Agreement with the Offeror governing their dealings with any Adastra Shares and Options they hold during the period in which the Offer remains open for acceptance: John Bentley, T. David Button, Etienne Denis, Paul MacNeill, Bernard Pryor, Timothy Read, Bernard Vavala and Patrick Walsh (collectively, the “Insider Shareholders”). Pursuant to the terms of the Letter Agreements, the Insider Shareholders agreed, if permitted to do so legally, either directly or indirectly through commercially reasonable arrangements, to enter into lock-up agreements with the Offeror, providing for the tender of their Adastra Shares (including those issuable upon the exercise of Options) to the Offer or, if not permitted to do so legally, to refrain from selling or otherwise disposing of their Adastra Shares (including those issuable upon the exercise of Options) or any interest therein at any time while the Offer remains open for acceptance (unless the Letter Agreements are terminated in accordance with their terms). Collectively, the Insider Shareholders hold 6,921,929 Adastra Shares (including those issuable upon the exercise of Options), representing 8.0% of the outstanding Adastra Shares on a fully diluted basis.

10

      Support Agreement

        The following is a summary of certain provisions of the Support Agreement. It does not purport to be complete and is qualified in its entirety by the full text of the Support Agreement filed by the Offeror (i) with the Canadian securities regulatory authorities and available at www.sedar.com and (ii) with the SEC and available at www.sec.gov.

      The Offer

        The Offeror agreed in the Support Agreement to amend the Offer by, among other things, increasing the consideration payable thereunder to, at the election of each Shareholder, (a) Cdn.$2.92 in cash for each Adastra Share, or (b) one First Quantum Share plus Cdn$0.265 in cash for every 14.76 Adastra Shares, subject in each case to pro ration. The Offeror also agreed to extend the period during which Shares may be deposited under the Offer to 11:59 p.m. (Toronto time) on April 28, 2006, subject to the Offeror’s right to extend such period from time to time. In addition, the Offeror has agreed that without the prior consent of Adastra, the Offeror will not be permitted to waive the Minimum Tender Condition or otherwise modify or vary the Offer or any of its terms or conditions in a manner that is adverse to Shareholders.

      Support of the Offer

        Adastra has represented and warranted to the Offeror in the Support Agreement that the Adastra Board, upon consultation with its financial and legal advisors and on receipt of a recommendation from its special committee of independent directors, has determined that the Offer is fair to all Shareholders and that the Offer is in the best interests of Adastra and the Shareholders. Accordingly, the Adastra Board has approved the making of a unanimous recommendation that Shareholders accept the Offer. Adastra has agreed to take all reasonable actions to support the Offer and ensure success of the Offer in accordance with the Support Agreement.

      Board Representation

        Pursuant to the terms of the Support Agreement, provided that at least a majority of the then outstanding Adastra Shares on a fully diluted basis are purchased by the Offeror, the Offeror will, promptly and in any event within 10 days of such purchase (and from time to time thereafter), be entitled to designate such number of members of the Adastra Board, and any committee thereof, as is proportionate to the percentage of the outstanding Adastra Shares owned by the Offeror, and Adastra will co-operate with the Offeror, subject to all applicable Laws, to enable the Offeror’s designees to be elected or appointed including, at the request of the Offeror, by using its reasonable best efforts to obtain the resignations of a majority of the incumbent members of the Adastra Board on the date specified by the Offeror and/or to increase the size of the Adastra Board.

      No Solicitation

        Adastra has agreed in the Support Agreement that it will not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) or agent of Adastra or any Subsidiary, (i) make, solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing non-public information, permitting any visit to any facilities or properties of Adastra or any Subsidiary, or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals or offers regarding an Acquisition Proposal (as defined below); (ii) except in respect of the transaction with Mitsubishi Corporation (the “Mitsubishi Transaction”) described in the directors’ circular of Adastra dated February 17, 2006 (but no other transaction with Mitsubishi Corporation and provided there are no material amendments to the consideration paid or assets acquired) engage in any discussions or negotiations regarding, or provide any confidential information with respect to, any Acquisition Proposal; (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to the Offeror, the approval or recommendation of the Adastra Board or any committee thereof of the Support Agreement or the Offer; (iv) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or (v) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.

11

        The Support Agreement defines an “Acquisition Proposal” as (a) any merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation or winding-up in respect of Adastra or any of its subsidiaries; (b) except in respect of the Mitsubishi Transaction, any sale or acquisition of all or a material portion of the assets of Adastra on a consolidated basis; (c) any sale or acquisition of all or a material portion of the Adastra Shares; (d) any similar business combination or transaction, of or involving Adastra or any of its Subsidiaries, other than with the Offeror; or (e) any proposal or offer to, or public announcement of an intention to do, any of the foregoing from any Person other than the Offeror.

        Adastra has also agreed in the Support Agreement to immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Person (other than the Offeror) by Adastra or any subsidiary or any of its or their representatives or agents with respect to any potential Acquisition Proposal. Adastra has agreed not to release any third party from any confidentiality agreement or standstill agreement and to request the return or destruction of all confidential information provided to any third party which, at any time since November 30, 2005, has entered into a confidentiality agreement or standstill agreement with Adastra relating to a potential Acquisition Proposal. The foregoing will not prevent the Adastra Board from considering and accepting any unsolicited bona fide written Acquisition Proposal which would, if consummated in accordance with its terms, result in a transaction that is more favourable financially to Shareholders than the Offer (a “Superior Proposal”) that might be made by any third party, provided that the remaining provisions of the Support Agreement are complied with.

        Finally, Adastra has agreed in the Support Agreement to notify the Offeror, as soon as practicable and in any event within 48 hours, of any proposal, inquiry, offer (or any amendment thereto) or request relating to or constituting a bona fide Acquisition Proposal, any request for discussions or negotiations, and/or any request for non-public information relating to Adastra or any subsidiary of which Adastra’s directors, officers, employees, representatives or agents are or became aware, or any amendments to the foregoing.

      Superior Proposals

        Pursuant to the terms of the Support Agreement, if Adastra receives a request for material non-public information from a party who proposes to Adastra a bona fide Acquisition Proposal and the Adastra Board determines that the failure to provide such party with access to information regarding Adastra would be inconsistent with the fiduciary duties of the Adastra Board, then, and only in such case, Adastra may provide such party with access to information regarding Adastra, subject to the execution of a confidentiality and standstill agreement and to providing the Offeror with a list of all information provided to such party and copies of any information provided to such party that has not been previously provided to the Offeror.

        Adastra has agreed in the Support Agreement not to accept, approve or recommend, or enter into any agreement relating to an Acquisition Proposal unless: (i) the Acquisition Proposal constitutes a Superior Proposal; (ii) Adastra has complied with its non-solicitation covenants in the Support Agreement; (iii) five business days have elapsed from the later of the date the Offeror received written notice of Adastra’s proposed determination to accept, approve, recommend or enter into any agreement relating to such Superior Proposal and the date the Offeror received notice of the Acquisition Proposal; (iv) if the Offeror has proposed to amend the terms of the Offer in accordance with the Support Agreement, the Adastra Board (after receiving advice from its financial advisors and outside legal counsel) has determined in good faith that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of the Offer by the Offeror; (v) Adastra concurrently terminates the Support Agreement pursuant to the terms of the Support Agreement; and (vi) Adastra pays to the Offeror the termination fee contemplated by the Support Agreement.

      Opportunity to Match

        Pursuant to the Support Agreement, Adastra has agreed that, during the five business day period referred to in subparagraph (iii) of the preceding paragraph, or such longer period as Adastra may approve for such purpose, the Offeror will have the opportunity, but not the obligation, to propose to amend the terms of the Offer. The Adastra Board will review any proposal by the Offeror submitted within such period to amend the terms of the Offer in order to determine, in good faith in the exercise of its fiduciary duties, whether the Offeror’s proposal to amend the Offer would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Offer. Adastra has agreed that, for the purposes of this opportunity to match, each successive material modification of any Acquisition Proposal will constitute a new Acquisition Proposal and initiate an additional five business day period.

12

        The Adastra Board has agreed in the Support Agreement to promptly reaffirm its recommendation of the Offer by press release after: (i) any Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) the Adastra Board determines that a proposed amendment to the terms of the Offer would result in the Acquisition Proposal not being a Superior Proposal, and the Offeror has so amended the terms of the Offer.

      Subsequent Acquisition Transaction

        The Support Agreement provides that if, within four months after the date of the Offer, the Offer has been accepted by holders of not less than 90% of the outstanding Adastra Shares (calculated on a fully diluted basis as at the Expiry Time), the Offeror will, to the extent legally permissible, effect a Compulsory Acquisition, under the YBCA, to acquire the remainder of the Adastra Shares from those Shareholders who have not accepted the Offer. If that statutory right of acquisition is not legally available or, in the event the Offeror takes up and pays for Adastra Shares under the Offer representing at least 66 2/3% of the outstanding Adastra Shares (calculated on a fully diluted basis as at the Expiry Time), the Offeror will acquire the remaining Adastra Shares not tendered to the Offer by way of statutory arrangement or other Subsequent Acquisition Transaction and the consideration per Adastra Share offered in connection with the Subsequent Acquisition Transaction will be at least equivalent in value to the consideration per Adastra Share offered under the Offer. All Adastra Shares held by U.K. Shareholders that are not acquired pursuant to the Offer will be acquired in a Compulsory Acquisition or Subsequent Acquisition Transaction whether or not such U.K. Shareholders are Qualified Investors.

      Termination of the Support Agreement

        The Support Agreement may be terminated at any time prior to the time that designees of the Offeror represent a majority of the Adastra Board: (a) by mutual written consent of the Offeror and Adastra; (b) by the Offeror, if any condition to amending the Offer for the Offeror’s benefit is not satisfied or waived by April 18, 2006 other than as a result of the Offeror’s default under the Support Agreement; (c) by the Offeror, if the Minimum Tender Condition or any other condition of the Offer is not satisfied at the Expiry Time and the Offeror has not elected to waive such condition; (d) by Adastra, if the Offeror does not take up and pay for the Adastra Shares deposited under the Offer by May 11, 2006, or, if the foregoing condition has been satisfied but the Expiry Time has not occurred, by the date that is 30 days from the date that the foregoing condition has been met; (e) by either Adastra or the Offeror, if the other party is in default of a material covenant or obligation under the Support Agreement or if any representation or warranty of the other party under the Support Agreement was, as at April 11, 2006, or has since become, untrue or incorrect in any material respect and such default or inaccuracy is not curable or, if curable, is not cured by the Expiry Time; (f) by the Offeror, if: (i) the Adastra Board or any committee thereof withdraws, modifies, changes or qualifies its approval or recommendation of the Support Agreement or the Offer in any manner adverse to the Offeror; (ii) the Adastra Board or any committee thereof recommends or approves an Acquisition Proposal; or (iii) the Adastra Board does not reaffirm its recommendation in favour of the Offer in a press release or directors’ circular within two business days, and in any event prior to the Expiry Time, after the public announcement of an Acquisition Proposal and a written request by the Offeror for Adastra to do so; or (g) by Adastra, if Adastra proposes to enter into a definitive agreement with respect to a Superior Proposal, provided that Adastra has not breached any of its covenants, agreements or obligations in the Support Agreement.

      Termination Fee

        Adastra will be obligated to pay a termination fee to the Offeror in an amount to be determined as specified below if the Support Agreement is terminated in any of the following circumstances:

(a)	if the Support Agreement is terminated:

(i)	by the Offeror as a result of the Adastra Board or any committee thereof recommending or approving an Acquisition Proposal;

(ii)	by the Offeror as a result of the Adastra Board not reaffirming its recommendation in favour of the Offer in a press release or directors’ circular within two business days, and in any event prior to the Expiry Time, after the public announcement of an Acquisition Proposal and a written request by the Offeror for Adastra to do so; or

13

(iii)	by Adastra in circumstances where Adastra proposes to enter into a definitive agreement with respect to a Superior Proposal;

the Offeror will be entitled to a termination fee of Cdn.$4.8 million, payable by 12:00 p.m. (Toronto time) on the first business day following the consummation of the Superior Proposal; or

(b)	if the Support Agreement is terminated by the Offeror as a result of the Adastra Board or any committee thereof withdrawing, modifying, changing or qualifying its approval or recommendation of the Support Agreement or the Offer in any manner adverse to the Offeror and:

(i)	the volume-weighted average trading price of the First Quantum Shares on the TSX over the seven trading day period immediately preceding the date of such withdrawal, modification, change or qualification, divided by 17.5 plus Cdn.$0.475 (the “See-Through Value”) is greater than Cdn.$2.895; and

(ii)	there has been no Material Adverse Effect in respect of the Offeror;

the Offeror will be entitled to a termination fee, payable within 90 days of the date of termination, the amount of which will be determined on a sliding scale, ranging from Cdn.$2.4 million, where the See-Through Value is equal to Cdn.$2.90, to Cdn.$4.8 million, where the See-Through Value is equal to or greater than Cdn.$2.95;

provided, in each case, that the Offeror is not in material default in the performance of its obligations under the Support Agreement on the date that the Support Agreement is terminated.

      Representations and Warranties

        The Support Agreement contains a number of customary representations and warranties of the Offeror and Adastra relating to, among other things: organization; capitalization; the corporate authorization and enforceability of, and board approval of, the Support Agreement and the Offer; and the absence of any Material Adverse Effect and certain other changes or events since the date of the respective parties’ most recently filed financial statements. The representations and warranties of Adastra also address various matters relating to the business, operations and properties of Adastra and its subsidiaries, including: absence of litigation or other actions which if determined adversely would reasonably be expected to have a Material Adverse Effect; employee severance payments upon a change of control; and accuracy of reports required to be filed with applicable securities regulatory authorities. In addition, the Offeror has represented that it has made adequate arrangements to ensure that the required funds are available to effect payment in full of the cash consideration for all of the Adastra Shares acquired pursuant to the Offer.

      Conduct of Business

        The Offeror and Adastra have each covenanted and agreed in the Support Agreement that, prior to the earlier of (i) the time that designees of the Offeror represent a majority of the Adastra Board and (ii) the termination of the Support Agreement, except with the prior written consent of the other party or as expressly contemplated or permitted by the Support Agreement, each party will, and will cause each of its subsidiaries to, conduct its and their respective businesses in the ordinary course consistent with past practice in all material respects and to use reasonable best efforts to preserve intact its present business organization and goodwill, to preserve intact their respective real property interests, mining leases, mining concessions, mining claims, exploration permits or other property, mineral or proprietary interests or rights in good standing, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, employees and others having business relationships with them. Each of the Offeror and Adastra has also agreed that it will not, and will cause each of its Subsidiaries not to, take certain actions specified in the Support Agreement.

        Each of the Offeror and Adastra has also agreed in the Support Agreement to notify the other party of (a) the occurrence, or failure to occur, of any event which occurrence or failure would cause or may cause any of the representations or warranties of such party contained in the Support Agreement to be untrue or inaccurate in any material respect at any time up to the time that designees of the Offeror represent a majority of the Adastra Board; and (b) any failure of such party, or any officer, director, employee, representative or agent of such party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Support Agreement.

14

      Other Covenants

        Each of Adastra and the Offeror has agreed in the Support Agreement to a number of mutual covenants, including to co-operate, where appropriate, and use all reasonable efforts to take all action and do all things necessary, proper or advisable: (a) to consummate and make effective as promptly as is practicable the transactions contemplated by the Offer and the Support Agreement; and (b) to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including filings under applicable Laws and submissions of information requested by governmental authorities.

      Officers’ and Directors’ Insurance and Indemnification

        The Offeror has agreed in the Support Agreement that for a period of not less than six years from the date on which designees of the Offeror represent a majority of the Adastra Board, the Offeror will cause Adastra (or its successor) to maintain Adastra’s and its Subsidiaries’ current directors’ and officers’ insurance policies (or substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before such date. After the date on which designees of the Offeror represent a majority of the Adastra Board, the Offeror will cause Adastra to indemnify the directors and officers of Adastra and its Subsidiaries during all periods prior to such date to the fullest extent to which Adastra and the Subsidiaries are permitted to indemnify such officers and directors under their respective articles, by-laws, applicable Law and contracts of indemnity.

      Outstanding Stock Options

        Adastra has agreed in the Support Agreement to use its commercially reasonable efforts to encourage all holders of Options to conditionally exercise or terminate such Options and all holders of Warrants to exercise such Warrants and to tender the Adastra Shares to be issued as a result of such conditional exercise or termination of Options or exercise of Warrants to the Offer.”

7.     Other Changes to the Offer and Circular

      Definitions

        The following definitions are added to the “Definitions” section of the Offer and Circular (found at pages 1-5 of the Offer and Circular):

        “Acquisition Proposal” has the meaning ascribed thereto in Section 10 of the Circular, “Arrangements, Agreements or Understandings – Support Agreement”.

        “fully diluted basis” means, with respect to the number of outstanding Adastra Shares, such number of outstanding Adastra Shares calculated on the assumption that all Options, Warrants and other rights to acquire Adastra Shares (excluding the IFI Rights) are exercised in full.

        “IFI Rights” means the rights granted to the International Finance Corporation and the Industrial Development Corporation of South Africa Limited to convert their shareholdings in Kingamyambo Musonoi Tailings S.A.R.L. into Adastra Shares upon the acquisition by one or more persons of more than 50% of the Adastra Shares, as described in Adastra’s directors’ circular dated February 17, 2006.

        “Insider Shareholders” means the following directors and senior officers of Adastra: John Bentley, T. David Button, Etienne Denis, Paul MacNeill, Bernard Pryor, Timothy Read, Bernard Vavala and Patrick Walsh.

        “Letter Agreements” means the letter agreements dated April 11, 2006 between the Offeror and each of the Insider Shareholders.

        “Material Adverse Effect” when used in connection with a party, means any effect that is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations of that party or its subsidiaries taken as a whole, other than any effect:

(a)	relating to the economic, political conditions or securities markets in general in Canada, the United Kingdom or the DRC;

15

(b)	affecting the mining industry in general;

(c)	relating to a change in the market trading price of shares of that party, either:

(i)	related to the Support Agreement and the Offer or the announcement thereof;

(ii)	related to such a change in the market trading price primarily resulting from a change, effect, event or occurrence excluded from this definition of Material Adverse Effect; or

(iii)	relating to any generally applicable change in applicable Laws or regulations (other than orders, judgments or decrees against that party, any of its subsidiaries or any of its material joint ventures) or in Canadian GAAP;

provided, however, that such effect does not primarily relate only to (or have the effect of primarily relating only to) that party and its subsidiaries, taken as a whole, or disproportionately adversely affect that party and its subsidiaries taken as a whole, compared to other companies of similar size operating in the industry in which that party and its subsidiaries operate.

        “See-Through Value” has the meaning ascribed thereto in Section 10 of the Circular, “Arrangements, Agreements or Understandings – Support Agreement”.

        “Superior Proposal” has the meaning ascribed thereto in Section 10 of the Circular, “Arrangements, Agreements or Understandings – Support Agreement”.

        “Support Agreement” means the support agreement between the Offeror and Adastra dated April 11, 2006, as the same may be amended or supplemented from time to time.

        The following definitions in the “Definitions” section of the Offer and Circular (found at pages 1-5 of the Offer and Circular) are deleted in their entirety and replaced by the following:

        “Canadian GAAP” means Canadian generally accepted accounting principles or interpretations thereof.

      “Current Market Price” means Cdn.$39.11.

      “Governmental Entity” means:

(a)	any supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing;

(b)	any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and

(c)	any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

        “Laws” means any applicable laws including, without limitation, supranational, national, provincial, state, municipal and local civil, commercial, banking, securities, tax, personal and real property, security, environmental, water, energy, investment, property ownership, land use and zoning, sanitary, occupational health and safety laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Entity.

        “Minimum Tender Condition” means the condition to the Offer that there shall have been validly deposited under the Offer and not withdrawn at the Expiry Time such number of Adastra Shares which, excluding any Adastra Shares directly or indirectly owned by the Offeror, constitutes at least 50.1% of the Adastra Shares outstanding (calculated on a fully diluted basis).

16

        “Person” means an individual, general partnership, limited partnership, corporation, company, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

      “Subsidiaries” means:

(a)	with respect to Adastra: Congolese Zinc Investments Ltd., Kolwezi Holdings Ltd., Kolwezi Investment Ltd., Adastra Offshore Ltd., Congo Mineral Developments Limited, IDAS Resources N.V., Kingamyambo Musonoi Tailings S.A.R.L., Roan Prospecting and Mining SPRL, ZamGold Ltd., Catapult Holdings Ltd., Zamgold Zambia Limited and Zincongo Limited; or

(b)	with respect to any other specified body corporate: any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a Subsidiary.

      Take up of and Payment for Deposited Adastra Shares

        Section 3 of the Offer to Purchase, “Take up of and Payment for Deposited Adastra Shares” (found at page 14 of the Offer and Circular), is amended by adding the following to the end of the first paragraph:

        “Under the Support Agreement the Offeror has agreed that, provided that all of the conditions to the Offer have been satisfied or waived, the Offeror shall take up and pay for all of the Adastra Shares deposited under the Offer as soon as reasonably practicable and in any event no later than two Business Days following the time at which it becomes entitled to take up such Adastra Shares pursuant to applicable Laws.”

      Information Concerning Adastra

        The second paragraph of the preamble to the Circular (found at page 22 of the Offer and Circular) is deleted in its entirety and replaced by the following:

        “Except as otherwise indicated, the information concerning Adastra contained in the Offer to Purchase and this Circular has been taken from or is based upon publicly available documents and records of Adastra on file with Canadian securities regulatory authorities and other public sources. Although the Offeror has no knowledge which would indicate that any of the statements contained herein and taken from or based on such information is untrue or incomplete, the Offeror does not assume any responsibility for the accuracy or completeness of such information, or for any failure by Adastra to disclose publicly events or facts which may have occurred and which are unknown to the Offeror and may affect the significance or accuracy of any such information. Unless otherwise indicated, information concerning Adastra is given as at January 31, 2006.”

      Authorized and Outstanding Capital

        Section 2 of the Circular, “Adastra” (found at pages 25-27 of the Offer and Circular), is amended by deleting the first paragraph of “– Authorized and Outstanding Share Capital” in its entirety and replacing it with the following:

        “Adastra’s authorized capital consists of an unlimited number of Adastra Shares. According to Adastra, as at April 11, 2006 Adastra had 77,397,831 Adastra Shares issued and outstanding. In addition, according to Adastra, Adastra had 7,126,209 Options and 1,711,292 Warrants issued and outstanding as at that date and would be required to issue a further 2,358 Warrants were the 46,000 Options existing at February 12, 2003 and still outstanding to be exercised.”

      Acquisition of Shares Not Deposited

        Section 5 of the Circular, “Acquisition of Shares Not Deposited” (found at pages 33-35 of the Offer and Circular), is supplemented as follows:

        Under the Support Agreement, the Offeror has agreed that all Shares held by Shareholders resident in the United Kingdom and not acquired pursuant to the Offer shall be acquired in a Compulsory Acquisition or Subsequent Acquisition Transaction whether or not the Shareholders are Qualified Investors.

17

      Source of Offered Consideration

        Section 6 of the Circular, “Source of Offered Consideration” (found at page 35 of the Offer and Circular) and Section 9 of the notice of variation and extension dated March 21, 2006, “Source of Offered Consideration” (found at page 9 of the notice of variation and extension dated March 21, 2006), are deleted in their entirety and replaced with the following:

        “According to Adastra, as at April 11, 2006 Adastra had 77,397,831 Adastra Shares issued and outstanding. In addition, according to Adastra, Adastra had 7,126,209 Options and 1,711,292 Warrants issued and outstanding as at that date and would be required to issue a further 2,358 Warrants were the 46,000 Options existing at February 12, 2003 and still outstanding to be exercised. Assuming all such Options and Warrants issued and outstanding are exercised, Adastra would have to issue 8,839,859 Adastra Shares, resulting in 86,237,690 Adastra Shares being issued and outstanding on a fully diluted basis. First Quantum will issue First Quantum Shares to Shareholders who elect the Share Alternative under the Offer. If all holders of Options and Warrants issued and outstanding as at April 11, 2006 exercise such Options and Warrants in accordance with their terms and the Offeror acquires all of the Adastra Shares outstanding on a fully diluted basis pursuant to the Offer, the total number of First Quantum Shares required for the purchase of such Adastra Shares will be approximately 4.9 million. Fractional First Quantum Shares will not be issued. Cash shall be paid to Shareholders by First Quantum in lieu of any fractional First Quantum Share payable to a Shareholder under the Offer. The Maximum Cash Consideration payable pursuant to the Offer (including in respect of the Cdn.$0.265 in cash for every 14.76 Adastra Shares paid to Shareholders who elect the Share Alternative) is approximately Cdn.$41.0 million. First Quantum intends to pay such cash component of the purchase price for Adastra Shares acquired under the Offer, as well as any cash payable in lieu of fractional First Quantum Shares, with cash on hand and available balances in its bank accounts. As at December 31, 2005, First Quantum had cash on hand and balances in its bank accounts of approximately $74.3 million.”

      Acceptance of the Offer

        Section 11 of the Circular, “Acceptance of the Offer” (found at page 37 of the Offer and Circular), is deleted in its entirety and replaced with the following:

        “Except as set forth below, the Offeror has no knowledge as to whether any Shareholder will accept the Offer.

        On April 11, 2006, in connection with, and in order to induce the Offeror to enter into, the Support Agreement, the Insider Shareholders entered into Letter Agreements with the Offeror governing their dealings with any Adastra Shares and Options they hold during the period in which the Offer remains open for acceptance. Pursuant to the terms of the Letter Agreements, the Insider Shareholders agreed, if permitted to do so legally, directly or indirectly through commercially reasonable arrangements, to enter into lock-up agreements with the Offeror on or prior to April 18, 2006, providing for the tender of their Adastra Shares (including those issuable upon the exercise of Options) to the Offer or, if not permitted to do so legally, to refrain from selling or otherwise disposing of their Adastra Shares (including those issuable upon the exercise of Options) or any interest therein at any time while the Offer remains open for acceptance (unless the Letter Agreements are terminated in accordance with their terms). Collectively, the Insider Shareholders hold 6,921,929 Adastra Shares (including those issuable upon the exercise of Options), representing 8.0% of the outstanding Adastra Shares on a fully diluted basis.”

8.     Withdrawal of Deposited Shares

        Shareholders have the right to withdraw Adastra Shares deposited pursuant to the Offer under the circumstances and in the manner described in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”.

9.     Take Up of and Payment for Deposited Adastra Shares

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is further extended or varied, the terms and conditions of any such extension or variation), the Offeror will take up and pay for all Adastra Shares validly deposited under the Offer (and not withdrawn prior to the Expiry Time pursuant to Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”), as soon as reasonably possible and in any event no later than 4:00 p.m. (Toronto time) on the second business day following (i) the Expiry Time, or (ii) such other time at which it becomes entitled to take up Adastra Shares under the Offer pursuant to applicable law. See Section 3 of the Offer to Purchase, “Take Up of and Payment for Deposited Adastra Shares”.

18

10.   Amendments to the Offer

        The Offer and Circular, the Letters of Transmittal and the Notice of Guaranteed Delivery shall be read as amended in order to give effect to the specified amendments set forth in this Notice of Variation and Extension.

11.   Offerees’ Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of Adastra with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such Shareholders. However, such rights must be exercised within the time limit prescribed by the securities legislation of the Shareholder’s province or territory. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

12.   Documents Filed With the SEC

        The Offeror has filed with the SEC (i) a registration statement on Form F-80 under the U.S. Securities Act, as amended, which covers the First Quantum Shares to be issued pursuant to the Offer, (ii) a tender offer statement on Schedule 14D-1F, as amended and (iii) Form F-X to appoint an agent for service of process and provide required undertakings. The Offer and Circular do not contain all of the information set forth in the registration and tender offer statements. Reference is made to those documents and the exhibits thereto for further information.

        In addition to the documents listed in Section 24 of the Original Circular, “Documents Filed with the SEC”, in Section 15 of the notice of variation and extension dated March 21, 2006, “Documents Filed with the SEC” and in Section 8 of the notice of extension dated April 3, 2006, “Documents Filed with the SEC”, the following exhibits have been filed with the SEC as part of the Registration Statement on Form F-80, as amended:

1.	the management information circular of the Offeror dated April 11, 2006;

2.	the Support Agreement; and

3.	the Letter Agreements.

13.   Directors’ Approval

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to the Shareholders has been authorized, by the First Quantum Board.

19

APPROVAL AND CERTIFICATE

DATED: April 18, 2006

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to Shareholders has been authorized, by the First Quantum Board.

        The foregoing, together with the Offer and Circular dated February 2, 2006, the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006 and the notice of extension dated April 3, 2006, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing, together with the Offer and Circular dated February 2, 2006, the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006 and the notice of extension dated April 3, 2006, does not contain any misrepresentation likely to affect the value or the market price of the Adastra Shares which are the subject of the Offer.

(Signed) PHILIP K.R. PASCALL Chairman and Chief Executive Officer	(Signed) MARTIN R. ROWLEY Chief Financial Officer
On behalf of the Board of Directors
(Signed) PETER ST. GEORGE Director	(Signed) RUPERT PENNANT-REA Director

20

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier
P.O. Box 7021	100 University Avenue
31 Adelaide Street E	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal 650 de Maisonneuve Blvd West Suite 700 Montreal, QC H3A 3S8	Vancouver 510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9	Calgary Western Gas Tower Suite 600, 530 8th Avenue S.W. Calgary, AB T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada 200 Bay Street, 4th Floor Royal Bank Plaza, South Tower Toronto, Ontario M5J 2W7 Canada Telephone: (416) 842-7675 Toll Free: 1-866-246-3902	In the United States Two Embarcadero Center Suite 1200 San Francisco, California 94111 U.S.A. Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor
New York, NY 10022
U.S.A.

Shareholders Call Toll Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

This document is important and requires your immediate attention. If you have any questions as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor. If you are a resident of the United Kingdom and you have any doubt about the Offer or what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized under the United Kingdom Financial Services and Markets Act 2000. No securities regulatory authority in Canada, the United States or the United Kingdom has expressed an opinion about, or passed upon the fairness or merits of, the offer contained in this document, the securities offered pursuant to such offer or the adequacy of the information contained in this document and it is an offence to claim otherwise. In particular, this document does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom. Accordingly, this document has not been, and will not be, reviewed or approved by the Financial Services Authority or by the London Stock Exchange plc.

April 3, 2006

NOTICE OF EXTENSION

by

FIRST QUANTUM MINERALS LTD.

of its

OFFER TO PURCHASE

all of the outstanding common shares of

ADASTRA MINERALS INC.

on the basis of, at the election of each holder,
(a) Cdn.$2.65 in cash per common share of Adastra Minerals Inc. (the “Cash Alternative”); or
(b) one common share of First Quantum Minerals Ltd. for every 14.76 common shares of
Adastra Minerals Inc. (the “Share Alternative”)
subject, in each case, to pro ration as set out in the notice of extension and variation dated March 21, 2006

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON APRIL 18, 2006 UNLESS FURTHER EXTENDED OR WITHDRAWN.

First Quantum Minerals Inc. (“First Quantum” or the “Offeror”) hereby gives notice that it has extended its offer dated February 2, 2006, as previously varied and extended by the notice of variation and extension dated March 10, 2006 and the notice of variation and extension dated March 21, 2006 (collectively, the “Original Offer”) to purchase all of the outstanding common shares of Adastra Minerals Inc. (“Adastra”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan of Adastra (together, the “Adastra Shares”), in order to extend the Original Offer to 5:00 p.m. (Toronto time) on April 18, 2006.

The Dealer Manager for the Offer is:

RBC Capital Markets

In Canada	In the United States
RBC Dominion Securities Inc.	RBC Capital Markets Corporation

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        This Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular and this Notice of Extension in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Shareholders should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been derived from publicly available financial statements which have been prepared in accordance with Canadian generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that First Quantum is incorporated under the laws of Canada, that some or all of its officers and directors may reside outside the United States, that the Canadian Dealer Manager for the Offer and some or all of the experts named in the Offer and Circular may reside outside the United States, and that a substantial portion of the assets of First Quantum and said persons are located outside the United States.

        THE FIRST QUANTUM SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

        Prospective investors should be aware that acquisition of First Quantum Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in the Offer and Circular.

        The Offer does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state in the United States in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor is this document being mailed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any state in the United States in which the making or acceptance of the Offer would not be in compliance with the laws of such state. The Offeror may, in its sole discretion, take such action as it may deem desirable to extend the Offer to Shareholders in any such state. Notwithstanding the foregoing, the Offeror may elect not to complete such action in any given instance. Accordingly, the Offeror cannot at this time assure holders of Adastra Shares that otherwise valid tenders can or will be accepted from holders resident in all states in the United States.

        Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the Adastra Shares, or of related securities, or of the First Quantum Shares, or of related securities, during the period of the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

        The Offer and Circular and this Notice of Extension, and certain of the information incorporated by reference into the Offer and Circular and this Notice of Extension, have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserves,” “probable reserves,” “proven reserves,” “inferred resources,” “indicated resources,” “measured resources” and “mineral resources” used or incorporated by reference in the Offer and Circular are, unless otherwise stated, Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves (“CIM”). CIM standards differ significantly from standards in the United States. While the terms “mineral resource,” “measured resources,” “indicated resources,” and “inferred resources” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States. As such, information regarding mineralization and resources contained or incorporated by reference in the Offer and Circular may not be comparable to similar information made public by United States companies.

2

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        No action has been or is intended to be taken by First Quantum, by Numis Securities Limited or by RBC Capital Markets and its affiliated entities that would permit a public offer of First Quantum Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the “FSA”)) before such an offer is made.

        Accordingly, as regards Shareholders resident in, or who have received the Offer in, the United Kingdom (“U.K. Shareholders”), the Offer is only being made to or directed at, and deposits of Adastra Shares will only be accepted from, a U.K. Shareholder who: (a) is, and is able to establish to the satisfaction of the Offeror that it is: (i) a qualified investor acting as principal; (ii) a qualified investor which operates in the financial markets acting on behalf of a person, not being a qualified investor, on a discretionary basis concerning the acceptance of offers on that person’s behalf; or (iii) acting on behalf, and on the instructions, of a qualified investor (in which case the Offer is made to or directed at that qualified investor); or (b) is a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made. A “qualified investor” is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) a person entered on the register of qualified investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified person. Accordingly, any U.K. Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in the Offer and Circular. Shareholders who have received the Offer in the United Kingdom should consult with their legal advisors to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by U.K. Shareholders are set out in the Offer and Circular.

        The content of this document, which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else, and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document. Numis Securities Limited is authorized by the FSA and its FSA registration number is 2285918.

_________________

        This Notice of Extension should be read in conjunction with the Original Offer and the circular that accompanied the offer dated February 2, 2006 (the “Original Circular” and, together with the Original Offer, the “Offer and Circular”). Except as otherwise set forth herein, the terms and conditions previously set forth in the Offer and Circular and in the letters of transmittal (the “Revised Letters of Transmittal”) and notice of guaranteed delivery (the “Revised Notice of Guaranteed Delivery”) that accompanied the notice of variation and extension dated March 21, 2006 and the letters of transmittal (the “Original Letters of Transmittal”) and the notice of guaranteed delivery (the “Original Notice of Guaranteed Delivery”) that accompanied the offer dated February 2, 2006 continue to be applicable in all respects. All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006 and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

3

        Holders of Adastra Shares (“Shareholders”) who (i) have validly deposited and not withdrawn their Adastra Shares using the appropriate Original Letter of Transmittal and, if applicable, an Original Notice of Guaranteed Delivery and (ii) wish to elect the Share Alternative need take no further action to accept the Offer. Shareholders who (i) have validly deposited and not withdrawn their Adastra Shares using the appropriate Original Letter of Transmittal and, if applicable, an Original Notice of Guaranteed Delivery and (ii) wish to elect the Cash Alternative must withdraw their Adastra Shares by following the procedures set forth in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares” and redeposit their Adastra Shares following the procedures set out below and in Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”. Shareholders who wish to accept the Offer must properly complete and duly execute the appropriate Revised Letter of Transmittal (printed on purple paper in the case of all Shareholders other than Eligible U.K. Shareholders and on orange paper in the case of Eligible U.K. Shareholders) that accompanied the notice of variation and extension dated March 21, 2006 or a manually signed facsimile thereof and deposit it, together with the certificates representing their Adastra Shares and any required evidence confirming that the Shareholder purporting to accept the Offer is eligible to do so, at one of the offices of the Depositary in accordance with the instructions in the applicable Revised Letter of Transmittal. Any Shareholder holding Adastra Shares in the form of CREST Depository Interests must additionally arrange for the appropriate electronic acceptance instructions to be sent to CREST Depository Limited. Alternatively, certain Shareholders may follow the procedure for guaranteed delivery set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”, by using the Revised Notice of Guaranteed Delivery (printed on pink paper) that accompanied the notice of variation and extension dated March 21, 2006 or a manually signed facsimile thereof. Persons whose Adastra Shares are registered in the name of a dealer, broker, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

        Questions and requests for assistance may be directed to RBC Dominion Securities Inc. in Canada, to RBC Capital Markets Corporation in the United States (the “Dealer Manager”), to Innisfree M&A Incorporated (the “Information Agent”) or to Computershare Investor Services Inc. (the “Depositary”). Additional copies of this Notice of Extension, the notice of variation and extension dated March 10, 2006, the notice of variation and extension dated March 21, 2006, the Offer and Circular, the Letters of Acceptance and Transmittal, and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager or the Depositary at their respective offices shown on the last page of this Notice of Extension.

        No person has been authorized to give any information or make any representation other than those contained in the Offer and Circular, the Letters of Acceptance and Transmittal and this Notice of Extension and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

        The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this Notice of Extension. Any representation to the contrary is unlawful.

        This Notice of Extension does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

EXCHANGE RATE INFORMATION

        All references to “dollars” or “$” in this document refer to United States dollars, unless otherwise indicated. The following table sets forth the exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated, the average of such exchange rates, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

	Year Ended December 31

	2005	2004	2003	2002	2001

Rate at end of period	1.1659	1.2036	1.2924	1.5796	1.5926
Average rate for period	1.2116	1.3015	1.4015	1.5704	1.5484

        On March 31, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$1.1671.

4

NOTICE OF EXTENSION

April 3, 2006

TO: THE HOLDERS OF ADASTRA SHARES

        This Notice of Extension amends and supplements the Offer and Circular and the Letters of Transmittal and Notice of Guaranteed Delivery, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained therein, all of the outstanding Adastra Shares, which includes the associated SRP Rights.

        Except as otherwise set forth in this Notice of Extension, the terms and conditions previously set forth in the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects and this Notice of Extension should be read in conjunction with the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery. Unless the context requires otherwise, terms not defined herein have the meanings set forth in the Offer and Circular and the Letters of Transmittal and Notice of Guaranteed Delivery.

        All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006, the notice of extension and variation dated March 21, 2006 and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

1.    Extension of the Offer

        By notice to the Depositary given on March 31, 2006 and a news release subsequently issued by the Offeror, the Offeror extended the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on April 18, 2006, unless the Offeror further extends the period during which the Offer is open for acceptance pursuant to Section 6 of the Offer to Purchase, “Extensions, Variations and Changes to the Offer”. Accordingly, the definitions of “Expiry Date” and “Expiry Time” in the Offer and Circular are deleted in their entirety and replaced by the following:

        “Expiry Date” means April 18, 2006 or such later date as is set out in a notice of variation and extension of the Offer issued at any time and from time to time extending the period during which Adastra Shares may be deposited to the Offer, provided that, if such day is not a business day, then the Expiry Date shall be the next business day.

        “Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date.

2.    Recent Developments

        As at 5:00 p.m. (Toronto time) on March 31, 2006, 21,221,406 Adastra Shares had been validly deposited to the Offer and not withdrawn.

        In light of the revised Expiry Time of 5:00 p.m. (Toronto time) on April 18, 2006, it is unlikely that Shareholders will be eligible to receive, in respect of any First Quantum Shares that may be received by them pursuant to the Offer, the dividend announced by First Quantum on March 13, 2006 of Cdn.$0.265 per First Quantum Share, which will be paid on May 10, 2006 only to First Quantum shareholders of record as of April 19, 2006.

3.    Time and Manner for Acceptance

        Adastra Shares may be deposited to the Offer in accordance with the provisions of Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”.

4.    Withdrawal of Deposited Shares

        Shareholders have the right to withdraw Adastra Shares deposited pursuant to the Offer under the circumstances and in the manner described in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”.

5

5.    Take Up of and Payment for Deposited Adastra Shares

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is further extended or varied, the terms and conditions of any such extension or variation), the Offeror will take up Adastra Shares validly deposited under the Offer (and not withdrawn prior to the Expiry Time pursuant to Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”), promptly following the Expiry Time and, after such take up, will promptly pay for the Adastra Shares taken up pursuant to applicable law. See Section 3 of the Offer to Purchase, “Take Up of and Payment for Deposited Adastra Shares”.

6.    Amendments to the Offer

        The Offer and Circular, the Original Letters of Transmittal and the Original Notice of Guaranteed Delivery shall be read as amended in order to give effect to the specified amendments set forth in this Notice of Extension.

7.    Offerees’ Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of Adastra with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such Shareholders. However, such rights must be exercised within the time limit prescribed by the securities legislation of the Shareholder’s province or territory. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

8.    Documents Filed With the SEC

        The Offeror has filed with the SEC (i) a registration statement on Form F-80 under the U.S. Securities Act, as amended, which covers the First Quantum Shares to be issued pursuant to the Offer, (ii) a tender offer statement on Schedule 14D-1F, as amended and (iii) Form F-X to appoint an agent for service of process and provide required undertakings. The Offer and Circular do not contain all of the information set forth in the registration and tender offer statements. Reference is made to those documents and the exhibits thereto for further information.

        In addition to the documents listed in Section 24 of the Original Circular, “Documents Filed with the SEC”, and in Section 15 of the notice of variation and extension dated March 21, 2006, “Documents Filed with the SEC”, the following exhibit has been filed with the SEC as part of the Registration Statement on Form F-80, as amended:

    1.        The annual information form of First Quantum dated March 31, 2006 for the year ended December 31, 2005.

9.    Directors’ Approval

        The contents of this Notice of Extension have been approved, and the sending thereof to the Shareholders has been authorized, by the First Quantum Board.

6

APPROVAL AND CERTIFICATE

DATED: April 3, 2006

        The contents of this Notice of Extension have been approved, and the sending thereof to Shareholders has been authorized, by the First Quantum Board.

        The foregoing, together with the Offer and Circular dated February 2, 2006, the notice of variation and extension dated March 10, 2006 and the notice of variation and extension dated March 21, 2006, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing, together with the Offer and Circular dated February 2, 2006, the notice of variation and extension dated March 10, 2006 and the notice of variation and extension dated March 21, 2006, does not contain any misrepresentation likely to affect the value or the market price of the Adastra Shares which are the subject of the Offer.

(Signed) PHILIP K.R. PASCALL	(Signed) MARTIN R. ROWLEY
Chairman and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) PETER ST. GEORGE	(Signed) RUPERT PENNANT-REA
Director	Director

7

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier

P.O. Box 7021	100 University Avenue
31 Adelaide Street E	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal	Vancouver	Calgary

650 de Maisonneuve Blvd West	510 Burrard Street	Western Gas Tower
Suite 700	2nd Floor	Suite 600, 530 8th Avenue S.W.
Montreal, QC H3A 3S8	Vancouver, BC V6C 3B9	Calgary, AB T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

200 Bay Street, 4th Floor	Two Embarcadero Center
Royal Bank Plaza, South Tower	Suite 1200
Toronto, Ontario M5J 2W7	San Francisco, California 94111
Canada	U.S.A.
Telephone: (416) 842-7675	Toll Free: 1-866-246-3902
Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor
New York, NY 10022
U.S.A.

Shareholders Call Toll Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        This Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular and this Notice of Variation and Extension in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Shareholders should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been derived from publicly available financial statements which have been prepared in accordance with Canadian generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that First Quantum is incorporated under the laws of Canada, that some or all of its officers and directors may reside outside the United States, that the Canadian Dealer Manager for the Offer and some or all of the experts named in the Offer and Circular may reside outside the United States, and that a substantial portion of the assets of First Quantum and said persons are located outside the United States.

        THE FIRST QUANTUM SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Prospective investors should be aware that acquisition of First Quantum Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in the Offer and Circular.

        The Offer does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state in the United States in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor is this document being mailed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any state in the United States in which the making or acceptance of the Offer would not be in compliance with the laws of such state. The Offeror may, in its sole discretion, take such action as it may deem desirable to extend the Offer to Shareholders in any such state. Notwithstanding the foregoing, the Offeror may elect not to complete such action in any given instance. Accordingly, the Offeror cannot at this time assure holders of Adastra Shares that otherwise valid tenders can or will be accepted from holders resident in all states in the United States.

        Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the Adastra Shares, or of related securities, or of the First Quantum Shares, or of related securities, during the period of the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

        The Offer and Circular and this Notice of Variation and Extension, and certain of the information incorporated by reference into the Offer and Circular and this Notice of Variation and Extension, have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserves,” “probable reserves,” “proven reserves,” “inferred resources,” “indicated resources,” “measured resources” and “mineral resources” used or incorporated by reference in the Offer and Circular are, unless otherwise stated, Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves (“CIM”). CIM standards differ significantly from standards in the United States. While the terms “mineral resource,” “measured resources,” “indicated resources,” and “inferred resources” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States. As such, information regarding mineralization and resources contained or incorporated by reference in the Offer and Circular may not be comparable to similar information made public by United States companies.

2

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        No action has been or is intended to be taken by First Quantum, by Numis Securities Limited or by RBC Capital Markets and its affiliated entities that would permit a public offer of First Quantum Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the “FSA”)) before such an offer is made.

        Accordingly, as regards Shareholders resident in, or who have received the Offer in, the United Kingdom (“U.K. Shareholders”), the Offer is only being made to or directed at, and deposits of Adastra Shares will only be accepted from, a U.K. Shareholder who: (a) is, and is able to establish to the satisfaction of the Offeror that it is: (i) a qualified investor acting as principal; (ii) a qualified investor which operates in the financial markets acting on behalf of a person, not being a qualified investor, on a discretionary basis concerning the acceptance of offers on that person’s behalf; or (iii) acting on behalf, and on the instructions, of a qualified investor (in which case the Offer is made to or directed at that qualified investor); or (b) is a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made. A “qualified investor” is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) a person entered on the register of qualified investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified person. Accordingly, any U.K. Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in the Offer and Circular. Shareholders who have received the Offer in the United Kingdom should consult with their legal advisors to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by U.K. Shareholders are set out in the Offer and Circular.

        The content of this document, which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else, and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document. Numis Securities Limited is authorized by the FSA and its FSA registration number is 2285918.

        This Notice of Variation and Extension should be read in conjunction with the Original Offer and the circular that accompanied the offer dated February 2, 2006 (the “Original Circular” and, together with the Original Offer, the “Offer and Circular”). Except as otherwise set forth herein or in the letters of transmittal (the “Revised Letters of Transmittal”) and notice of guaranteed delivery (the “Revised Notice of Guaranteed Delivery”) accompanying this Notice of Variation and Extension, the terms and conditions previously set forth in the Offer and Circular and in the letters of transmittal (the “Original Letters of Transmittal”) and the notice of guaranteed delivery (the “Original Notice of Guaranteed Delivery”) that accompanied the offer dated February 2, 2006 continue to be applicable in all respects. All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006 and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

        Holders of Adastra Shares (“Shareholders”) who (i) have validly deposited and not withdrawn their Adastra Shares using an appropriate Original Letter of Transmittal and, if applicable, an Original Notice of

3

Guaranteed Delivery and (ii) wish to elect the Share Alternative need take no further action to accept the Offer. Shareholders who (i) have validly deposited and not withdrawn their Adastra Shares using an Original Letter of Transmittal and, if applicable, an Original Notice of Guaranteed Delivery and (ii) wish to elect the Cash Alternative must withdraw their Adastra Shares by following the procedures set forth in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares” and redeposit their Adastra Shares following the procedures set out below and in Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”. Shareholders who wish to accept the Offer must properly complete and duly execute the appropriate Revised Letter of Transmittal (printed on purple paper in the case of all Shareholders other than Eligible U.K. Shareholders and on orange paper in the case of Eligible U.K. Shareholders) accompanying this Notice of Variation and Extension or a manually signed facsimile thereof and deposit it, together with the certificates representing their Adastra Shares and any required evidence confirming that the Shareholder purporting to accept the Offer is eligible to do so, at one of the offices of the Depositary in accordance with the instructions in the applicable Revised Letter of Transmittal. Any Shareholder holding Adastra Shares in the form of CREST Depository Interests must additionally arrange for the appropriate electronic acceptance instructions to be sent to CREST Depository Limited. Alternatively, certain Shareholders may follow the procedure for guaranteed delivery set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”, by using the Revised Notice of Guaranteed Delivery (printed on pink paper) accompanying this Notice of Variation and Extension or a manually signed facsimile thereof. Persons whose Adastra Shares are registered in the name of a dealer, broker, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

        Questions and requests for assistance may be directed to RBC Dominion Securities Inc. in Canada, to RBC Capital Markets Corporation in the United States (the “Dealer Manager”), to Innisfree M&A Incorporated (the “Information Agent”) or to Computershare Investor Services Inc. (the “Depositary”). Additional copies of this Notice of Variation and Extension, the notice of variation and extension dated March 10, 2006, the Offer and Circular, the Letters of Acceptance and Transmittal, and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager or the Depositary at their respective offices shown on the last page of this Notice of Variation and Extension.

        No person has been authorized to give any information or make any representation other than those contained in the Offer and Circular, the Letters of Acceptance and Transmittal, the notice of variation and extension dated March 10, 2006, and this Notice of Variation and Extension and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

        The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this Notice of Variation and Extension. Any representation to the contrary is unlawful.

        This Notice of Variation and Extension does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

EXCHANGE RATE INFORMATION

        All references to “dollars” or “$” in this document refer to United States dollars, unless otherwise indicated. The following table sets forth the exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated, the average of such exchange rates, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

	Year Ended December 31

	2005	2004	2003	2002	2001

Rate at end of period	1.1659	1.2036	1.2924	1.5796	1.5926
Average rate for period	1.2116	1.3015	1.4015	1.5704	1.5484

        On March 20, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$1.1628.

4

NOTICE OF VARIATION AND EXTENSION

March 21, 2006

TO: THE HOLDERS OF ADASTRA SHARES

        This Notice of Variation and Extension and the accompanying Revised Letters of Transmittal and Revised Notice of Guaranteed Delivery amend and supplement the Offer and Circular and the Original Letters of Transmittal and Original Notice of Guaranteed Delivery, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained therein, all of the outstanding Adastra Shares, which includes the associated SRP Rights.

        Except as otherwise set forth in this Notice of Variation and Extension and the accompanying Revised Letters of Transmittal and Revised Notice of Guaranteed Delivery, the terms and conditions previously set forth in the Offer and Circular, Original Letters of Transmittal and Original Notice of Guaranteed Delivery continue to be applicable in all respects and this Notice of Variation and Extension should be read in conjunction with the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery. Unless the context requires otherwise, terms not defined herein have the meanings set forth in the Offer and Circular and the Letters of Transmittal and Notice of Guaranteed Delivery.

        All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, all references in such documents to the “Letters of Transmittal” mean the Original Letters of Transmittal as amended by the Revised Letters of Transmittal, all references in such documents to the “Notice of Guaranteed Delivery” mean the Original Notice of Guaranteed Delivery as amended by the Revised Notice of Guaranteed Delivery and all references in such documents to the “Circular” mean the Original Circular as amended by the notice of variation and extension dated March 10, 2006 and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

1.	Increase in Consideration Offered

        The Offeror has amended the Offer by increasing the consideration offered to Shareholders from one First Quantum Share for every 17.5 Adastra Shares to, at the election of each Shareholder, (a) Cdn.$2.65 in cash per Adastra Share, or (b) one First Quantum Share for every 14.76 Adastra Shares, subject, in each case, to pro ration based upon the maximum amount of cash and First Quantum Shares offered.

        Assuming that either all Shareholders tendered to the Cash Alternative or all Shareholders tendered to the Share Alternative, each Shareholder would be entitled to receive Cdn.$0.42 in cash and approximately 0.057 of a First Quantum Share for each Adastra Share tendered, subject to adjustment for fractional shares. In light of the total amount of cash available under the Offer relative to the size of the Offer, it is unlikely that Shareholders who elect to receive the Cash Alternative will receive only cash consideration for their Adastra Shares.

        Any Shareholder who (i) deposits his or her Adastra Shares using an Original Letter of Transmittal and, if applicable, Original Notice of Guaranteed Delivery, or (ii) fails to complete the appropriate Revised Letter of Transmittal and, if applicable, the Revised Notice of Guaranteed Delivery electing the Cash Alternative or (iii) does not properly elect either the Cash Alternative or the Share Alternative in the appropriate Revised Letter of Transmittal and, if applicable, the Revised Notice of Guaranteed Delivery with respect to any Adastra Shares deposited by such Shareholder pursuant to the Offer will be deemed to have elected the Share Alternative.

        The maximum amount of cash payable by the Offeror pursuant to the Offer shall not exceed Cdn.$0.42 multiplied by the number of outstanding Adastra Shares on a fully diluted basis on the date of the Offer (the “Maximum Cash Consideration”). Based on the number of Adastra Shares outstanding on a fully diluted basis on January 31, 2006, the maximum amount of cash payable will be approximately Cdn.$36.3 million. The maximum number of First Quantum Shares issuable by the Offeror pursuant to the Offer shall not exceed 0.057 multiplied by the number of outstanding Adastra Shares on a fully diluted basis on the date of the Offer (the “Maximum Share Consideration”). Based on the number of Adastra Shares outstanding on a fully diluted basis on January 31, 2006, the maximum number of First Quantum Shares issuable by the Offeror pursuant to the Offer shall not exceed 4,927,733 First Quantum Shares.

        The consideration payable under the Offer will be pro rated on each date (“Take-Up Date”) upon which the Offeror takes up or acquires Adastra Shares pursuant to the Offer as necessary to ensure that the total aggregate

5

consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed these maximum aggregate amounts and will be based on the number of Adastra Shares acquired in proportion to the number of Adastra Shares outstanding on a fully diluted basis at the Take-Up Date. The Offeror reserves the right, to the extent permitted by applicable Laws, to have multiple Take-Up Dates. The actual consideration to be received by a Shareholder will be determined in accordance with the following:

(a)	the aggregate amount of cash that the Offeror will pay as consideration for Adastra Shares acquired in respect of the Cash Alternative and the Share Alternative on any Take-Up Date shall not exceed the Maximum Cash Consideration multiplied by a fraction, the numerator of which is the number of Adastra Shares to be taken up on such Take-Up Date and the denominator of which is the number of outstanding Adastra Shares on a fully diluted basis (the “Maximum Take-Up Date Cash Consideration”);

(b)	the aggregate number of First Quantum Shares that the Offeror will issue as consideration for Adastra Shares acquired in respect of the Share Alternative on any Take-Up Date shall not exceed the Maximum Share Consideration multiplied by a fraction, the numerator of which is the number of Adastra Shares to be taken up on such Take-Up Date and the denominator of which is the number of outstanding Adastra Shares on a fully diluted basis (the “Maximum Take-Up Date Share Consideration”);

(c)	if, on any Take-Up Date, the aggregate cash consideration that would otherwise be payable by the Offeror to Shareholders who elect to receive cash under the Cash Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, the amount of cash consideration available to those Shareholders who have so elected the Cash Alternative will be allocated pro rata (on a per share basis) among such Shareholders in an amount equal to the aggregate amount of the cash sought by each such Shareholder who so elected the Cash Alternative multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Cash Consideration and the denominator of which is the aggregate amount of the cash consideration sought by those Shareholders who elected the Cash Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, and each such Shareholder will receive First Quantum Shares (or cash in lieu of any fractional First Quantum Common Share) as consideration for any balance which exceeds the amount of cash so allocated to the Shareholder (calculated by valuing each First Quantum Share at $39.11); and

(d)	if, on any Take-Up Date, the number of First Quantum Shares that would otherwise be issuable to Shareholders who elect (or are deemed to elect) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, the number of First Quantum Shares available to those Shareholders who have so elected (or are deemed to have elected) the Share Alternative will be allocated pro rata (on a per share basis) among such Shareholders in an amount equal to the number of First Quantum Shares sought by each such Shareholder who so elected (or is deemed to have elected) the Share Alternative in respect of its Adastra Shares to be taken up on such Take-Up Date multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Share Consideration and the denominator of which is the aggregate number of First Quantum Shares sought by those Shareholders who elected (or are deemed to have elected) the Share Alternative in respect of their Adastra Shares to be taken up on such Take-Up Date, rounded down to the nearest whole number, and each such Shareholder will receive cash as consideration for any balance which exceeds the number of First Quantum Shares allocated to the Shareholder (calculated by valuing each First Quantum Share at $39.11).

        For greater certainty, unless a Shareholder receives only cash consideration for all Adastra Shares tendered by the Shareholder, in all circumstances, including those described in paragraphs (c) and (d) above, a Shareholder will be deemed to have received a proportionate amount of cash and First Quantum Shares as consideration for each whole Adastra Share tendered by such Shareholder such that the Shareholder will receive (a) cash as consideration for a fraction of each Adastra Share tendered (which fraction will equal the percentage of the total consideration paid to such Shareholder that is paid in cash) and (b) First Quantum Shares as consideration for the remaining fraction of each Adastra Share.

        All references in the Offer and Circular, the Letters of Transmittal and the Notice of Guaranteed Delivery to the Offered Consideration are amended to reflect the foregoing changes.

6

        Based on the closing price of the First Quantum Shares on the TSX on March 17, 2006 of Cdn.$39.11, the increased Offered Consideration represents a premium of approximately 47% over the closing price of the Adastra Shares on the TSX of Cdn.$1.80 on January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Original Offer, and a premium of approximately 56% over the Cdn.$1.70 price received by Adastra in connection with its December 2005 equity financing.

        Assuming that all of the conditions to the Offer are satisfied or waived, all Shareholders whose Adastra Shares are taken up under the Offer, including Shareholders who have already deposited their Adastra Shares to the Offer, will receive the increased Offered Consideration for their Adastra Shares.

        In addition, assuming that First Quantum takes up the Adastra Shares deposited to the Offer, Shareholders who deposit their Adastra Shares to, and do not withdraw their Adastra Shares from, the Offer on or prior to the revised Expiry Time of 5:00 p.m. (Toronto time) on March 31, 2006 will be eligible to receive, in respect of any First Quantum Shares received by them pursuant to the Offer, the dividend announced by First Quantum on March 13, 2006 of Cdn.$0.265 per First Quantum Share, which will be paid on May 10, 2006 to First Quantum shareholders of record on April 19, 2006.

2.	Extension of the Offer

        By notice to the Depositary on March 10, 2006 and a news release issued by the Offeror, the Offeror extended the expiry of the Original Offer to midnight (Toronto time) on March 20, 2006. The Offeror has subsequently further amended the Original Offer by delivering notice to the Depositary on March 20, 2006 and issuing a further news release extending the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on March 31, 2006, unless the Offeror further extends the period during which the Offer is open for acceptance pursuant to Section 6 of the Offer to Purchase, “Extensions, Variations and Changes to the Offer”. Accordingly, the definitions of “Expiry Date” and “Expiry Time” in the Offer and Circular are amended to read in full as follows:

        “Expiry Date” means March 31, 2006 or such later date as is set out in a notice of variation and extension of the Offer issued at any time and from time to time extending the period during which Adastra Shares may be deposited to the Offer, provided that, if such day is not a business day, then the Expiry Date shall be the next business day.

        “Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date.

3.	Amendments to Conditions of the Offer

        The Offeror has amended the Original Offer by reducing the number of Adastra Shares that must be deposited under, and not withdrawn from, the Offer as a condition of the Offeror’s obligation to take up, purchase and pay for any Adastra Shares deposited under the Offer from 66 2/3% of the Adastra Shares outstanding (on a fully diluted basis) to 50.1% of the Adastra Shares outstanding (on a fully diluted basis). Accordingly, the definition of “Minimum Tender Condition” in the Offer and Circular is amended to read in full as follows:

        “Minimum Tender Condition” means the condition to the Offer that there shall have been validly deposited under the Offer and not withdrawn at the Expiry Time that number of Adastra Shares which constitutes at least 50.1% of the Adastra Shares outstanding (on a fully diluted basis).

4.	Time and Manner for Acceptance

        Adastra Shares may be deposited to the Offer in accordance with the provisions of Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”.

5.	Recent Developments

        On March 15, 2006, Adastra announced that, effective as of March 14, 2006, the Adastra Board had waived the application of the Shareholder Rights Plan to the Offer on the basis that the Offer would expire more than 60 days since first being announced such that the Shareholder Rights Plan had served its purpose in relation to the Offer and Shareholders should be permitted to make a decision in respect of the Offer.

        On March 16, 2006, representatives of RBC Capital Markets (“RBC”), in their capacity as financial advisors to First Quantum, contacted representatives of NM Rothschild (“Rothschild”), financial advisors to Adastra, in order to

7

raise the possibility of negotiating a friendly transaction between First Quantum and Adastra and to seek a preliminary indication as to the financial terms on which agreement in respect of any such negotiated transaction might be reached. Rothschild responded that Adastra, while willing to meet with First Quantum to discuss and respond to any proposal that First Quantum might care to make, was not prepared to indicate the financial terms on which it would support an offer by First Quantum for the Adastra Shares. In light of this, RBC suggested that representatives of RBC and Rothschild meet on March 17, 2006, without the principal parties in attendance, in order to discuss the value of Adastra in broad, general terms and determine, based on the outcome of that discussion, whether it would be appropriate for the principal parties to meet in order to pursue those discussions further.

        The proposed meeting between the representatives of RBC and Rothschild took place on the morning of March 17, 2006 at Rothschild’s offices in London, U.K. While neither side proposed specific financial terms on which an agreement might be reached, sufficient progress was made that later that afternoon RBC and Rothschild agreed to arrange a meeting among themselves and senior management of First Quantum and Adastra in order to pursue further discussions regarding the financial terms of a negotiated transaction.

        On March 18, 2006, members of senior management of First Quantum and representatives of RBC met with members of senior management of Adastra and representatives of Rothschild at the offices of Rothschild. The parties held detailed discussions in an effort to reach agreement on a negotiated transaction. These discussions, however, were ultimately inconclusive.

        As at 5:00 p.m. (Toronto time) on March 20, 2006, 556,447 Adastra Shares had been validly deposited to the Offer and not withdrawn.

6.	Withdrawal of Deposited Shares

        Shareholders have the right to withdraw Adastra Shares deposited pursuant to the Offer under the circumstances and in the manner described in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”.

7.	Take Up of and Payment for Deposited Adastra Shares

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is further extended or varied, the terms and conditions of any such extension or variation), the Offeror will take up Adastra Shares validly deposited under the Offer (and not withdrawn prior to the Expiry Time pursuant to Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”), promptly following the Expiry Time and, after such take up, will promptly pay for the Adastra Shares taken up pursuant to applicable law. See Section 3 of the Offer to Purchase, “Take Up of and Payment for Deposited Adastra Shares”.

8.	Changes in Capitalization of Adastra; Dividends and Distributions; Liens

        Section 7 of the Offer to Purchase, “Changes in Capitalization of Adastra; Dividends and Distributions; Liens” (found at page 17 of the Offer and Circular) is deleted in its entirety and replaced by the following:

        “If, on or after the date of the Offer, Adastra should divide, combine, reclassify, consolidate, convert or otherwise change any of the Adastra Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 2 of the Offer to Purchase, “Conditions of the Offer,” make such adjustments as it deems appropriate to the Offered Consideration or the other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor) to reflect such division, combination, reclassification, consolidation, conversion or other change.

        Adastra Shares acquired pursuant to the Offer shall be transferred by the holder of Adastra Shares and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, security interests, claims and equities or rights of others of any nature or kind whatsoever and together with all rights and benefits arising therefrom, including, without limitation, the right to all other securities which may be declared, paid, issued, accrued, distributed, made or transferred on or after the date of the Offer or in respect of the Adastra Shares.

        If, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the

8

Adastra Shares that is payable or distributable to the holders of the Adastra Shares on a record date that precedes the date of transfer of the Adastra Shares into the name of the Offeror or its nominees or transferees on the Adastra Share register maintained by or on behalf of Adastra Shares, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing holder of Adastra Shares, and to the extent that such dividends, distributions or payments do not exceed the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the cash consideration per Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance in the case of (b) and (c) above, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the cash or share consideration otherwise issuable to the non-remitting holders of Adastra Shares pursuant to the Offer or deduct from the cash or share consideration to be delivered by the Offeror pursuant to the Offer value equal to the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend or distribution may have tax consequences not discussed under “Certain Canadian Federal Income Tax Considerations”, “Certain U.S. Federal Income Tax Considerations” or “Certain U.K. Tax Considerations” in Sections 17, 18 and 19 of the Circular, respectively.”

9.	Source of Offered Consideration

        Section 6 of the Circular, “Source of Offered Consideration” (found at page 35 of the Offer and Circular) is hereby supplemented as follows:

        The maximum amount of cash payable pursuant to the Offer is approximately Cdn.$36.3 million (based on the number of Adastra Shares outstanding on a fully-diluted basis as at January 31, 2006). First Quantum intends to pay such cash component of the purchase price for Adastra Shares acquired under the Offer with cash on hand and available balances in its bank accounts. As at December 31, 2005, First Quantum had cash on hand and balances in its bank accounts of approximately $74.3 million.

10.	Certain Canadian Federal Income Tax Considerations

        Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations” (found at pages 41-45 of the Offer and Circular) is hereby supplemented as follows:

        The following only applies to Shareholders who receive cash or partial cash consideration. See the Original Circular for a description of the Canadian federal income tax consequences of receiving only share consideration and the tax consequences if Adastra Shares are not deposited pursuant to the Offer.

        A Resident Shareholder who only receives cash consideration under the Offer will generally realize a capital gain or capital loss under the Tax Act. Such capital gain (or capital loss) will be equal to the amount by which the cash proceeds received exceed (or is exceeded by) the aggregate of the adjusted cost base of the Resident Shareholder’s Adastra Shares and any reasonable costs of making the disposition.

        A Resident Shareholder who accepts the Offer and receives both cash and share consideration will receive (a) cash as consideration for a fraction of each Adastra Share tendered, which fraction will equal the percentage of the total consideration paid to the Resident Shareholder that is paid in cash, and (b) First Quantum Shares as consideration for the remaining fraction of each Adastra Share. The disposition of the fraction of the Adastra Share disposed of for cash will occur on a taxable basis in the same manner as the disposition of an Adastra Share by a Resident Shareholder who only receives cash consideration (see preceding paragraph). The disposition of the fraction of the Adastra Share disposed of for First Quantum Shares may occur on a tax-deferred basis as described in Section 17 of the Original

9

Circular, “Certain Canadian Federal Income Tax Considerations”, under the heading “Shareholders Resident in Canada – Resident Shareholders Accepting the Offer”.

        The tax consequences under the Tax Act to a Non-Resident Shareholder who receives cash only, or partial cash and partial share consideration will be the same as the tax consequences that apply to a Non-Resident Shareholder described in the Original Circular.

11.	Certain U.S. Federal Income Tax Considerations

        Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations” (found at pages 45-48 of the Offer and Circular) is hereby supplemented as follows:

        The exchange of Adastra Shares pursuant to the Offer will be taxable for U.S. federal income tax purposes. Consequently, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of any First Quantum Shares plus the amount of any cash received in the Offer and the U.S. Holder’s adjusted tax basis in the Adastra Shares exchanged. U.S. Holders should consult their tax advisors in light of their particular circumstances.

12.	Certain U.K. Tax Considerations

        Section 19 of the Circular, “Certain U.K. Tax Considerations” (found at pages 48-50 of the Offer and Circular) is hereby supplemented as follows:

        Liability to capital gains tax or corporation tax on chargeable gains (as appropriate) (“U.K. CGT”) will depend on the individual circumstances of Shareholders and on the form of consideration received by them. See the Original Circular for a description of chargeable gains applicable to the extent that a Shareholder receives First Quantum Shares as consideration under the Offer.

        To the extent that a Shareholder receives cash consideration under the Offer in exchange for the transfer of such Shareholder’s Adastra Shares, this will constitute a disposal or partial disposal of such Adastra Shares for the purposes of U.K. CGT. Such a disposal or partial disposal may, depending on the Shareholder’s personal circumstances (including the availability of exemptions, reliefs and/or allowable losses), give rise to a liability to U.K. CGT.

        For individual Shareholders who acquired their Adastra Shares before April 1, 1998, indexation allowance and taper relief may be available to reduce any gain arising. Indexation allowance will be given for the period of ownership up to and including the month of April 1998 in respect of the acquisition cost of the Adastra Shares, but not for any period thereafter. Indexation allowance cannot be used to create or augment a loss for UK CGT purposes. Taper relief reduces the proportion of the gain brought into charge to capital gains tax depending in part on the number of complete years for which the Adastra Shares have been held from April 6, 1998. The percentage rate of taper relief available for an individual will depend on whether the individual’s Adastra Shares are business or non-business assets. The capital gains annual exemption (which is £8,500 for 2005/06) will also be available to offset any chargeable gain (to the extent that it is not already utilised).

        For Shareholders within the charge to U.K. corporation tax but which do not qualify for the substantial shareholdings exemption in respect of their Adastra Shares, indexation allowance will be available in respect of the full period of ownership of the Adastra Shares to reduce any chargeable gain arising, but not to create or increase an allowable loss.

13.	Amendments to the Offer

        The Offer and Circular, the Original Letters of Transmittal and the Original Notice of Guaranteed Delivery shall be read as amended in order to give effect to the specified amendments set forth in this Notice of Variation and Extension, the Revised Letters of Transmittal and the Revised Notice of Guaranteed Delivery.

14.	Offerees’ Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of Adastra with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a

10

misrepresentation in a circular or notice that is required to be delivered to such Shareholders. However, such rights must be exercised within the time limit prescribed by the securities legislation of the Shareholder’s province or territory. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

15.	Documents Filed With the SEC

        The Offeror has filed with the SEC (i) a registration statement on Form F-80 under the U.S. Securities Act, as amended, which covers the First Quantum Shares to be issued pursuant to the Offer, (ii) a tender offer statement on Schedule 14D-1F, as amended and (iii) Form F-X to appoint an agent for service of process and provide required undertakings. The Offer and Circular do not contain all of the information set forth in the registration and tender offer statements. Reference is made to those documents and the exhibits thereto for further information.

        In addition to the documents listed pursuant to Section 24 of the Original Circular, “Documents Filed with the SEC”, the following exhibits have been filed with the SEC as part of the Registration Statement on Form F-80, as amended:

1.	The Consolidated Financial Statements of First Quantum as at December 31, 2005 and 2004; and

2.	Management’s discussion and analysis and financial review of First Quantum for the quarter and twelve months ended December 31, 2005.

16.	Directors’ Approval

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to the Shareholders has been authorized, by the First Quantum Board.

11

APPROVAL AND CERTIFICATE

DATED: March 21, 2006

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to Shareholders has been authorized, by the First Quantum Board.

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Adastra Shares which are the subject of the Offer.

(signed) PHILIP K.R. PASCALL	(Signed) MARTIN R. ROWLEY
Chairman and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) PETER ST. GEORGE	(Signed) RUPERT PENNANT-REA
Director	Director

12

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary, the Information Agent, the Dealer Manager or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal (see back page of this document for addresses and telephone numbers). If you are in any doubt about the Offer or what action you should take, you should immediately consult your stock broker, bank manager, solicitor, accountant or other independent financial advisor duly authorized under the Financial Services and Markets Act 2000.

LETTER OF ACCEPTANCE AND TRANSMITTAL

FOR COMMON SHARES OF

ADASTRA MINERALS INC.

Pursuant to the Offer dated February 2, 2006 of

FIRST QUANTUM MINERALS LTD.

as amended by the Notice of Variation and Extension

dated March 10, 2006, and as further amended by

the Notice of Variation and Extension dated March 21, 2006

        This Letter of Acceptance and Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with all other required documents, must accompany an appropriate electronic transfer instruction to CREST Depository Limited for common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, and certificates for associated rights issued under the Shareholder Rights Plan of Adastra (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”), deposited pursuant to the offer dated February 2, 2006, as amended by the Notice of Variation and Extension dated March 10, 2006, and as further amended by the Notice of Variation and Extension dated March 21, 2006 (the “Offer”), made by First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) to holders of Adastra Shares, and certain other documentation as referred to herein.

        The terms and conditions of the Offer are incorporated by reference in this Letter of Acceptance and Transmittal. Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offer to Purchase (the “Offer to Purchase”) and accompanying Circular (together, the “Offer to Purchase and Circular”), dated February 2, 2006, have the meanings ascribed to them in the Offer to Purchase and Circular, as amended by the Notice of Variation and Extension dated March 10, 2006 and as further amended by the Notice of Variation and Extension dated March 21, 2006.

        Delivery of this Letter of Acceptance and Transmittal to an address other than set forth below will not constitute a valid delivery to the Depositary.

TO:              FIRST QUANTUM MINERALS LTD.
AND TO:    COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”), at its offices set out herein

        The undersigned hereby: (i) acknowledges that it has sent an electronic acceptance instruction to CREST Depository Limited; and (ii) delivers to the Depositary the enclosed certificate(s) for SRP Rights, if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares. The undersigned understands that by depositing Adastra Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Adastra Shares. No additional consideration will be paid for the SRP Rights and no amount of the First Quantum Shares to be issued as consideration by the Offeror will be allocated to the SRP Rights. Unless waived by the Offeror, holders of Adastra Shares are required to deposit one SRP Right for each Adastra Share in order to effect a valid deposit of such Adastra Shares. The following are the details of the electronic acceptance instruction and the enclosed certificate(s):

*	A separate Letter of Acceptance and Transmittal should be used for each CREST Member Account in respect of which Adastra Shares are deposited to the Offer.

**	The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with this Letter of Acceptance and Transmittal in addition to the sending of an electronic acceptance instruction to CREST Depository Limited in respect of the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned should contact the Depositary regarding the deposit of its SRP Rights prior to receipt of Rights Certificate(s). Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

***	Unless otherwise indicated, the total number of Adastra Shares held in any CREST Member Account in respect of which Adastra Shares are deposited to the Offer, and SRP Rights evidenced by all certificate(s) submitted to the Depositary, will be deemed to have been deposited under the Offer. See Instruction 4 below, “Partial Deposits”.

2

ELECTION FOR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Adastra Shares indicated above. Shareholders may elect to receive either the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

☐ **Choice A – The CASH ALTERNATIVE**

Shareholders who check this box will receive the pound sterling ''£'' equivalent of Cdn.$2.65 in cash for each Adastra Share deposited under this Choice A (subject to pro ration).

The pound sterling ''£'' equivalent will be determined on the date First Quantum pays for the relevant Adastra Shares taken up under the Offer by submitting appropriate settlement instructions to CREST Depository Limited. Any risk of currency exchange rate fluctuations after such date is for the account of the Shareholders.

☐ **Choice B – The SHARE ALTERNATIVE**

Shareholders who check this box will receive one common share of the Offeror (a ''First Quantum Share'') for each 14.76 Adastra Shares deposited under this Choice B (subject to pro ration).

If a Shareholder delivers a Notice of Guaranteed Delivery in respect of Adastra Shares deposited with this Letter of Transmittal, the election (or deemed election) made in that Notice of Guaranteed Delivery as to the consideration to be received shall supersede any election made in this Letter of Transmittal. See Instruction 2, ''Procedure for Guaranteed Delivery''.

3

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Acceptance and Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned:

(a)	acknowledges receipt of the Offer to Purchase and Circular;

(b)	delivers to you the enclosed certificate(s) representing Rights Certificate(s), if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Adastra Shares the subject of an electronic acceptance instruction as referred to above, together with associated SRP Rights (the “Purchased Securities”) and, on and subject to the terms and conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Purchased Securities, including any and all dividends (other than certain cash dividends), distributions, payments, securities, rights, warrants, assets or other interests including the SRP Rights (collectively, “Other Securities”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, except as otherwise indicated in Section 7 of the Offer to Purchase, “Changes in Capitalization of Adastra; Dividends and Distributions; Liens”;

(c)	represents and warrants that the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Securities and that when the Purchased Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, charges, encumbrances, claims and equities;

(d)	represents and warrants that the undersigned either owns the Purchased Securities and any Other Securities being deposited within the meaning of applicable securities laws or holds those Purchased Securities on behalf of a Qualified Investor, who has instructed the undersigned to accept the Offer in respect of such Purchased Securities on behalf of that Qualified Investor;

(e)	represents and warrants that the deposit of the Purchased Securities complies with applicable securities laws;

(f)	represents and warrants that the undersigned is:

(i)	a Qualified Investor acting as principal and for no other person (in which case please check Block A(a));

(iii)	a Qualified Investor, being a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, engaged by a person who is not a Qualified Investor to act as his or its agent on terms enabling the undersigned to make decisions concerning the acceptance of the Offer on behalf of, and without reference to him or it (in which case please check Block A(b)); or

(iii)	an agent or fiduciary holding Adastra Shares on behalf of a Qualified Investor who has been instructed by that Qualified Investor to accept the Offer in respect thereof and who has power and actual authority to do so (in which case please check Block A(c));

(g)	acknowledges that the Depositary and/or the Offeror is entitled to request such documentary evidence from the undersigned as it requires in its sole discretion to substantiate the representations and warranties made pursuant to (f) above, including any authority or instructions under which the undersigned may be acting on behalf of a Qualified Investor, and encloses evidence in respect thereof as described by the undersigned at Block B below;

(h)	directs the Offeror and the Depositary, upon the Offeror taking up the Purchased Securities, to arrange for CREST Depository Limited to: (a) credit the CREST Member Account of the undersigned in respect of First Quantum Shares and/or the amount of cash, if any, to which the undersigned is entitled for the Purchased Securities under the Offer; and (b) credit the CREST Member Account of the undersigned for Adastra Shares, and to return any Rights Certificates, not purchased under the Offer;

1.	“Qualified Investor” means a person which is: (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, in each case as shown in its last annual or consolidated accounts; or (iii) a person entered on the register of qualified investors maintained by the United Kingdom Financial Services Authority (“FSA”) for this purpose pursuant to section 87R of the United Kingdom Financial Services and Markets Act, 2000 (“FSMA”); or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified investor for the purposes of the prospectus directive (2003/71/EC), in each case within the meaning of and as more particularly described in section 86(7) of FSMA.

4

(i)	irrevocably constitutes and appoints the Depositary and any officer of the Offeror, and each of them and any other persons designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Securities taken up and paid for under the Offer, and with respect to any and all Other Securities declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	register or record the transfer of Purchased Securities and Other Securities on the registers of Adastra;

(ii)	execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Securities and Other Securities, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any Person or Persons as the proxy of such holder in respect of the Purchased Securities for all purposes, including in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Adastra;

(iii)	execute and negotiate any cheques or other instruments representing any Other Securities payable to the undersigned; and

(iv)	exercise any rights of the undersigned with respect to such Purchased Securities and Other Securities, all as set forth in this Letter of Acceptance and Transmittal;

and after the date (the “Effective Date”) that the Offeror takes up for the deposited Shares covered by this Letter of Acceptance and Transmittal, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Securities;

(j)	agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Adastra and, except as may otherwise be agreed, not to exercise any and all of the other rights or privileges attached to the Purchased Securities or Other Securities, and agrees to execute and deliver to First Quantum any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities and to designate in any such instruments of proxy the person or persons specified by First Quantum as the proxy or proxy nominee or nominees of the holder of the Purchased Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies may be given by the holder with respect thereto;

(k)	acknowledges and agrees that if, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Adastra Shares that is payable or distributable to the holders of the Adastra Shares on a record date that precedes the date of transfer of the Adastra Shares into the name of the Offeror or its nominees or transferees on the Adastra Share register maintained by or on behalf of Adastra Shares, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing holder of Adastra Shares, and to the extent that such dividends, distributions or payments do not exceed the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending

5

such remittance in the case of (b) and (c) above, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the cash or share consideration otherwise issuable to the non-remitting holders of Adastra Shares pursuant to the Offer or deduct from the cash or Share consideration to be delivered by the Offeror pursuant to the Offer value equal to the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion;

(l)	acknowledges and agrees that if the Separation Time does not occur before the Expiry Time, a deposit of Adastra Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Adastra to holders of Adastra Shares prior to the time that the undersigned’s Adastra Shares are deposited pursuant to the Offer, in order for the Adastra Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned should consult the Depositary regarding the deposit of its SRP Rights before receiving Rights Certificate(s). In any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited pursuant to the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned;

(m)	covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Other Securities to the Offeror;

(n)	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

(o)	by virtue of the execution of this Letter of Acceptance and Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer (including, without limitation, the status of the undersigned as set out under (f) above and in Block A) will be determined by First Quantum in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Dealer Manager, the Depositary, or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

        By virtue of the execution of this Letter of Acceptance and Transmittal, the undersigned agrees with the Offeror and the Depositary that any contract contemplated by the Offer and this Letter of Acceptance and Transmittal as well as all documents relating thereto, including, without limitation, the Notice of Guaranteed Delivery, be drawn up exclusively in the English language.

        En signant la présente lettre de transmission, le soussigné est réputé d’avoir convenu avec l’initiateur et le dépositaire que tous les contrats découlant de l’offre et de la présente lettre de transmission et tous les documents y afférents incluant, sans limiter la généralité de ce qui précède, l’avis de livraison garantie, soient rédigés exclusivement en anglais.

6

7

INSTRUCTIONS

1.	Use of Letter of Acceptance and Transmittal

(a)	This Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) together with any accompanying Rights Certificates and all other documents required by the terms of the Offer to Purchase and this Letter of Acceptance and Transmittal must be received by the Depositary at any of the offices specified on the last page of this Letter of Acceptance and Transmittal no later than 5:00 p.m. (Toronto time), on March 31, 2006, unless the Offer in respect of the Shares is extended.

(b)	The method used to deliver this Letter of Acceptance and Transmittal and any accompanying Rights Certificates or any electronic acceptance instruction is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary and such instruction is actually received by CREST Depository Limited. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Shares.

2.	Signatures

        This Letter of Acceptance and Transmittal must be completed and signed by the registered holder of deposited Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 3). If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the deposited Shares, such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) of the CREST Member Account without any change whatsoever. If such deposited Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

3.	Fiduciaries, Representatives and Authorizations

        Without prejudice and in addition to (g) above, where this Letter of Acceptance and Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

4.	Partial Deposits

        If less than the total number of Shares held in any CREST Member Account or evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. The total number of Shares held in any CREST Member Account or evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

5.	Right to Withdraw Deposited Adastra Shares

        Except as otherwise provided in this Section 5, all deposits of the Shares under the Offer are irrevocable. The Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable law):

(a)	at any time where the Shares have not been taken up by the Offeror;

(b)	at any time before the expiration of ten days from the date of a notice of change or variation in respect of the Offer; or

(c)	if the Shares have not been paid for by the Offeror within three (3) business days after having been taken up.

        A notice of withdrawal of deposited Shares must: be made by a method that provides the Depositary with a written or printed copy of such notice (which includes a telegraphic or electronic facsimile communication); be made by or on behalf of the depositing Shareholder; be signed by or on behalf of the person who signed the Letter of Acceptance and Transmittal that accompanied the Shares being withdrawn; specify that person’s name, the number of Shares to be withdrawn, the name of the registered holder of, and the certificate number shown on each certificate evidencing the Shares to be withdrawn; and to be effective, actually be received by the Depositary at the place of deposit within the applicable time specified above.

        Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Shares may be redeposited at any time before the Expiry Time by again following one of the procedures described in Section 4 of the Offer to Purchase.

        Any depositing Shareholder wishing to withdraw deposited Shares must additionally contact CREST Depository Limited to arrange for the appropriate electronic withdrawal instructions.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror in its sole discretion and such determinations shall be final and binding. None of the Offeror, the Depositary, or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

6.	Stock Transfer Taxes

        Except as otherwise provided in this Instruction 6, the Offeror will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not deposited

8

or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if deposited certificates for Shares are registered in the name of any person other than the person(s) signing this Letter of Acceptance and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to the Offeror, in its sole discretion, of the payment of such taxes, or exemption therefrom, is submitted.

7.	Miscellaneous

(a)	No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Shares by execution of this Letter of Acceptance and Transmittal (or a facsimile hereof) waive any right to receive any notice of the acceptance of deposited Shares for payment, except as required by applicable law.

(b)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(c)	The Offeror will not pay any fees or commissions to any broker or dealer or any other Person for soliciting deposits of Shares pursuant to the Offer except as otherwise set forth in the Offer to Purchase and Circular (other than to the Dealer Manager and the Depositary).

(d)	Additional copies of the Offer to Purchase and Circular, the Notice of Variation and Extension dated March 10, 2006, the Notice of Variation and Extension dated March 21, 2006, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed below.

8.	Lost Certificates

        If a Rights Certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Adastra’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a Rights Certificate has been lost or destroyed, please ensure that you provide your telephone number so that the Depositary or Adastra’s transfer agent may contact you.

9.	28% Backup Withholding

        In order to avoid backup withholding of U.S. federal income tax on any payments of cash pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 in this Letter of Acceptance and Transmittal and certify under penalties of perjury that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien). If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Offeror and the Depositary).

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

        The stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

        The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

        Certain stockholders (including, among others, all corporations, individual retirement accounts and certain non-U.S. individuals and entities) are not subject to backup withholding. Noncorporate non-U.S. stockholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

        THIS LETTER OF ACCEPTANCE AND TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH ANY RIGHTS CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS) OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY NO LATER THAN THE EXPIRY TIME.

        IN ADDITION TO FORWARDING THE ABOVE DOCUMENTS TO THE DEPOSITARY, YOU MUST EMAIL OR FAX A COPY OF THIS LETTER OF ACCEPTANCE AND TRANSMITTAL TO CREST DEPOSITORY LIMITED AT: icap@crestco.co.uk OR + 44 (0) 208 418 6907.

9

<table>
<tr><td rowspan="4">SUBSTITUTE
FORM W-9

DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER ("TIN")</td><td>PART 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.</td><td>______________________
SOCIAL SECURITY NUMBER(S)
OR
EMPLOYER IDENTIFICATION NUMBER</td></tr>
<tr><td>PART 2 – CERTIFICATES – UNDER PENALTIES OF PERJURY, I CERTIFY THAT
(1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND
(2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND
(3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).</td><td>PART 3 –
AWAITING TIN ☐

PART 4 –
EXEMPT ☐</td></tr>
<tr><td colspan="2">CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER ANOTHER NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT SUCH ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4 ABOVE.</td></tr>
<tr><td colspan="2">SIGNATURE: ______________________ DATE: ______________</td></tr>
</table>

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (A) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEPOSITARY, 28% PERCENT OF ALL REPORTABLE PAYMENTS MADE TO ME WILL BE WITHHELD, BUT WILL BE REFUNDED TO ME IF I PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER WITHIN 60 DAYS.

SIGNATURE: ______________________ DATE: ______________

10

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER – Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

11

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

–	A corporation.

–	A financial institution.

–	An organization exempt from tax under section 501(a), or an individual retirement plan.

–	The United States or any agency or instrumentality thereof.

–	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

–	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

–	An international organization or any agency, or instrumentality thereof.

–	A registered dealer in securities or commodities registered in the United States or a possession of the United States.

–	A real estate investment trust.

–	A common trust fund operated by a bank under section 584(a).

–	An entity registered at all times under the Investment Company Act of 1940.

–	A foreign central bank of issue.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FROM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM AND CHECK THE BOX IN PART X, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. – Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)	PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

12

13

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary, the Information Agent, the Dealer Manager or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal (see back page of this document for addresses and telephone numbers).

LETTER OF ACCEPTANCE AND TRANSMITTAL

FOR COMMON SHARES OF

ADASTRA MINERALS INC.

pursuant to the Offer dated February 2, 2006 of

FIRST QUANTUM MINERALS LTD.

as amended by the Notice of Variation and Extension dated March 10, 2006, and as further amended by the Notice of Variation and Extension dated March 21, 2006

        This Letter of Acceptance and Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with all other required documents, must accompany share certificates for common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, and associated rights issued under the Shareholder Rights Plan of Adastra (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”), deposited pursuant to the offer dated February 2, 2006, as amended by the notice of variation and extension dated March 10, 2006 and as further amended by the notice of variation and extension dated March 21, 2006 (the “Offer”) made by First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) to holders of Adastra Shares.

        The terms and conditions of the Offer are incorporated by reference in this Letter of Acceptance and Transmittal. Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offer to Purchase (the “Offer to Purchase”) and accompanying Circular (together, the “Offer to Purchase and Circular”), dated February 2, 2006, have the meanings ascribed to them in the Offer to Purchase and Circular, as amended by the Notice of Variation and Extension dated March 10, 2006 and as further amended by the Notice of Variation and Extension dated March 21, 2006.

        Shareholders who wish to deposit such Shares but whose certificates for such Shares are not immediately available or who cannot deliver all the certificates and Letter of Acceptance and Transmittal to the Depositary at or before the Expiry Time must deposit their Shares according to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

        This Letter of Acceptance and Transmittal is to be used if certificates representing Shares are to be forwarded herewith. Delivery of this Letter of Acceptance and Transmittal to an address other than set forth below will not constitute a valid delivery to the Depositary.

TO:                FIRST QUANTUM MINERALS LTD.
AND TO:      COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”), at its offices set out herein

        The undersigned hereby delivers to the Depositary the enclosed certificate(s) for Adastra Shares and SRP Rights, if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares. The undersigned understands that by depositing Adastra Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Adastra Shares. No additional consideration will be paid for the SRP Rights and no amount of the First Quantum Shares to be issued as consideration by the Offeror will be allocated to the SRP Rights. Unless waived by the Offeror, holders of Adastra Shares are required to deposit one SRP Right for each Adastra Share in order to effect a valid deposit of such Adastra Shares. The following are the details of the enclosed certificate(s):

        (If space is insufficient please attach a list to this Letter of Acceptance and Transmittal in the form below.)

*	Unless otherwise indicated, the total number of Adastra Shares and SRP Rights evidenced by all certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer. See Instruction 6 below, “Partial Deposits”.

**	The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with the certificate(s) representing the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, “Procedure for Guaranteed Delivery”. Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

2

ELECTION FOR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Adastra Shares represented by the certificate(s) listed above. Shareholders may elect to receive either the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

☐ **Choice A – The CASH ALTERNATIVE**

Shareholders who check this box will receive Cdn.$2.65 in cash for each Adastra Share deposited under this Choice A (subject to pro ration).

☐ **Choice B – The SHARE ALTERNATIVE**

Shareholders who check this box will receive one common share of the Offeror (a ''First Quantum Share'') for each 14.76 Adastra Shares deposited under this Choice B (subject to pro ration).

If a Shareholder delivers a Notice of Guaranteed Delivery in respect of Adastra Shares deposited with this Letter of Transmittal, the election (or deemed election) made in that Notice of Guaranteed Delivery as to the consideration to be received shall supersede any election made in this Letter of Transmittal. See Instruction 2, ''Procedure for Guaranteed Delivery''.

3

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Acceptance and Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned:

(a)	acknowledges receipt of the Offer to Purchase and Circular;

(b)	delivers to you the enclosed certificate(s) representing Adastra Shares and Rights Certificate(s), if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Adastra Shares represented by such certificates, together with associated SRP Rights (the “Purchased Securities”) and, on and subject to the terms and conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Purchased Securities, including any and all dividends (other than certain cash dividends), distributions, payments, securities, rights, warrants, assets or other interests including the SRP Rights (collectively, “Other Securities”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, except as otherwise indicated in Section 7 of the Offer to Purchase, “Changes in Capitalization of Adastra; Dividends and Distributions; Liens”;

(c)	represents and warrants that the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Securities and that when the Purchased Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, charges, encumbrances, claims and equities;

(d)	represents and warrants that the undersigned owns the Purchased Securities and any Other Securities being deposited within the meaning of applicable securities laws;

(e)	represents and warrants that the deposit of the Purchased Securities complies with applicable securities laws and in particular represents and warrants that the undersigned:

(i)	as not received or sent copies or originals of the Offer to Purchase and Circular, this Letter of Acceptance and Transmittal or any related documents in, into, or from the United Kingdom and has not otherwise utilised in connection with the Offer, directly or indirectly, the mails, or any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone or e-mail) of interstate or foreign commerce, or any facility of a national securities exchange of, the United Kingdom;

(ii)	was outside the United Kingdom when this Letter of Acceptance and Transmittal was delivered or executed; and

(iii)	in respect of the Adastra Shares to which this Letter of Acceptance and Transmittal relates, is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal has given any instructions with respect to the Offer from outside the United Kingdom;

(f)	represents and warrants that the jurisdiction of residence of the undersigned is as specified below;

(g)	directs the Offeror and the Depositary, upon the Offeror taking up the Purchased Securities: (a) to issue or cause to be issued certificate(s) for First Quantum Shares to which the undersigned is entitled for the Purchased Securities under the Offer in the name indicated below and to send such certificates by first class insured mail, postage prepaid, to the address, or to hold the same for pick-up, as indicated below; (b) to mail the cheques representing the amount of cash, if any, to which the undersigned is entitled for the Purchased Securities under the Offer in the name indicated below by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below; and (c) to return any certificates for Adastra Shares and any Rights Certificates not purchased under the Offer to the address indicated below in Block A (and if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the registers maintained by Adastra);

(h)	irrevocably constitutes and appoints the Depositary and any officer of the Offeror, and each of them and any other persons designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Securities taken up and paid for under the Offer, and with respect to any and all Other Securities declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	register or record the transfer of Purchased Securities and Other Securities on the registers of Adastra;

4

(ii)	execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Securities and Other Securities, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any Person or Persons as the proxy of such holder in respect of the Purchased Securities for all purposes, including in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Adastra;

(iii)	execute and negotiate any cheques or other instruments representing any Other Securities payable to the undersigned; and

(iv)	exercise any rights of the undersigned with respect to such Purchased Securities and Other Securities, all as set forth in this Letter of Acceptance and Transmittal;

and after the date (the “Effective Date”) that the Offeror takes up for the deposited Shares covered by this Letter of Acceptance and Transmittal, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Securities;

(i)	agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Adastra and, except as may otherwise be agreed, not to exercise any and all of the other rights or privileges attached to the Purchased Securities or Other Securities, and agrees to execute and deliver to First Quantum any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities and to designate in any such instruments of proxy the person or persons specified by First Quantum as the proxy or proxy nominee or nominees of the holder of the Purchased Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies may be given by the holder with respect thereto;

(j)	acknowledges and agrees that if, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Adastra Shares that is payable or distributable to the holders of the Adastra Shares on a record date that precedes the date of transfer of the Adastra Shares into the name of the Offeror or its nominees or transferees on the Adastra Share register maintained by or on behalf of Adastra Shares, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing holder of Adastra Shares, and to the extent that such dividends, distributions or payments do not exceed the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the cash consideration per Adastra Share payable by the Offeror pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance in the case of (b) and (c) above, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the cash or share consideration otherwise issuable to the non-remitting holders of Adastra Shares pursuant to the Offer or deduct from the cash or share consideration to be delivered by the Offeror pursuant to the Offer value equal to the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion;

(k)	acknowledges and agrees that if the Separation Time does not occur before the Expiry Time, a deposit of Adastra Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Adastra to holders of Adastra Shares prior

5

to the time that the undersigned’s Adastra Shares are deposited pursuant to the Offer, in order for the Adastra Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure set forth in the Offer and the Notice of Guaranteed Delivery. In any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited pursuant to the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned;

(l)	covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Other Securities to the Offeror;

(m)	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

(n)	by virtue of the execution of this Letter of Acceptance and Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer will be determined by First Quantum in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Dealer Manager, the Depositary, or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

        By virtue of the execution of this Letter of Acceptance and Transmittal, the undersigned agrees with the Offeror and the Depositary that any contract contemplated by the Offer and this Letter of Acceptance and Transmittal as well as all documents relating thereto, including, without limitation, the Notice of Guaranteed Delivery, be drawn up exclusively in the English language.

        En signant la présente lettre de transmission, le soussigné est réputé d’avoir convenu avec l’initiateur et le dépositaire que tous les contrats découlant de l’offre et de la présente lettre de transmission et tous les documents y afférents incluant, sans limiter la généralité de ce qui précède, l’avis de livraison garantie, soient rédigés exclusivement en anglais.

6

BLOCK A

ISSUE CERTIFICATE/CHEQUE IN THE NAME OF:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

(Telephone – Business Hours)

(Tax Identification, Social Insurance or Social Security Number)

BLOCK B

SEND CERTIFICATE/CHEQUE
(Unless Block "C" is checked) TO:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

BLOCK C

☐ HOLD SHARE CERTIFICATES AND CHEQUE FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY WHERE THIS LETTER OF ACCEPTANCE AND TRANSMITTAL IS DEPOSITED. (Check box)

BLOCK D

☐ CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder ______________ Date of Execution of Notice ______________

Window Ticket Number (if any)

____

Name of Institution which Guaranteed Delivery ______________

BLOCK E

DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER

The owner signing below represents that the member of the Soliciting Dealer Group who solicited and obtained this deposit is: (please print or type)

(Firm) (Registered Representative) (Telephone Number)

(Address) (Fax)

☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

☐ CHECK HERE IF DISKETTE TO FOLLOW

7

8

INSTRUCTIONS

1.	Use of Letter of Acceptance and Transmittal

(a)	This Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) together with accompanying certificates representing the deposited Shares and all other documents required by the terms of the Offer to Purchase and this Letter of Acceptance and Transmittal must be received by the Depositary at any of the offices specified on the last page of this Letter of Acceptance and Transmittal no later than 5:00 p.m. (Toronto time), on March 31, 2006, unless the Offer in respect of the Shares is extended or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)	The method used to deliver this Letter of Acceptance and Transmittal and any accompanying certificates representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Shares.

2.	Procedure for Guaranteed Delivery

        If a Shareholder (other than a Shareholder who holds Adastra Shares in the form of CREST depositary interests) wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates and Letter of Acceptance and Transmittal to the Depositary by the Expiry Time, those Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the applicable address set out in the Notice of Guaranteed Delivery by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile) is received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery at or before the Expiry Time;

(c)	the certificate or certificates representing the deposited Adastra Shares, and, if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery by 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the applicable address set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Acceptance and Transmittal and accompanying certificate(s) to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

3.	Signatures

        This Letter of Acceptance and Transmittal must be completed and signed by the registered holder of deposited Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)	If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

(b)	If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if a cheque is to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed or accompanied by an appropriate transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

9

4.	Guarantee of Signatures

        If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the deposited Shares, or if deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Adastra or if payment is to be issued in the name of a person other than the registered owner(s) of the deposited Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

        Where this Letter of Acceptance and Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

6.	Partial Deposits

        If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. In such case, the Depositary will use commercially reasonable efforts to cause new certificate(s) for the number of Shares not deposited to be sent to the registered holder as soon as practicable after the Expiry Time. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.	Solicitation

        Identify the dealer or broker, if any, who solicited acceptance of the Offer by completing the appropriate box on this Letter of Acceptance and Transmittal and present a list of beneficial holders, if applicable.

8.	Right to Withdraw Deposited Adastra Shares

        Except as otherwise provided in this Section 8, all deposits of the Shares under the Offer are irrevocable. The Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable law):

(a)	at any time where the Shares have not been taken up by the Offeror;

(b)	at any time before the expiration of ten days from the date of a notice of change or variation in respect of the Offer; or

(c)	if the Shares have not been paid for by the Offeror within three (3) business days after having been taken up.

        A notice of withdrawal of deposited Shares must: be made by a method that provides the Depositary with a written or printed copy of such notice (which includes a telegraphic or electronic facsimile communication); be made by or on behalf of the depositing Shareholder; be signed by or on behalf of the person who signed the Letter of Acceptance and Transmittal (or Notice of Guaranteed Delivery) that accompanied the Shares being withdrawn; specify that person’s name, the number of Shares to be withdrawn, the name of the registered holder of, and the certificate number shown on each certificate evidencing the Shares to be withdrawn; and to be effective, actually be received by the Depositary at the place of deposit within the applicable time specified above.

        In addition, any signature in the withdrawal notice must be guaranteed in the same manner as in the Letter of Acceptance and Transmittal or Notice of Guaranteed Delivery, except where the Shares were deposited for the account of an Eligible Institution. Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Shares may be redeposited at any time before the Expiry Time by again following one of the procedures described in Section 4 of the Offer to Purchase.

        In addition to the foregoing rights of withdrawal, Shareholders in certain provinces of Canada are entitled to statutory rights of rescission or damages or both in certain circumstances. See Section 22 of the Circular, “Offerees’ Statutory Rights”.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror in its sole discretion and such determinations shall be final and binding. None of the Offeror, the Depositary, or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

9.	Stock Transfer Taxes

        Except as otherwise provided in this Instruction 9, the Offeror will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not deposited or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if deposited certificates for Shares are registered in the name of any person other than the person(s) signing this Letter of Acceptance and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to the Offeror, in its sole discretion, of the payment of such taxes, or exemption therefrom, is submitted.

10

10.	28% Backup Withholding

        In order to avoid backup withholding of U.S. federal income tax on any payments of cash pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 in this Letter of Acceptance and Transmittal and certify under penalties of perjury that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien). If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Offeror and the Depositary).

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

        The stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

        The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

        Certain stockholders (including, among others, all corporations, individual retirement accounts and certain non-U.S. individuals and entities) are not subject to backup withholding. Noncorporate non-U.S. stockholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

11.	Miscellaneous

(a)	If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for deposited Shares, additional certificate numbers and number of deposited Shares may be included on a separate signed list affixed to this Letter of Acceptance and Transmittal.

(b)	If deposited Shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Shares by execution of this Letter of Acceptance and Transmittal (or a facsimile hereof) waive any right to receive any notice of the acceptance of deposited Shares for payment, except as required by applicable law.

(d)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(e)	The Offeror will not pay any fees or commissions to any broker or dealer or any other Person for soliciting deposits of Shares pursuant to the Offer except as otherwise set forth in the Offer to Purchase and Circular (other than to the Dealer Manager and the Depositary).

(f)	Additional copies of the Offer to Purchase and Circular, the Notice of Variation and Extension dated March 10, 2006, the Notice of Variation and Extension dated March 21, 2006, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed below.

12.	Lost Certificates

        If a Share certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Adastra’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a Share certificate has been lost or destroyed, please ensure that you provide your telephone number so that the Depositary or Adastra’s transfer agent may contact you.

        THIS LETTER OF ACCEPTANCE AND TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY NO LATER THAN THE EXPIRY TIME.

11

<table>
<tr><td rowspan="3">SUBSTITUTE
FORM W-9

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE</td><td>PART 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.</td><td>____________________
SOCIAL SECURITY NUMBER(S)
OR
EMPLOYER IDENTIFICATION NUMBER</td></tr>
<tr><td>PART 2 – CERTIFICATES – UNDER PENALTIES OF PERJURY, I CERTIFY THAT
(1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND
(2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND
(3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).</td><td>PART 3 –
AWAITING TIN ☐

PART 4 –
EXEMPT ☐</td></tr>
</table>

<table>
<tr><td>PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER ("TIN")</td><td>CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER ANOTHER NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT SUCH ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4 ABOVE.

SIGNATURE: ____________________ DATE: ____________________</td></tr>
</table>

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (A) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEPOSITARY, 28% PERCENT OF ALL REPORTABLE PAYMENTS MADE TO ME WILL BE WITHHELD, BUT WILL BE REFUNDED TO ME IF I PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER WITHIN 60 DAYS.

SIGNATURE: ____________________ DATE: ____________________

12

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER – Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

13

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

–	A corporation.

–	A financial institution.

–	An organization exempt from tax under section 501(a), or an individual retirement plan.

–	The United States or any agency or instrumentality thereof.

–	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

–	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

–	An international organization or any agency, or instrumentality thereof.

–	A registered dealer in securities or commodities registered in the United States or a possession of the United States.

–	A real estate investment trust.

–	A common trust fund operated by a bank under section 584(a).

–	An entity registered at all times under the Investment Company Act of 1940.

–	A foreign central bank of issue.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FROM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM AND CHECK THE BOX IN PART X, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. – Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)	PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

14

This is not a letter of Acceptance and Transmittal. This Notice of Guaranteed Delivery is for use in accepting the offer by First Quantum Minerals Ltd. for all of the outstanding common shares (including the associated rights under the Shareholder Rights Plan) of Adastra Minerals Inc.

NOTICE OF GUARANTEED DELIVERY

for Common Shares

of

Adastra Minerals Inc.

Pursuant to the Offer dated February 2, 2006

of

FIRST QUANTUM MINERALS LTD.

as amended by the Notice of Variation and Extension dated March 10, 2006, and as further amended by the Notice of Variation and Extension dated March 21, 2006

        This Notice of Guaranteed Delivery must be used to accept the offer dated February 2, 2006, as amended by the Notice of Variation and Extension dated March 10, 2006, and as further amended by the Notice of Variation and Extension dated March 21, 2006 (the “Offer”), made by First Quantum Minerals Ltd. (the “Offeror”) to purchase all of the outstanding common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, together with the associated rights (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”) issued under the Shareholder Rights Plan of Adastra, if (i) certificates for the Shares to be deposited are not immediately available or (ii) the holder of Shares cannot deliver the certificates and Letter of Transmittal to Computershare Investor Services Inc. (the “Depositary”) before the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by electronic facsimile or mail to the Depositary at the principal address in Toronto or facsimile number set out below and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail:	By Registered Mail, Hand or Courier:	By Facsimile Transmission:
P.O. Box 7021	100 University Avenue	(905) 771-4082
31 Adelaide Street E	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated February 2, 2006 as amended by the Notice of Variation and Extension dated March 10, 2006 and as further amended by the Notice of Variation and Extension dated March 21, 2006 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Shareholder (other than a Shareholder who holds Adastra Shares in the form of CREST depositary interests) wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Adastra Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates and Letter of Transmittal to the Depositary by the Expiry Time, those Adastra Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the principal office of the Depositary in Toronto by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile copy) is received by the Depositary at its principal office in Toronto at or before the Expiry Time;

(c)	the certificate(s) representing the deposited Adastra Shares and, if the Separation Time has occurred before the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time, but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES REPRESENTING ADASTRA SHARES OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2

TO:              FIRST QUANTUM MINERALS LTD.
AND TO:    COMPUTERSHARE INVESTOR SERVICES INC.

        The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”.

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the form below.)

*	Unless otherwise indicated, all Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

**	The following procedures must be followed in order to effect the valid delivery of Rights Certificates: (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with the certificate(s) representing the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

3

ELECTION FOR CASH OR SHARES

Pursuant to the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Adastra Shares represented by the certificate(s) listed above. Shareholders may elect to receive the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

☐ **Choice A – The CASH ALTERNATIVE**

Shareholders who check this box will receive Cdn.$2.65 in cash for each Adastra Share deposited under this Choice A (subject to pro ration).

☐ **Choice B – The SHARE ALTERNATIVE**

Shareholders who check this box will receive one common share of the Offeror (a " First Quantum Share") for each 14.76 Adastra Shares deposited under this Choice B (subject to pro ration).

If neither of the foregoing choices is properly made, the undersigned will be deemed to have elected the Share Alternative.

An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in the Letter of Transmittal.

4

This document is important and requires your immediate attention. If you have any questions as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor. If you are a resident of the United Kingdom and you have any doubt about the Offer or what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized under the United Kingdom Financial Services and Markets Act 2000. No securities regulatory authority in Canada, the United States or the United Kingdom has expressed an opinion about, or passed upon the fairness or merits of, the offer contained in this document, the securities offered pursuant to such offer or the adequacy of the information contained in this document and it is an offence to claim otherwise. In particular, this document does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom. Accordingly, this document has not been, and will not be, reviewed or approved by the Financial Services Authority or by the London Stock Exchange plc.

March 10, 2006

NOTICE OF VARIATION AND EXTENSION
by
FIRST QUANTUM MINERALS LTD.
of its
OFFER TO PURCHASE
all of the outstanding common shares of
ADASTRA MINERALS INC.
on the basis of one common share of First Quantum Minerals Ltd.
for every 17.5 common shares of Adastra Minerals Inc.

THE OFFER HAS BEEN AMENDED AND EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL MIDNIGHT (TORONTO TIME) ON MARCH 20, 2006 UNLESS FURTHER EXTENDED OR WITHDRAWN.

First Quantum Minerals Inc. (“First Quantum” or the “Offeror”) hereby gives notice that it has amended its offer dated February 2, 2006 (the “Original Offer”) to purchase all of the outstanding common shares of Adastra Minerals Inc. (“Adastra”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan of Adastra (together, the “Adastra Shares”), in order to: (i) extend the expiry time from 5:00 p.m. (Toronto time) on March 10, 2006 to midnight (Toronto time) on March 20, 2006 unless further extended or withdrawn; and (ii) amend certain of the conditions of the Original Offer.

This Notice of Variation and Extension should be read in conjunction with the Original Offer and accompanying circular (the “Original Circular”) dated February 2, 2006 (which together constitute the “Offer and Circular”). Except as otherwise set forth herein, the terms and conditions previously set forth in the Offer and Circular and the related Letters of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. All references to the “Offer” in the Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, and all references in such documents to the “Circular” mean the Original Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

The Dealer Manager for the Offer is:
RBC CAPITAL MARKETS

In Canada	In the United States
RBC Dominion Securities Inc.	RBC Capital Markets Corporation

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        This Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Shareholders should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been derived from publicly available financial statements which have been prepared in accordance with Canadian generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that First Quantum is incorporated under the laws of Canada, that some or all of its officers and directors may reside outside the United States, that the Canadian Dealer Manager for the Offer and some or all of the experts named herein may reside outside the United States, and that a substantial portion of the assets of First Quantum and said persons are located outside the United States.

        THE FIRST QUANTUM SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Prospective investors should be aware that acquisition of First Quantum Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully herein.

        This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state in the United States in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor is this document being mailed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any state in the United States in which the making or acceptance of the Offer would not be in compliance with the laws of such state. The Offeror may, in its sole discretion, take such action as it may deem desirable to extend the Offer to Shareholders in any such state. Notwithstanding the foregoing, the Offeror may elect not to complete such action in any given instance. Accordingly, the Offeror cannot at this time assure holders of Adastra Shares that otherwise valid tenders can or will be accepted from holders resident in all states in the United States.

        Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the Adastra Shares, or of related securities, or of the First Quantum Shares, or of related securities, during the period of the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

        The Offer and Circular and certain of the information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserves,” “probable reserves,” “proven reserves,” “inferred resources,” “indicated resources,” “measured resources” and “mineral resources” used or incorporated by reference in the Offer and Circular are, unless otherwise stated, Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves (“CIM”). CIM standards differ significantly from standards in the United States. While the terms “mineral resource,” “measured resources,” “indicated resources,” and “inferred resources” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States. As such, information regarding mineralization and resources contained or incorporated by reference in the Offer and Circular may not be comparable to similar information made public by United States companies.

2

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        No action has been or is intended to be taken by First Quantum, by Numis Securities Limited or by RBC Capital Markets and its affiliated entities that would permit a public offer of First Quantum Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the “FSA”)) before such an offer is made.

        Accordingly, as regards Shareholders resident in, or who have received the Offer or the Original Offer in, the United Kingdom (“U.K. Shareholders”), the Offer is only being made to or directed at, and deposits of Adastra Shares will only be accepted from, a U.K. Shareholder who: (a) is, and is able to establish to the satisfaction of the Offeror that it is: (i) a qualified investor acting as principal; (ii) a qualified investor which operates in the financial markets acting on behalf of a person, not being a qualified investor, on a discretionary basis concerning the acceptance of offers on that person’s behalf; or (iii) acting on behalf, and on the instructions, of a qualified investor (in which case the Offer is made to or directed at that qualified investor); or (b) is a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made. A “qualified investor” is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) a person entered on the register of qualified investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified person. Accordingly, any U.K. Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in the Original Offer. Shareholders who have received the Offer or the Original Offer in the United Kingdom should consult with their legal advisors to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by U.K. Shareholders are set out in the Original Offer and this Notice of Variation and Extension.

        The content of this document, which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else, and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document. Numis Securities Limited is authorized by the FSA and its FSA registration number is 2285918.

_________________

        Holders of Adastra Shares (“Shareholders”) who have validly deposited and not withdrawn their Adastra Shares need take no further action to accept the Offer. Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Acceptance and Transmittal (printed on blue paper in the case of all Shareholders other than Eligible U.K. Shareholders and on green paper in the case of Eligible U.K. Shareholders) that accompanied the Offer and Circular or a manually signed facsimile thereof and deposit it, together with the certificates representing their Adastra Shares and any required evidence confirming that the Shareholder purporting to accept the Offer is eligible to do so, at one of the offices of Computershare Investor Services Inc. (the “Depositary”) in accordance with the instructions in the applicable Letter of Acceptance and Transmittal. Any Shareholder holding Adastra Shares in the form of CREST Depository Interests must additionally arrange for the appropriate electronic acceptance instructions to be sent to CREST Depository Limited. Alternatively, certain Shareholders may follow the procedure for guaranteed delivery set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”, by using the Notice of Guaranteed Delivery (printed on yellow paper) that accompanied the Offer and Circular or a manually signed facsimile thereof. Persons whose Adastra Shares are registered in the name of a dealer, broker, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

3

        Questions and requests for assistance may be directed to RBC Dominion Securities Inc. in Canada, to RBC Capital Markets Corporation in the United States (the “Dealer Manager”), to Innisfree M&A Incorporated (the “Information Agent”) or to Computershare Investor Services Inc. (the “Depositary”). Additional copies of this Notice of Variation and Extension, the Offer and Circular, the Letters of Acceptance and Transmittal, and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager or the Depositary at their respective offices shown on the last page of this Notice of Variation and Extension.

        No person has been authorized to give any information or make any representation other than those contained in the Offer and Circular, the accompanying Letters of Acceptance and Transmittal and this Notice of Variation and Extension and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

        The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this Notice of Variation and Extension. Any representation to the contrary is unlawful.

        This Notice of Variation and Extension does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

EXCHANGE RATE INFORMATION

        All references to “dollars” or “$” in this document refer to United States dollars, unless otherwise indicated. The following table sets forth the exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated, the average of such exchange rates, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

	Year Ended December 31

	2005	2004	2003	2002	2001

Rate at end of period	1.1659	1.2036	1.2924	1.5796	1.5926
Average rate for period	1.2116	1.3015	1.4015	1.5704	1.5484

On March 9, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$1.1595.

4

NOTICE OF VARIATION AND EXTENSION

March 10, 2006

TO: THE HOLDERS OF ADASTRA SHARES

        This Notice of Variation and Extension amends and supplements the Offer and Circular dated February 2, 2006, and the accompanying Letters of Transmittal and Notice of Guaranteed Delivery, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained therein, all of the outstanding Adastra Shares, which includes the associated SRP Rights.

        Except as otherwise set forth in this Notice of Variation and Extension, the terms and conditions previously set forth in the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects and this Notice of Variation and Extension should be read in conjunction with the Offer and Circular, Letters of Transmittal and Notice of Guaranteed Delivery. Unless the context requires otherwise, terms not defined herein have the meanings set forth in the Offer.

        All references to the “Offer” in the Offer and Circular, the Letters of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby and all references in such documents to the “Circular” mean the Original Circular as amended hereby. Capitalized terms used in this Notice of Variation and Extension and not defined herein that are defined in the Offer and Circular have the respective meanings ascribed thereto in the Offer and Circular.

1.	Extension of the Offer

        The Offeror has varied the Original Offer by extending the Expiry Time from 5:00 p.m. (Toronto time) on March 10, 2006 to midnight (Toronto time) on March 20, 2006, unless the Offeror further extends the period during which the Offer is open for acceptance pursuant to Section 6 of the Offer to Purchase, “Extensions, Variations and Changes to the Offer”. Accordingly, the definitions of “Expiry Date” and “Expiry Time” in the Original Offer are amended to read in full as follows:

        “Expiry Date” means March 20, 2006 or such later date as is set out in a notice of variation and extension of the Offer issued at any time and from time to time extending the period during which Adastra Shares may be deposited to the Offer, provided that, if such day is not a business day, then the Expiry Date shall be the next business day.

        “Expiry Time” means midnight (Toronto time) on the Expiry Date.

2.	Amendments to Conditions of the Offer

        Subparagraph (m) of Section 2 of the Offer to Purchase, “Conditions of the Offer” (found at page 13 of the Offer and Circular), is deleted in its entirety and replaced by the following:

“(m)	First Quantum shall have determined in its reasonable judgment that Adastra and its affiliates and associates have not taken any action or have failed to take any action which might make it inadvisable for First Quantum to proceed with the Offer and/or with the taking up and paying for Adastra Shares under the Offer and/or with the implementation of First Quantum’s plans to be described in the Circular; including, without limiting the generality of the foregoing, any issuance of Adastra Shares or other securities or Options, Warrants or other rights to purchase Adastra Shares or other securities, any payments or distributions out of the ordinary course, any agreement or understanding relating to the sale, disposition of or other dealing with the business or properties of Adastra, its affiliates or associates or any part thereof or interest therein (including, for greater certainty, the consummation of the transaction with Mitsubishi Corporation described in the directors’ circular of Adastra dated February 17, 2006, or any variation thereof or amendment thereto) or relating to the rights of Adastra, its affiliates or associates to manage, operate or control the conduct of the business or any part thereof; and”

3.	Recent Developments

        The Offeror has received various required regulatory clearances in connection with the offer including the conditional approval of the TSX for the listing and posting for trading of the First Quantum Shares to be issued to Shareholders in connection with the Offer.

        As at March 9, 2006, 474,390 Adastra Shares had been deposited to the Offer and not withdrawn.

5

4.	Withdrawal of Deposited Shares

        Shareholders have the right to withdraw Adastra Shares deposited pursuant to the Offer under the circumstances and in the manner described in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”.

5.	Take Up of and Payment for Deposited Adastra Shares

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is further extended or varied, the terms and conditions of any such extension or variation), the Offeror will take up Adastra Shares validly deposited under the Offer (and not withdrawn prior to the Expiry Time pursuant to Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”), promptly following the Expiry Time and, after such take up, will promptly pay for the Adastra Shares taken up pursuant to applicable law. See Section 3 of the Offer to Purchase, “Take Up of and Payment for Deposited Adastra Shares”.

6.	Amendments to the Original Offer

        The Original Offer shall be read as amended in order to give effect to the specified amendment set forth in this Notice of Variation and Extension.

7.	Offerees’ Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of Adastra with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such Shareholders. However, such rights must be exercised within the time limit prescribed by the securities legislation of the Shareholder’s province or territory. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

8.	Directors’ Approval

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to the Shareholders has been authorized, by the First Quantum Board.

6

APPROVAL AND CERTIFICATE

DATED: March 10, 2006

        The contents of this Notice of Variation and Extension have been approved, and the sending thereof to Shareholders has been authorized, by the First Quantum Board.

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Adastra Shares which are the subject of the Offer.

(Signed) PHILIP K.R. PASCALL	(Signed) MARTIN R. ROWLEY
Chairman and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) PETER ST. GEORGE	(Signed) RUPERT PENNANT-REA
Director	Director

7

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier

P.O. Box 7021	100 University Avenue
31 Adelaide Street E.	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal	Vancouver	Calgary

650 de Maisonneuve Blvd West	510 Burrard Street	Western Gas Tower
Suite 700	2nd Floor	Suite 600, 530 8th Avenue S.W.
Montreal, QC	Vancouver, BC	Calgary, AB
H3A 3S8	V6C 3B9	T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

200 Bay Street, 4th Floor	Two Embarcadero Center
Royal Bank Plaza, South Tower	Suite 1200
Toronto, Ontario M5J 2W7	San Francisco, California 94111
Canada	U.S.A.
Telephone: (416) 842-7675	Toll Free: 1-866-246-3902
Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor
New York, NY 10022
U.S.A.

Shareholders Call Toll Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Amendment No. 1 to the Registration Statement, solely in his capacity as the duly authorized representative of First Quantum Minerals Ltd. in the United States, in the City of Newark, State of Delaware, on March 10, 2006.

This document is important and requires your immediate attention. If you have any questions as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor. If you are a resident of the United Kingdom and you have any doubt about the Offer or what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized under the United Kingdom Financial Services and Markets Act 2000. No securities regulatory authority in Canada, the United States or the United Kingdom has expressed an opinion about, or passed upon the fairness or merits of, the offer contained in this document, the securities offered pursuant to such offer or the adequacy of the information contained in this document and it is an offence to claim otherwise. In particular, this document does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom. Accordingly, this document has not been, and will not be, reviewed or approved by the Financial Services Authority or by the London Stock Exchange plc.

February 2, 2006

OFFER TO PURCHASE

all of the outstanding common shares of

ADASTRA MINERALS INC.

on the basis of one common share of First Quantum Minerals Ltd.

for every 17.5 common shares of Adastra Minerals Inc.

First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) hereby offers (the “Offer”) to purchase, on and subject to the terms and conditions of the Offer, all of the outstanding common shares of Adastra Minerals Inc. (“Adastra”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan of Adastra described under “Shareholder Rights Plan” in the accompanying Circular (together, the “Adastra Shares”). Under the Offer, holders of Adastra Shares (“Shareholders”) will be entitled to receive one common share of First Quantum (“First Quantum Share”) for every 17.5 Adastra Shares.

The Offer will be open for acceptance until 5:00 p.m. (Toronto time) on March 10, 2006 (the “Expiry Time”) unless the Offer is extended or withdrawn.

The Offer is subject to certain conditions, including, without limitation, that not less than 66 2/3% of the Adastra Shares (on a fully diluted basis) shall have been validly deposited under the Offer and not withdrawn at the Expiry Time. See Section 2 of the Offer to Purchase, “Conditions of the Offer”. Subject to applicable law, the Offeror reserves the right to withdraw the Offer and not take up and pay for Adastra Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or waived by the Offeror prior to the Expiry Time.

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

RBC Capital Markets Corporation	RBC Dominion Securities Inc.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        This Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer to Purchase and Circular in accordance with the disclosure requirements of Canada. Shareholders should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles and may be subject to Canadian auditing and auditor independence standards, and, thus may not be comparable to financial statements of United States companies.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that First Quantum is incorporated under the laws of Canada, that some or all of its officers and directors may reside outside the United States, that the Canadian Dealer Manager for the Offer and some or all of the experts named herein may reside outside the United States, and that all or a substantial portion of the assets of First Quantum and said persons may be located outside the United States.

        THE FIRST QUANTUM SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Prospective investors should be aware that acquisition of First Quantum Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully herein.

        This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state in the United States in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor is this document being mailed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any state in the United States in which the making or acceptance of the Offer would not be in compliance with the laws of such state. The Offeror may, in its sole discretion, take such action as it may deem desirable to extend the Offer to Shareholders in any such state. Notwithstanding the foregoing, the Offeror may elect not to complete such action in any given instance. Accordingly, the Offeror cannot at this time assure holders of Adastra Shares that otherwise valid tenders can or will be accepted from holders resident in all states in the United States.

        First Quantum has applied to the SEC for an exemption to make market purchases of Adastra Shares pursuant to Canadian law during the period in which the Offer remains open for acceptance. See Section 12 of the Offer to Purchase, “Market Purchases”. If such exemption is granted, shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the Adastra Shares, or related securities, during the period of the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

        The Offer and Circular and certain of the information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserves”, “probable reserves”, “proven reserves”, “inferred resources”, “indicated resources”, “measured resources” and “mineral resources” used or incorporated by reference in the Offer and Circular are, unless otherwise stated, Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Mineral Reserves (“CIM”). CIM standards differ significantly from standards in the United States. While the terms “mineral resource”, “measured resources”, “indicated resources” and “inferred resources” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States. As such, information regarding mineralization and resources contained or incorporated by reference in the Offer and Circular may not be comparable to similar information made public by United States companies.

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        This document does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the “FSA”). Accordingly, this document has not been, and will not be, approved by the FSA or by London Stock Exchange plc. No action has been or is intended to be taken by First Quantum, by Numis Securities Limited or by RBC Capital Markets and its affiliated entities that would permit a public offer of First Quantum Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and the Prospectus Rules) before such an offer was made.

        Accordingly, as regards Shareholders resident in, or receiving the Offer or the Offer and Circular in, the United Kingdom (“U.K. Shareholders”), the Offer is only being made to or directed at, and deposits of Adastra Shares will only be accepted from, a U.K. Shareholder who: (a) is, and is able to establish to the satisfaction of the Offeror that it is: (i) a Qualified Investor acting as principal; (ii) a Qualified Investor which operates in the financial markets acting on behalf of a person, not being a Qualified Investor, on a discretionary basis concerning the acceptance of offers on that person’s behalf; or (iii) acting on behalf, and on the instructions, of a Qualified Investor (in which case the Offer is made to or directed at that qualified investor); or (b) is a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made. A “Qualified Investor” is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) a person entered on the register of Qualified Investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified person. Accordingly, any U.K. Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in this document and in the Letter of Transmittal. Shareholders receiving the Offer in the United Kingdom should consult with their legal advisors to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by U.K. Shareholders are set out in this document.

        The content of this document, which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else, and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document. Numis Securities Limited is authorized by the FSA and its FSA registration number is 2285918.

        The First Quantum Shares (TSX:FM; AIM:FQM) and the Adastra Shares (TSX:AAA; AIM:AAA) are listed on the Toronto Stock Exchange (the “TSX”) and admitted for trading on the AIM Market operated by the London Stock Exchange plc (“AIM”).

        On January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Offer, the closing price of the Adastra Shares on the TSX was Cdn.$1.80 and the closing price of the First Quantum Shares on the TSX was Cdn.$38.94. Based on such closing prices, the Offer values each Adastra Share at Cdn.$2.23, representing a premium of approximately 24% over the closing price of the Adastra Shares on the TSX on January 17, 2006 and a premium of approximately 31% over the Cdn.$1.70 price per share received by Adastra in connection with its December 2005 equity financing.

        On January 17, 2006, the closing price of the Adastra Shares on AIM was GBX88 and the closing price of the First Quantum Shares on AIM was GBX1857.5. Based on such closing prices, the Offer values each Adastra Share at GBX106.1, representing a premium of approximately 21% over the closing price of the Adastra Shares on AIM on January 17, 2006.

        For a discussion of risk factors you should consider in evaluating the Offer, see Section 4 of the Circular “ Purpose of the Offer and First Quantum’s Plans for Adastra –Risk Factors”, as well as the documents listed in

Section 1 of the Circular – “First Quantum – Documents Incorporated by Reference” and specifically incorporated by reference herein.

        First Quantum has applied to the TSX and AIM to list or admit for trading, as the case may be, the First Quantum Shares to be issued to Shareholders in connection with the Offer. Listing and/or admission for trading will be subject to First Quantum fulfilling all the listing and/or admission requirements of such exchanges.

        Shareholders who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (printed on blue paper in the case of all Shareholders other than Eligible U.K. Shareholders and on green paper in the case of Eligible U.K. Shareholders) or a manually signed facsimile thereof and deposit it, together with the certificates representing their Adastra Shares and any required evidence confirming that the Shareholder purporting to accept the Offer is eligible to do so, at one of the offices of Computershare Investor Services Inc. (the “Depositary”) in accordance with the instructions in the Letter of Transmittal. Any Shareholder holding Adastra Shares in the form of CREST Depository Interests must additionally arrange for the appropriate electronic acceptance instructions to be sent to CREST Depository Limited. Alternatively, certain Shareholders may follow the procedure for guaranteed delivery set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery” by using the accompanying Notice of Guaranteed Delivery (printed on yellow paper) or a manually signed facsimile thereof.

        The Offer is made only for the Adastra Shares and not for any options, warrants or other rights to acquire Adastra Shares (other than SRP Rights). Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms thereof and applicable law, fully exercise such options, warrants or other rights before the Expiry Time in order to obtain a certificate representing Adastra Shares and then deposit those Adastra Shares in accordance with the terms of the Offer.

        Questions and requests for assistance may be directed to the Dealer Manager or to the Depositary for the Offer. Additional copies of this document and related materials may be obtained without charge on request from the Depositary at its offices specified on the back page of this document.

        This document does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor will deposits of Adastra Shares be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction. No action has been taken by First Quantum or by its advisors that would permit a public offer of First Quantum Shares or possession or distribution of this document where action for that purpose is required in any such jurisdiction.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This Offer and Circular and certain of the information incorporated by reference in this Offer and Circular, contain forward-looking statements with respect to First Quantum’s financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Words such as “anticipates”, “expects”, “intends”, “plans”, “forecasts”, “projects”, “budgets”, “believes”, “seeks”, “estimates”, “could”, “might”, “should”, and similar expressions identify forward-looking statements. Although First Quantum believes that its plans, intentions and expectations reflected in these forward-looking statements are reasonable, First Quantum cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this Offer and Circular. These statements include comments regarding: operations and synergies of the combined company, the establishment and estimates of mineral reserves and mineral resources, production, production commencement dates, productions costs, cash operating costs per pound, total cash costs per pound, grade, processing capacity, potential mine life, feasibility studies, development costs, capital and operating expenditures, exploration, the closing of certain transactions including acquisitions and offerings, and First Quantum’s expansion plans.

        The following factors related to the business combination of First Quantum and Adastra could cause actual results to differ materially from the forward-looking statements: the business of First Quantum and Adastra may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; and the expected combination benefits from the First Quantum/Adastra transaction may not be fully realized or realized within the expected time frame. In addition, the factors described below and in Section 4 of the Circular, “Purpose of the Offer and First Quantum’s Plans for Adastra – Risk Factors” and the documents listed in Section 1 of the Circular, “First Quantum – Documents Incorporated by Reference” and specifically incorporated by reference herein may cause actual results to differ materially from the forward-looking statements:

•	unexpected changes in business and economic conditions;
•	significant increases or decreases in copper, cobalt, gold or other mineral prices;
•	changes in interest rates and currency exchange rates;
•	timing and amount of production;
•	unanticipated grade changes;
•	unanticipated recovery rates or production problems;
•	changes in mining, processing and overhead costs;
•	changes in metallurgy and processing technology;
•	access and availability of materials, equipment, supplies, labour and supervision, power and water;
•	determination of mineral reserves and mineral resources;
•	availability of drill rigs;
•	changes in project parameters;
•	costs and timing of development of new mineral reserves;
•	results of current and future exploration activities;
•	results of pending and future feasibility studies;
•	joint venture relationships;
•	political or economic instability, either globally or in the countries in which First Quantum and Adastra operate;
•	changes in governmental policies or Laws;
•	wars or armed conflicts, either globally or in the countries in which First Quantum and Adastra operate;
•	local and community impacts and issues;
•	timing of receipt of government approvals;
•	accidents and labour disputes;
•	environmental costs and risks;
•	competitive factors, including competition for property acquisitions; and
•	availability of capital at reasonable rates or at all.

        These factors are not intended to represent a complete list of the general or specific factors that could affect First Quantum. Additional factors may be noted elsewhere in this Offer and Circular and in any documents incorporated by reference into this Offer and Circular. First Quantum undertakes no obligation to update forward-looking statements.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

        All references to “$” or “dollars” in this document refer to United States dollars, unless otherwise indicated. All financial information contained in this Offer and Circular is reported in U.S. dollars, unless otherwise noted. First Quantum’s financial statements are prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Certain financial information is reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”). For a discussion of the principal differences between U.S. GAAP and Canadian GAAP in the context of First Quantum, see Note 20 to the First Quantum audited financial statements for the financial year ended December 31, 2004, which have been specifically incorporated by reference herein. The financial information regarding Adastra contained in this Offer and Circular is reported in U.S. dollars and, according to Adastra, Adastra’s audited consolidated financial statements and the notes thereto have been prepared in accordance with Canadian GAAP.

v

NON-GAAP FINANCIAL MEASURES

        In this Offer and Circular and certain of the information incorporated by reference in this Offer and Circular, the terms “cash cost” and “cash flow per share” are used as performance measures. Cash cost is used on a per pound of copper basis. Cash cost per pound is equivalent to mining operations expenses for the period divided by the number of pounds of copper sold during the period. The Offeror has included cash cost information to provide investors with information about the cost structure of the Offeror’s mining operations. Cash flow per share information has been included to provide the investors with additional information that the Offeror believes is useful in evaluating the Offeror’s results of operations. “Cash cost” and “cash flow per share” differ from measures of performance determined in accordance with Canadian GAAP and U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles and may not be comparable to similarly titled measures of other companies.

INFORMATION CONCERNING ADASTRA

        Unless otherwise indicated, the information concerning Adastra contained in this Offer and Circular has been taken from or is based upon publicly available documents and records on file with Canadian securities regulatory authorities, the United States Securities and Exchange Commission and other public sources. Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Adastra taken from or based upon such documents and records are untrue or incomplete, neither the Offeror nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any Adastra financial statements, or for any failure by Adastra to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the Offeror. The Offeror has no means of verifying the accuracy or completeness of any of the information contained herein that is derived from Adastra’s publicly available documents or records or whether there has been any failure by Adastra to disclose events that may have occurred or may affect the significance or accuracy of any information.

EXCHANGE RATES

        The following table sets forth the exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated, the average of such exchange rates, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

	Year Ended December 31

	2005	2004	2003	2002	2001

Rate at end of period	1.1659	1.2036	1.2924	1.5796	1.5926
Average rate for period	1.2116	1.3015	1.4015	1.5704	1.5484

        On January 31, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$1.1439. On January 31, 2006, the exchange rate for one British pound expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was Cdn.$2.0377.

TABLE OF CONTENTS

	Page
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	iv
REPORTING CURRENCIES AND FINANCIAL PRINCIPLES	v
NON-GAAP FINANCIAL MEASURES	vi
INFORMATION CONCERNING ADASTRA	vi
EXCHANGE RATES	vi
DEFINITIONS	1
SUMMARY	6
OFFER TO PURCHASE	11
1. The Offer	11
2. Conditions of the Offer	11
3. Take Up of and Payment for Deposited Adastra Shares	14
4. Time and Manner for Acceptance	15
5. Procedure for Guaranteed Delivery	15
6. Extensions, Variations and Changes to the Offer	16
7. Changes in Capitalization of Adastra; Dividends and Distributions; Liens	17
8. Right to Withdraw Deposited Adastra Shares	18
9. Return of Deposited Adastra Shares	18
10. Mail Service Interruption	19
11. Notice and Delivery	19
12. Market Purchases	19
13. General	20
14. Other Terms of the Offer	20
CIRCULAR	22
1. First Quantum	22
2. Adastra	25
3. Background to the Offer	27
4. Purpose of the Offer and First Quantum's Plans for Adastra	29
5. Acquisition of Shares Not Deposited	33
6. Source of Offered Consideration	35
7. Beneficial Ownership of and Trading in Securities of Adastra	35
8. Prior Distributions of Adastra Shares	36
9. Commitments to Acquire Securities of Adastra	36
10. Arrangements, Agreements or Understandings	36
11. Acceptance of the Offer	37
12. Material Changes	37
13. Other Information	37
14. Effect of the Offer on the Market for and Listing of Adastra Shares	38
15. Regulatory Matters	39
16. Shareholder Rights Plan	39
17. Certain Canadian Federal Income Tax Considerations	41
18. Certain U.S. Federal Income Tax Considerations	45
19. Certain U.K. Tax Considerations	48
20. Eligibility for Investment	50
21. Financial Advisor, Dealer Manager, Depositary and Information Agent	50
22. Offerees' Statutory Rights	51
23. U.S. Reporting Requirements Applicable to First Quantum and Adastra	51
24. Documents Filed With the SEC	51
25. Directors' Approval	52
CONSENT OF PRICEWATERHOUSECOOPERS LLP	53
APPROVAL AND CERTIFICATE OF THE OFFEROR	54
APPENDIX A - UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF FIRST QUANTUM
MINERALS LTD	A-	1

DEFINITIONS

        In the Offer and Circular, unless the context otherwise requires, the following terms have the meanings set forth below. All references to “$” or “dollars” are to the currency of the United States unless otherwise indicated.

        “Adastra” means Adastra Minerals Inc., a company existing under the laws of Yukon, and, unless the context requires otherwise, includes its Subsidiaries.

        “Adastra Board” means the Board of Directors of Adastra.

        “Adastra Material Adverse Effect” means any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, material and adverse to the assets, business, operations, prospects or financial condition (including cash resources) of Adastra and its Subsidiaries taken as a whole, other than any change, effect, event, occurrence or state of facts relating to the economy, securities markets or precious metal markets in general.

        “Adastra Share” means a Class “A” common share in the capital of Adastra (whether in certificated form or subject to a CDI) together, unless the context requires otherwise, with the associated SRP Right.

        “AIM” means the Alternative Investment Market, a share dealing market operated by the London Stock Exchange plc.

        “AMF” means Autorité des marchés financiers (Québec).

        “Appropriate Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities which First Quantum may deem advisable in connection with the consummation of the Offer.

        “BCA” means the Business Corporations Act (British Columbia), as amended.

        “business day” means any day of the week other than a Saturday, Sunday or a statutory or civic holiday observed in Toronto, Canada, Vancouver, Canada or London, United Kingdom.

        “Canadian GAAP” means Canadian generally accepted accounting principles.

        “CDI” means a CREST depository interest, representing an Adastra Share in uncertificated form.

        “Circular” means the offering circular accompanying the Offer to Purchase.

        “Compulsory Acquisition” has the meaning set forth in Section 5 of the Circular, “Acquisition of Shares Not Deposited”.

        “CREST” means the computerised settlement system by which transfers of title to or interests in securities are made in uncertificated form in the United Kingdom, in respect of which CRESTCo is the operator (as defined in the CREST Regulations).

        “CREST Depository” means CREST Depository Limited.

         “CRESTCo” means CRESTCo Limited.

        “CREST Regulations” means the United Kingdom Uncertificated Securities Regulations 2001 (SI 2001 No. 3755).

        “Current Market Price” means the closing price of the First Quantum Shares on the TSX on the Expiry Date.

        “Dealer Manager” means RBC Dominion Securities Inc. in Canada and RBC Capital Markets Corporation in the United States.

         “Depositary” means Computershare Investor Services Inc.

        “DRC” means the Democratic Republic of Congo.

        “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program

(SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        “Eligible U.K. Shareholder” means a U.K. Shareholder which is either (i) a Qualified Investor (accepted as such by the Offeror) acting as principal and for no other person (as established to the satisfaction of the Offeror); (ii) a Qualified Investor of the kind described in paragraph (i) of the definition of “Qualified Investor” (accepted as such by the Offeror) which has been engaged by a person who is not a Qualified Investor to act as its agent on terms enabling such Qualified Investor to make the decision to accept the Offer on its behalf without reference to it (as established to the satisfaction of the Offeror), in accordance with the provisions of Section 86(2) of the FSMA; (iii) an agent or fiduciary holding Adastra Shares on behalf of a Qualified Investor (accepted as such by the Offeror), who has been instructed by the Qualified Investor to accept the Offer in respect of such Adastra Shares on behalf of that Qualified Investor and who has power and actual authority to do so (as established in each case, to the satisfaction of the Offeror), in which case the Offer is actually made to or directed at that Qualified Investor; or (iv) a person to whom the Offer may otherwise be made or at whom the Offer may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the Offer is made.

        “Endiama” means Empresa Nacional De Diamantes De Angola E.P., the Angolan diamond company wholly owned by the Angolan state.

        “Exchanges” means the TSX and AIM, and “Exchange” means either one of them.

        “Expiry Date” means March 10, 2006 or such later date as is set out in a notice of extension of the Offer issued at any time and from time to time extending the period during which Adastra Shares may be deposited to the Offer, provided that, if such day is not a business day, then the Expiry Date shall be the next business day.

        “Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date.

        “First Quantum” or the “Offeror” means First Quantum Minerals Ltd., a company existing under the laws of British Columbia, and, unless the context requires otherwise, includes its Subsidiaries.

        “First Quantum Board” means the Board of Directors of First Quantum.

        “First Quantum Share” means a common share in the capital of First Quantum.

        “FSA” means the U.K. Financial Services Authority.

        “FSMA” means the U.K. Financial Services and Markets Act 2000, as amended.

         “GBX” means Great Britain pence.

        “Gécamines” means La Génerale des Carrières et des Mines, the mining arm of the Government of the DRC.

        “Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board, or authority of any of the foregoing; (c) any self-regulatory authority or any of the Exchanges; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

        “Laws” means all laws, by-laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees or other requirements and the terms and conditions of any grant of approval, permission, authority or licence of any Governmental Entity and the term “applicable” with respect to such laws and in a context that refers to one or more Persons, means such laws as are applicable to such Person or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

        “Letter of Transmittal” means the letter of acceptance and transmittal in the form accompanying the Offer and Circular (printed on blue paper in the case of all Shareholders other than Eligible U.K. Shareholders and on green paper in the case of Eligible U.K. Shareholders).

        “Material Interests” means the following interests of Adastra: (i) a joint venture interest in a cobalt and copper tailings re-treatment project located 25 kilometres outside the town of Kolwezi, situated in the copper belt region of the DRC; (ii) an exclusive option to submit a proposal for redevelopment of the Kipushi zinc-copper mine located near the town of Kipushi, adjacent to the border of Zambia about 30 km from Lubumbashi within the DRC; (iii) a 100% mineral property interest in the Solwezi prospecting licence; and (iv) mineral property interests in Angola, comprised of two licences awarded to Endiama (one being a prospecting licence covering an area of approximately 2,690 square kilometres in the Cuango River floodplain, and the other being an exploitation licence covering an adjacent area of approximately 246 square kilometres north of Cafunfo, with both licences being in the Provinces of Luanda-Norte and Malange) with the respective exploration and exploitation rights to be exercised in a joint venture between Adastra and Endiama.

        “Minimum Tender Condition” means the condition to the Offer that there shall have been validly deposited under the Offer and not withdrawn at the Expiry Time that number of Adastra Shares which constitutes at least 66 2/3% of the Adastra Shares (on a fully diluted basis).

        “Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying the Offer and Circular (printed on yellow paper).

        “Non-U.S. Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

        “Offer” means the Offeror’s offer to purchase the Adastra Shares made hereby, the terms and conditions of which are set forth in the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery.

        “Offer and Circular” means the Offer to Purchase and the Circular, collectively.

        “Offer to Purchase” means the offer to purchase Adastra Shares forming part of the Offer and Circular.

        “Offered Consideration” means the consideration to be paid by the Offeror for the Purchased Securities.

        “Ontario Securities Act” means the Securities Act (Ontario), as amended, and the regulations and rules made thereunder.

        “Option” means an option to purchase Adastra Shares granted under the Stock Option Plan.

        “OSC” means the Ontario Securities Commission.

        “Permitted Bid” has the meaning ascribed thereto in Section 16 of the Circular, “Shareholder Rights Plan”.

        “Person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status.

        “PFIC” has the meaning ascribed thereto in Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

        “Policy Q-27” means Policy No. Q-27 of the AMF entitled “Protection of Minority Securityholders in the course of Certain Transactions”.

        “Prospectus Rules” means the U.K. Prospectus Rules published by the FSA.

        “Purchased Securities” means the Adastra Shares taken up and paid for by the Offeror under the Offer.

        “Qualified Investor” means a person which is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) a legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, in each case as shown in its last annual or consolidated accounts; (iii) a person entered on the register of qualified investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified investor for the purposes of the prospectus directive (2003/71/EC), in each case within the meaning of and as more particularly described in section 86(7) of FSMA.

        “Rights Certificates” has the meaning ascribed thereto in Section 16 of the Circular, “Shareholder Rights Plan”.

        “Rule 61-501” means OSC Rule 61-501 entitled “Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions”.

        “SEC” means the U.S. Securities and Exchange Commission.

        “Separation Time” has the meaning ascribed thereto in Section 16 of the Circular, “Shareholder Rights Plan”.

        “Shareholder” means a holder of Adastra Shares and, for the purposes of the Offer, excludes U.K. Shareholders that are not Eligible U.K. Shareholders.

        “Shareholder Rights Plan” means the shareholder rights plan agreement entered into between Adastra and the SRP Rights Agent dated November 30, 2005.

        “SRP Rights” means the rights issued pursuant to the Shareholder Rights Plan.

        “SRP Rights Agent” means Computershare Investor Services Inc., in its capacity as rights agent under the Shareholder Rights Plan.

        “Stock Option Plan” means the stock option plan dated January 12, 1998 for directors, officers and employees of Adastra, as amended.

        “Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 5 of the Circular, “Acquisition of Shares Not Deposited”.

        “Subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a Subsidiary.

        “Tax Act” means the Income Tax Act (Canada), as amended.

        “TSX” means the Toronto Stock Exchange.

        “U.K.” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

        “U.K. Resident” means a Shareholder who is resident for tax purposes in the U.K. or is subject to tax in the U.K. in respect of a holding of Adastra Shares by reason of having a branch or agency or permanent establishment in the U.K.

        “U.K. Shareholder” means a Shareholder who is resident in, or receives the Offer or the Offer and Circular in, the United Kingdom.

        “uncertificated” or “in uncertificated form” means recorded on the relevant register of Adastra as being held in uncertificated form in CREST, and title to which, by virtue of the Regulations, may be transferred by means of CREST.

        “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        “U.S. GAAP” means U.S. generally accepted accounting principles.

        “U.S. Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

        “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        “Warrants” means the outstanding warrants to purchase Adastra Shares granted by Adastra to the International Finance Corporation and the Industrial Development Corporation of South Africa, together with any other warrants that may be, or may have been, granted by Adastra from time to time prior to the Expiry Date.

        “YBCA” means the Business Corporations Act (Yukon), as amended.

SUMMARY

        This summary highlights information more fully discussed elsewhere in this Offer and Circular. This summary is not intended to be complete and is qualified by reference to the more detailed information contained in those documents. Shareholders are urged to review the more detailed information about First Quantum, the Offer and the First Quantum Shares provided elsewhere in this Offer and Circular and in the documents incorporated by reference herein, which should be read in their entirety.

The Offer

        First Quantum is offering, on the terms and subject to the conditions of the Offer, to purchase all of the issued and outstanding Adastra Shares on the basis of one First Quantum Share for every 17.5 Adastra Shares (being approximately 0.0571 of a First Quantum Share for each Adastra Share). Assuming that all of the Adastra Shares that are issued and outstanding as at January 23, 2006, and all Adastra Shares issuable upon exercise of Options or Warrants that are in-the-money as at January 25, 2006, are tendered to the Offer and that the Offeror takes up and pays for such Adastra Shares under the Offer, First Quantum will issue approximately 4.94 million First Quantum Shares.

        On January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Offer, the closing price of the Adastra Shares on the TSX was Cdn.$1.80 and the closing price of the First Quantum Shares on the TSX was Cdn.$38.94. Based on such closing prices, the Offer values each Adastra Share at Cdn.$2.23, representing a premium of approximately 24% over the closing price of the Adastra Shares on the TSX on January 17, 2006 and a premium of approximately 31% over the Cdn.$1.70 price per share received by Adastra in connection with its December 2005 equity financing.

        On January 17, 2006, the closing price of the Adastra Shares on AIM was GBX88 and the closing price of the First Quantum Shares on AIM was GBX1857.5. Based on such closing prices, the Offer values each Adastra Share at GBX106.1, representing a premium of approximately 21% over the closing price of the Adastra Shares on AIM on January 17, 2006.

        The Offer is made only for Adastra Shares and not for any Options, Warrants or other rights to acquire Adastra Shares (other than SRP Rights). Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms thereof and applicable law, fully exercise such Options, Warrants or other rights before the Expiry Time in order to obtain a certificate representing Adastra Shares and then deposit those Adastra Shares in accordance with the terms of the Offer.

        The Offer is not being made to or directed at, and deposits of Adastra Shares will not be accepted from, any U.K. Shareholder that is not an Eligible U.K. Shareholder.

        Fractional First Quantum Shares will not be issued pursuant to the Offer. Where the aggregate number of First Quantum Shares issuable to a Shareholder would otherwise result in a fraction of a First Quantum Share being issued, Shareholders will instead receive a cash payment equal to such fraction multiplied by the Current Market Price. For purposes of determining the amount of any such cash payment, all Adastra Shares deposited by a registered holder will be aggregated.

        First Quantum has applied to the TSX and AIM to list or admit to trading, as the case may be, the First Quantum Shares to be issued to Shareholders in connection with the Offer. Listing and/or admission to trading will be subject to First Quantum fulfilling all the listing requirements of the relevant Exchange.

First Quantum Minerals Ltd.

        First Quantum is an international mining company whose principal activities include mineral exploration, development and mining. Its focus is on the copper sector in Zambia, the DRC and Mauritania, though this does not exclude exposure to other geographic regions or commodities. First Quantum’s operations in Zambia include the 100% owned solvent extraction/electrowinning facility at Bwana Mkubwa (“Bwana”) and the 80% owned Kansanshi copper mine. In addition, in the DRC, First Quantum operates the 100% owned Lonshi copper mine, which provides oxide copper ore for processing at Bwana. Based in Vancouver, First Quantum currently employs approximately 4,000 employees, contractors and consultants. The principal executive office and the registered records office of First Quantum are located at 8th Floor, 543 Granville Street, Vancouver, British Columbia, V6C 1X8.

        The First Quantum Shares are listed and posted for trading on the TSX under the symbol “FM” and have been admitted for trading on AIM under the symbol “FQM”. See Section 1 of the Circular, “First Quantum”.

        First Quantum has established a dividend policy which implements a progressive dividend with future payments established in line with annual results and cash flow. On April 25, 2005, an inaugural dividend in the amount of Cdn.$0.06 per share was paid by First Quantum, in respect of the year ended December 31, 2004. On September 16, 2005, First Quantum paid an interim dividend of Cdn.$0.02 per share in respect of the period ended June 30, 2005. On December 12, 2005, First Quantum announced that it expects total dividends in respect of 2006 to equal no less than 10% of First Quantum’s after tax profit for the year. If the Offer is completed during the first quarter of 2006, Shareholders will be eligible, in respect of any First Quantum Shares they receive in exchange for their Adastra Shares, to receive any final dividend which may be declared by First Quantum in respect of 2005.

Adastra Minerals Inc.

        Adastra is an international mining company in the business of acquiring, exploring and developing mineral resource properties in the DRC, Angola and Zambia. The target metals and precious minerals for which Adastra is exploring are cobalt, copper, zinc and diamonds. Adastra is currently engaged in developing several mineral assets in Central Africa, including the Kolwezi Copper-Cobalt Tailings Project and the Kipushi Copper Zinc Mine in the DRC.

        The Adastra Shares are listed and posted for trading on the TSX and have been admitted for trading on AIM under the symbol “AAA”. See Section 2 of the Circular, “Adastra”.

Purpose of the Offer and Acquisition of Remaining Shares

        The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Adastra Shares. If the Offeror takes up and pays for the Adastra Shares validly deposited under the Offer, the Offeror currently intends to exercise its statutory right, if available, to acquire all the Adastra Shares not deposited to the Offer or, if such statutory right of acquisition is not available, the Offeror currently intends to cause a meeting of Shareholders to be held to consider an amalgamation, statutory arrangement, capital reorganization or other transaction whereby the Offeror will acquire any Adastra Shares not deposited to the Offer. See Section 4 of the Circular, “Purpose of the Offer and First Quantum’s Plans for Adastra”, and Section 5 of the Circular, “Acquisition of Shares Not Deposited”.

Conditions of the Offer

        The Offeror reserves the right to withdraw the Offer and not take up and pay for any Adastra Shares deposited under the Offer unless all of the conditions of the Offer contained in Section 2 of the Offer to Purchase are satisfied or, where permitted, waived. These conditions include, among others (i) the Minimum Tender Condition; and (ii) the Offeror shall have determined in its reasonable judgment that no property right, franchise or licence of Adastra or any of the Material Interests has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected, or threatened to be impaired or adversely affected, whether as a result of the making of the Offer, the taking up and paying for Adastra Shares deposited under the Offer, the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction or otherwise. See Section 2 of the Offer to Purchase, “Conditions of the Offer”.

Time and Manner for Acceptance

        The Offer is open for acceptance until 5:00 p.m. (Toronto time) on March 10, 2006 or until such later time and date to which the Offer may be extended by the Offeror at its discretion, unless withdrawn by the Offeror.

        Shareholders may accept the Offer by depositing certificates representing Adastra Shares that are being deposited, together with the appropriate Letter of Transmittal, duly completed and signed, and, in the case of

U.K. Shareholders, any required evidence confirming that the Shareholder purporting to accept the Offer is an Eligible U.K. Shareholder, at the offices of the Depositary as specified in the Letter of Transmittal at or before the Expiry Time. Any Shareholder holding Adastra Shares in the form of CDIs must additionally arrange for the appropriate electronic acceptance instruction to be sent to CREST Depository at or before the Expiry Time. The Offer will be deemed to be accepted only if the Depositary has actually received these documents and, where applicable, electronic acceptance instructions have actually been received by CREST Depository at or before the Expiry Time. Shareholders whose Adastra Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should request their nominee to effect the transaction. See Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”.

        Shareholders whose certificates for Adastra Shares are not immediately available may use the procedures for guaranteed delivery set forth in the Notice of Guaranteed Delivery (printed on yellow paper). See Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”.

Payment for Deposited Shares

        If all of the conditions of the Offer have been satisfied or, where permitted, waived by the Offeror, the Offeror will become obligated to take up and pay for Adastra Shares validly deposited under, and not withdrawn from, the Offer within the time periods prescribed by applicable securities laws. Any Adastra Shares deposited under the Offer after the first date on which Adastra Shares have been taken up and paid for by the Offeror will be taken up within 10 days of that deposit. See Section 3 of the Offer to Purchase, “Take Up of and Payment for Deposited Adastra Shares”.

Right to Withdraw Deposited Shares

        All deposits of Adastra Shares under the Offer are irrevocable, except as provided in Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Adastra Shares”. Section 8 of the Offer to Purchase permits withdrawal of the Adastra Shares deposited under the Offer: (i) at any time where the Adastra Shares have not been taken up by First Quantum; (ii) at any time before the expiration of ten days from the date of a notice of change or variation in respect of the Offer (but only if the Adastra Shares have not been taken up by the Offeror at the date of such notice); and (iii) if the Adastra Shares have not been paid for by First Quantum within three business days after having been taken up.

Certain Canadian Federal Income Tax Considerations

        A Canadian resident Shareholder who holds Adastra Shares as capital property and who sells such shares pursuant to the Offer will generally not realize a capital gain or capital loss under the Tax Act unless the Shareholder elects to recognize a capital gain or capital loss.

        A Subsequent Acquisition Transaction may give rise to either a taxable event or tax deferred exchange of Adastra Shares depending upon the form of the transaction and the consideration offered. See Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Resident in Canada.”

        A Shareholder who is not a resident of Canada who disposes of Adastra Shares for First Quantum Shares under the Offer will generally not be subject to tax in Canada if the Adastra Shares are not taxable Canadian property. See Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Not Resident in Canada”.

Certain U.S. Federal Income Tax Considerations

        The Offeror may purchase some Adastra Shares for cash in connection with, or subsequent to, the transactions described herein. If no such cash purchases were to occur, the exchange of Adastra Shares pursuant to the Offer could be treated as a tax-free transaction for U.S. federal income tax purposes, subject to the application of the PFIC rules described in Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”. Due to the possibility that one or more cash purchases may occur, the Offeror believes that the exchange of Adastra Shares pursuant to the Offer will be taxable for U.S. federal income tax purposes. See Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

Certain U.K. Tax Considerations

        Eligible U.K. Shareholders who receive First Quantum Shares under the Offer will generally not be treated as having made a disposal of their Adastra Shares for the purposes of capital gains tax or corporation tax on chargeable gains until the First Quantum Shares are ultimately disposed of. See Section 19 of the Circular, “Certain U.K. Tax Considerations”.

Risk Factors

        An investment in First Quantum Shares under the Offer is subject to certain risks. See Section 4 of the Circular, “Purpose of the Offer and First Quantum’s Plans for Adastra – Risk Factors”, together with the risk factors described in the documents listed in Section 1 of the Circular “First Quantum – Documents Incorporated by Reference” and specifically incorporated by reference herein.

Pro Forma Financial Information

        For pro forma information relating to the combination of First Quantum and Adastra, including the unaudited pro forma consolidated balance sheet of First Quantum as at September 30, 2005 and unaudited pro forma consolidated statements of earnings for the nine months then ended and for the year ended December 31, 2004, see “Appendix A – Unaudited Pro Forma Financial Statements of First Quantum Minerals Ltd.”.

Depositary

        Computershare Investor Services Inc. is acting as Depositary under the Offer. The Depositary will be responsible for receiving certificates representing deposited Adastra Shares and accompanying Letters of Transmittal and other documents. The Depositary is also responsible for receiving Notices of Guaranteed Delivery, giving notices, if required, and making payment for all Adastra Shares purchased by the Offeror under the terms of the Offer.

Financial Advisor, Dealer Manager and Information Agent

        RBC Dominion Securities Inc. has been retained to act as financial advisor to First Quantum. In addition, RBC Dominion Securities Inc., together with RBC Capital Markets Corporation, its U.S. affiliate, have been retained to act as dealer manager in connection with the Offer. In Canada, RBC Dominion Securities Inc. may form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and members of the stock exchanges in Canada to solicit acceptances of the Offer. In addition, Innisfree M&A Incorporated has been retained to act as information agent in connection with the Offer.

Regulatory Requirements

        The Offer will be subject to the approval of the TSX as well as the approvals of such regulatory authorities in Canada, the United States or the United Kingdom as First Quantum may deem necessary or advisable.

Shareholder Rights Plan

        On December 1, 2005, Adastra announced that the Adastra Board adopted a Shareholder Rights Plan. The Offer is not a Permitted Bid for the purposes of the Shareholder Rights Plan. Accordingly, in order for the Offer to proceed, the Shareholder Rights Plan must be terminated or some action must be taken by the Adastra Board or by a securities commission or court of competent jurisdiction to remove the effect of the Shareholder Rights Plan and permit the Offer to proceed. See Section 16 of the Circular, “Shareholder Rights Plan”.

        The Offeror believes that at the Expiry Time, Adastra and the Adastra Board will have had more than adequate time to fully consider the Offer and any available alternative transactions and Shareholders likewise will have had sufficient time to determine whether to deposit their Adastra Shares to the Offer.

        The Offer is being made on the condition, among others, that the Shareholder Rights Plan does not and will not adversely affect the Offer or the Offeror, either before or on consummation of the Offer or on the purchase of Adastra Shares pursuant to a Compulsory Acquisition or any Subsequent Acquisition Transaction. See Section 2 of the Offer to Purchase, “Conditions of the Offer”.

No Dissent Rights

        No Shareholder will have dissent or appraisal rights in connection with the Offer. However, holders of Adastra Shares who do not tender their Adastra Shares to the Offer may have rights of dissent in the event First Quantum elects, and is able under applicable Law, to acquire such Adastra Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction. See Section 5 of the Circular, “Acquisition of Shares Not Deposited”.

OFFER TO PURCHASE

TO: THE HOLDERS OF SHARES OF ADASTRA MINERALS INC.

        The accompanying Circular contains important information and should be read carefully before making a decision with respect to the Offer. This Offer to Purchase, together with the Circular, which is incorporated into and forms part of this Offer to Purchase, constitute the take-over bid circular required under applicable Canadian securities laws.

1.    The Offer

        Subject to the terms and conditions set forth in Section 2 below and in the Letter of Transmittal and the Notice of Guaranteed Delivery, the Offeror hereby offers to purchase all of the issued and outstanding Adastra Shares on the basis of one First Quantum Share for every 17.5 Adastra Shares (being approximately 0.0571 of a First Quantum Share for each Adastra Share). Assuming that all of the Adastra Shares that are issued and outstanding as at January 23, 2006, and all Adastra Shares issuable upon exercise of Options or Warrants that are in-the-money as at January 25, 2006, are tendered to the Offer and that the Offeror takes up and pays for such Adastra Shares under the Offer, First Quantum will issue approximately 4.94 million First Quantum Shares.

        On January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Offer, the closing price of the Adastra Shares on the TSX was Cdn.$1.80 and the closing price of the First Quantum Shares on the TSX was Cdn.$38.94. Based on such closing prices, the Offer values each Adastra Share at Cdn.$2.23, representing a premium of approximately 24% over the closing price of the Adastra Shares on the TSX on January 17, 2006 and a premium of approximately 31% over the Cdn.$1.70 price per share received by Adastra in connection with its December 2005 equity financing.

        On January 17, 2006, the closing price of the Adastra Shares on AIM was GBX88 and the closing price of the First Quantum Shares on AIM was GBX1857.5. Based on such closing prices, the Offer values each Adastra Share at GBX106.1, representing a premium of approximately 21% over the closing price of the Adastra Shares on AIM on January 17, 2006.

        The Offer is made only for Adastra Shares and is not made for any Options, Warrants or other rights to acquire Adastra Shares (other than SRP Rights). Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms of such securities and applicable Laws, exercise the Options, Warrants or other rights in order to obtain certificates representing Adastra Shares in accordance with the Offer. Any such exercise must be sufficiently in advance of the Expiry Time to ensure that Adastra Shares will be available for deposit no later than the Expiry Time or in sufficient time to comply with the procedures referred to in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”. Options and Warrants may be exercised and the Adastra Shares issued pursuant to such exercise may be deposited under the Offer, to the extent permitted by the terms of such Options or Warrants.

        The Offer is not being made to or directed at, and deposits of Adastra Shares will not be accepted from, any U.K. Shareholder that is not an Eligible U.K. Shareholder.

        Fractional First Quantum Shares will not be issued pursuant to the Offer. Where the aggregate number of First Quantum Shares issuable to such Shareholder would otherwise result in a fraction of a First Quantum Share being issued, Shareholders will instead receive a cash payment equal to such fraction multiplied by the Current Market Price. For purposes of determining the amount of any such cash payment, all Adastra Shares deposited by a registered holder will be aggregated.

        All cash payable under the Offer, in lieu of fractional First Quantum Shares, will be denominated in Canadian dollars.

        The Offer will be open for acceptance until the Expiry Time unless withdrawn or extended.

2.    Conditions of the Offer

        The Offeror reserves the right to withdraw the Offer and not take up, purchase or pay for, and shall have the right to extend the period of time during which the Offer is open and postpone taking up and paying for, any Adastra Shares deposited under the Offer unless all of the following conditions are satisfied or, where permitted, waived by the Offeror prior to the Expiry Time:

(a)	the Minimum Tender Condition;

(b)	the Offeror shall have determined in its reasonable discretion that, on terms satisfactory to the Offeror: (i) the Adastra Board has waived the application of the Shareholder Rights Plan to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction; (ii) a cease trade order or an injunction has been issued that has the effect of prohibiting or preventing the exercise of SRP Rights or the issue of Adastra Shares upon the exercise of the SRP Rights in relation to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisitions or any Subsequent Acquisition Transaction; (iii) a court of competent jurisdiction has ordered that the SRP Rights are illegal or of no force or effect or may not be exercised in relation to the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction; or (iv) the SRP Rights and the Shareholder Rights Plan have otherwise become or been held unexercisable or unenforceable in relation to the Adastra Shares with respect to the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction;

(c)	all Appropriate Approvals (including, without limitation, those of the Exchanges, competition authorities or securities regulatory authorities) shall have been obtained on terms satisfactory to the Offeror, acting reasonably;

(d)	all outstanding Options, Warrants or other rights to acquire Adastra Shares will have been exercised, cancelled or otherwise dealt with on terms satisfactory to the Offeror in its reasonable judgment;

(e)	no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private Person in Canada or elsewhere, whether or not having the force of Law, and no Law (including, without limiting the generality of the foregoing, any tax Law) shall have been proposed, enacted, promulgated or applied, in either case:

(i)	to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Adastra Shares or the right of the Offeror to own or exercise full rights of ownership of the Adastra Shares;

(ii)	which would result in an Adastra Material Adverse Effect; or

(iii)	which would prevent or make uncertain the ability of the Offeror or its affiliates to effect either a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(f)	there shall not exist any prohibition at Law against the Offeror making the Offer, taking up and paying for any Adastra Shares deposited under the Offer, issuing First Quantum Shares in consideration therefor or effecting either a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(g)	there shall not exist or have occurred any change (or any condition, event or development involving a prospective change) in the business, operations (including results of operations), assets, capitalization, condition (financial or otherwise), prospects, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of Adastra or the Material Interests, which, when considered either individually or in the aggregate, would result in an Adastra Material Adverse Effect;

(h)	there shall not have occurred or been threatened on or after the date of the Offer: (i) any general suspension of trading in, or limitation on prices for, securities on the TSX or AIM; (ii) any extraordinary or material adverse change in the financial markets in Canada, the United States or the United Kingdom; (iii) any change in the general political, market, economic or financial conditions in any country that could, in the reasonable discretion judgment of the Offeror, have an Adastra Material Adverse Effect; (iv) a material change in United States, Canadian or United Kingdom currency exchange rates or a suspension of, or limitation on, the markets therefor; (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada, the United States or the United Kingdom; (vi) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that, in the reasonable discretion of the Offeror, might affect the extension of credit by banks or other lending institutions in Canada, the United States or the United Kingdom; (vii) a commencement of war or armed hostilities or other national or international calamity involving Canada, the United States, the United Kingdom, the DRC, Zambia or Mauritania; or (viii) a material acceleration or worsening of any of the foregoing events or circumstances, if such events or circumstances are already existing at the time of the commencement of the Offer;

(i)	the Offeror shall have determined in its reasonable judgment that, except as otherwise publicly disclosed by Adastra prior to the date of the Offer, no property right, franchise or licence of Adastra or any of the Material Interests has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected, or threatened to be impaired or adversely affected, whether as a result of the making of the Offer, the taking up and paying for Adastra Shares deposited under the Offer, the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction or otherwise;

(j)	the Offeror shall have determined in its reasonable judgment that no covenant, term or condition exists in any instrument or agreement to which Adastra or any of its entities is a party or to which any of their properties or assets are subject which might make it inadvisable for the Offeror to proceed with the Offer and/or the taking up and paying for Adastra Shares under the Offer, including without limitation any default, right of termination, acceleration or other adverse event that may ensue as a result of the Offeror taking up and paying for the Adastra Shares under the Offer or completing a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(k)	the Offeror shall, unless the Offeror deems it unnecessary in the exercise of its absolute and unfettered discretion, have been provided with, or given access to, in a timely manner, all non-public information relating to Adastra or any of its affiliates or associates as may be given, provided or made available by Adastra or any of its affiliates or associates at any time after the announcement of the Offer, or within 120 days prior to the announcement of the Offer, to any other potential acquiror of any Adastra Shares or of a significant portion of the assets of Adastra or any of its affiliates or associates, or to any other potential acquiror considering (or seeking such information in order to consider) any merger, amalgamation, statutory arrangement or similar business combination with Adastra or any of its affiliates or associates, on substantially the same terms and conditions as may be imposed on such other potential acquirer;

(l)	the Offer, if completed, shall not trigger any Adastra Material Adverse Effect;

(m)	the Offeror shall have determined in its reasonable judgment that Adastra and its affiliates and associates have not taken any action or have failed to take any action which might make it inadvisable for the Offeror to proceed with the Offer and/or with the taking up and paying for Adastra Shares under the Offer and/or with the implementation of the Offeror’s plans as described in Section 4 of the Circular, “Purpose of the Offer and First Quantum’s Plans for Adastra” and Section 5 of the Circular, “Acquisition of Shares Not Deposited”; including, without limiting the generality of the foregoing, any issuance of Adastra Shares or other securities or Options, Warrants or other rights to purchase Adastra Shares or other securities, any payments or distributions out of the ordinary course, any agreement or understanding relating to the sale, disposition of or other dealing with the business or properties of Adastra, its affiliates or associates or any part thereof or interest therein or relating to the rights of Adastra, its affiliates or associates to manage, operate or control the conduct of the business or any part thereof; and

(n)	the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document filed by or on behalf of Adastra with any regulatory authority in Canada or elsewhere.

        The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror’s sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time prior to the Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time prior to the Expiry Time.

        Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Toronto. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary, if required by law, as soon as practicable thereafter to notify Shareholders in the manner set forth below in Section 11 of the Offer to Purchase, “Notice and Delivery”, and shall provide a copy of such notice to the TSX and AIM. Any notice of waiver will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto. In the event of any waiver, all Adastra Shares deposited previously and not taken up or withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Adastra Shares deposited under the Offer and (i) the Depositary will promptly return all certificates for deposited Adastra Shares to the parties by whom they were deposited in acceptance of the Offer, and (ii) CREST Depository will credit the original balances of Shareholders who deposited Shares in the form of CDIs. See Section 9 of the Offer to Purchase, “Return of Deposited Adastra Shares”.

3.    Take Up of and Payment for Deposited Adastra Shares

        If all of the conditions referred to above in Section 2 of the Offer to Purchase have been fulfilled or, where permitted, waived at the Expiry Time, the Offeror will become obligated to take up and pay for the Adastra Shares deposited under the Offer and not withdrawn no later than 10 days after the Expiry Date, and to pay for the Adastra Shares taken up promptly, and in any event not later than the earlier of (a) the tenth day after the Expiry Date, and (b) three business days after taking up the Adastra Shares. In accordance with applicable Law, the Offeror will take up and pay for any Adastra Shares deposited under the Offer after the date on which it first takes up Adastra Shares not later than 10 days after the deposit of such Adastra Shares.

        The Offeror will be deemed to have taken up and accepted for payment Adastra Shares validly deposited and not withdrawn under the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary to that effect.

        The Offeror will pay for Adastra Shares validly deposited under the Offer and not withdrawn by providing the Depositary with the Offered Consideration in the form of sufficient certificates for First Quantum Shares and funds to pay for fractional First Quantum Shares otherwise issuable, if any, for transmittal to persons depositing Adastra Shares under the Offer. Under no circumstances will interest accrue or be paid on the Offered Consideration by the Offeror or the Depositary to persons depositing Adastra Shares, regardless of any delay in making such payment. Fractional First Quantum Shares will not be issued. Instead of receiving a fraction of a First Quantum Share, the Shareholder will receive a cash payment equal to such fraction multiplied by the Current Market Price. For the purpose of determining the amount of any such cash payment, all Adastra Shares deposited by a registered holder will be aggregated.

        The Depositary will act as the agent of the persons who have deposited Adastra Shares under the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons. Receipt of the share certificates and/or cash representing the Offered Consideration by the Depositary shall be deemed to constitute receipt of payment by persons depositing Adastra Shares.

        Settlement with each Shareholder who has deposited Adastra Shares under the Offer (other than Shareholders holding Adastra Shares in the form of CDIs) will be made by the Depositary forwarding (a) for the Adastra Shares, a certificate for the First Quantum Shares to which such Shareholder is entitled under the Offer (excluding fractional First Quantum Shares), provided that the Shareholder is a resident of a province of Canada or another jurisdiction in which the First Quantum Shares may be lawfully delivered without further action by the Offeror and (b) if applicable, a cheque in Canadian dollars in payment for the cash equivalent of any fractional First Quantum Shares determined in accordance with the Offer, to be payable to such Shareholder.

        Unless otherwise directed by the Letter of Transmittal, the certificates and cheques will be issued in the name of the registered holder of the Adastra Shares so deposited. Unless the Person depositing the Adastra Shares instructs the Depositary to hold the certificate representing the First Quantum Shares and any cheque for pick-up by checking the appropriate box in the Letter of Transmittal, the certificate and any cheque will be forwarded by first class insured mail to such Person at the address specified in the Letter of Transmittal. If no such address is specified, the certificate and any cheque will be sent to the address of the holder as shown on the securities register maintained by or on behalf of Adastra. Certificates and cheques mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing.

        Shareholders who deposit Adastra Shares in the form of CDIs to the Offer should contact CREST Depository with respect to settlement.

4.    Time and Manner for Acceptance

        The Offer is open for acceptance, unless withdrawn or extended at the sole discretion of the Offeror until the Expiry Time, being 5:00 p.m. (Toronto time) on the Expiry Date, unless the Offer is withdrawn or extended. See Section 6 of the Offer to Purchase, “Extensions, Variations and Changes to the Offer”.

        The Offer may be accepted by Shareholders by depositing the following documents with the Depositary at the offices specified in the Letter of Transmittal no later than the Expiry Time:

(a)	the certificate or certificates representing Adastra Shares in respect of which the Offer is being accepted (except where Adastra Shares are held in the form of CDIs);

(b)	the appropriate form of Letter of Transmittal (or a manually signed facsimile copy), properly completed and duly signed, with the signature or signatures guaranteed in accordance with the instructions set out in the Letter of Transmittal; and

(c)	any other relevant document required by the instructions set forth on the Letter of Transmittal including, in the case of U.K. resident Shareholders, any required evidence confirming that the Shareholder purporting to accept the Offer is an Eligible U.K. Shareholder.

        Shareholders holding Adastra Shares in the form of CDIs must additionally arrange for the appropriate electronic acceptance instruction to be sent to CREST Depository and should contact CREST Depository in this regard.

        The Offer will be deemed to be accepted by Shareholders only if the Depositary actually has received these documents at one of the addresses for the Depositary indicated on the Letter of Transmittal and, where applicable, CREST Depository actually has received electronic acceptance instructions, at or before the Expiry Time. Shareholders who cannot comply on a timely basis with these procedures for deposit of the requisite certificates for Adastra Shares may deposit certificates representing Adastra Shares pursuant to the procedures for guaranteed delivery described in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”.

        Unless waived by the Offeror, holders of Adastra Shares are required to deposit one SRP Right for each Adastra Share in order to effect a valid deposit of such Adastra Share. If the Separation Time does not occur before the Expiry Time, a deposit of Adastra Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Adastra to Shareholders prior to the time that the holder’s Adastra Shares are deposited pursuant to the Offer, in order for the Adastra Shares to be validly deposited, Rights Certificates representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Adastra Shares pursuant to the Offer, Shareholders may deposit their SRP Rights before receiving Rights Certificates by using the guaranteed delivery procedure described below. In any case, a deposit of Adastra Shares shall be deemed to constitute an agreement by the signatory to deliver Rights Certificates representing SRP Rights equal in number to the number of Adastra Shares deposited pursuant to the Offer to the Depositary, on or before the third trading day on the TSX after the date, if any, that Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to the Offeror taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificates from a Shareholder representing SRP Rights equal in number to the Adastra Shares deposited by such holder.

        The Offeror reserves the right to permit the Offer to be accepted and the issue of First Quantum Shares pursuant to the Offer to be completed in a manner other than as set forth in this Section 4, subject to any required extensions and announcements, if, in its sole discretion, it is satisfied that the transaction in question can be undertaken in compliance with all applicable Laws.

5.    Procedure for Guaranteed Delivery

        If a Shareholder (other than a Shareholder who holds Adastra Shares in the form of CDIs) wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Adastra Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates and Letter of Transmittal to the Depositary by the Expiry Time,

those Adastra Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the principal office of the Depositary in Toronto by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile) is received by the Depositary at its principal office in Toronto at or before the Expiry Time;

(c)	the certificate or certificates representing the deposited Adastra Shares, and, if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        The Notice of Guaranteed Delivery may be delivered by hand, transmitted by electronic facsimile or mailed to the Depositary only at its principal office in Toronto and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

        The Offeror reserves the right to permit the Offer to be accepted and the issue of First Quantum Shares pursuant to the Offer to be completed in a manner other than as set forth in this Section 5, subject to any required extensions and announcements, if, in its sole discretion, it is satisfied that the transaction in question can be undertaken in compliance with all applicable Laws.

6.    Extensions, Variations and Changes to the Offer

        The Offer will be open for acceptance at the places of deposit specified in the Letter of Transmittal until, but not after, the Expiry Time unless the Offer is extended or withdrawn by the Offeror.

        The Offeror may, at any time and from time to time while the Offer is open for acceptance, vary the terms of the Offer or extend the Expiry Time by giving notice in writing to the Depositary at its principal office in Toronto. Also, if at any time before the Expiry Time, or at any time after the Expiry Time, but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in this Offer and Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or an affiliate of the Offeror), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto. Upon the giving of such notice to the Depositary, the Expiry Time or withdrawal rights, as applicable, shall be deemed to be extended to the date specified in such notice or in the case of a variation the Offer shall be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary, publicly announce the extension, variation or change and cause the Depositary to mail a copy of any such notice, in the manner set forth in Section 11 of the Ofer to Purchase, “Notice and Delivery”, to Shareholders as required by applicable securities legislation at their respective addresses appearing in the share register of Adastra. In addition, the Offeror will provide a copy of such notice to the TSX and AIM. Any notice of extension, variation or change will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto. During any extension of the Offer, all Adastra Shares previously deposited and not taken up and paid for or withdrawn will remain subject to the Offer and, subject to applicable Law, may be accepted for purchase by the Offeror on or before the Expiry Time in accordance with the terms of the Offer.

        An extension of the Expiry Time shall not in and of itself constitute a waiver by the Offeror of any of its rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”.

        Under applicable Canadian provincial securities Law, if there is a variation in the terms of the Offer, the period during which Adastra Shares may be deposited under the Offer shall not expire before 10 days after the notice of variation has been delivered. If, prior to the Expiry Time, the Offeror in its sole discretion increases the Offered Consideration, such increase shall be applicable to all holders whose Adastra Shares are taken up under the Offer.

        Notwithstanding the foregoing, the Offer may not be extended by the Offeror if all the terms and conditions of such Offer have been complied with, except those waived by the Offeror, unless the Offeror first takes up and pays for all Adastra Shares validly deposited under the Offer and not withdrawn.

7.    Changes in Capitalization of Adastra; Dividends and Distributions; Liens

        If, on or after the date of the Offer, Adastra should divide, combine, reclassify, consolidate, convert or otherwise change any of the Adastra Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 2 of the Offer to Purchase, “Conditions of the Offer,” make such adjustments as it deems appropriate to reflect such division, combination, reclassification, consolidation, conversion or other change in the Offered Consideration, the number of First Quantum Shares to be issued or other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor).

        Adastra Shares acquired pursuant to the Offer shall be transferred by the holder of Adastra Shares and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, security interests, claims and equities or rights of others of any nature or kind whatsoever and together with all rights and benefits arising therefrom, including, without limitation, the right to all other securities which may be declared, paid, issued, accrued, distributed, made or transferred on or after the date of the Offer or in respect of the Adastra Shares.

        If, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Adastra Shares, that is payable or distributable to the holders of such Adastra Shares on a record date that precedes the date of transfer of such Adastra Shares into the name of the Offeror or its nominees or transferees on the Share register maintained by or on behalf of Adastra, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Shareholders for their own account, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the Offered Consideration will be reduced by that number of First Quantum Shares having a value equal to the amount of such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing Shareholders for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Shareholders to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the consideration per Adastra Share payable by the Offeror (as determined by the Offeror), the whole of any such cash dividend, distribution or payment shall be received and held by the depositing Shareholders for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Shareholders to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance (in the case of (b) and (c) above), the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the First Quantum Shares otherwise issuable by the Offeror to the non-remitting Shareholder pursuant to the Offer or deduct from the number of First Quantum Shares to be delivered by the Offeror pursuant to the Offer such number of First Quantum Shares with a value equal to the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend or distribution may have tax consequences not discussed under “Certain Canadian Federal Income Tax Considerations”, “Certain U.S. Federal Income Tax Considerations” or “Certain U.K. Tax Considerations” in Sections 17, 18 and 19 of the Circular, respectively.

8.    Right to Withdraw Deposited Adastra Shares

        Except as otherwise provided in this Section 8 of the Offer to Purchase, all deposits of Adastra Shares under the Offer are irrevocable. Adastra Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable Law):

(a)	at any time where the Adastra Shares have not been taken up by First Quantum;

(b)	at any time before the expiration of ten days from the date of a notice of change (other than a change that is not within the control of the Offeror or its affiliates unless it is a change in a material fact relating to the First Quantum Shares) or variation in respect of the Offer, but only if the Adastra Shares have not been taken up by the Offeror at the date of such notice of change or variation; or

(c)	if the Adastra Shares have not been paid for by First Quantum within three business days after having been taken up.

        A notice of withdrawal of deposited Adastra Shares must:

(a)	be made by a method that provides the Depositary with a written or printed copy of such notice (which includes a telegraphic or electronic facsimile communication);

(b)	be made by or on behalf of the depositing Shareholder;

(c)	be signed by or on behalf of the person who signed the Letter of Transmittal (or Notice of Guaranteed Delivery) that accompanied the Adastra Shares being withdrawn;

(d)	specify that person’s name, the number of Adastra Shares to be withdrawn, the name of the registered holder of, and the certificate number shown on each certificate evidencing the Adastra Shares to be withdrawn; and

(e)	to be effective, actually be received by the Depositary at the place of deposit within the applicable time limits specified above.

        Any Shareholder holding Adastra Shares in the form of CDIs must additionally contact CREST Depository to arrange for the appropriate electronic withdrawal instruction.

        In addition, any signature in the withdrawal notice must be guaranteed in the same manner as in the Letter of Transmittal or Notice of Guaranteed Delivery, except where the Adastra Shares were deposited for the account of an Eligible Institution.

        Withdrawals may not be rescinded and any Adastra Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Adastra Shares may be redeposited at any time before the Expiry Time by again following one of the procedures described in Section 4 of the Offer to Purchase, “Time and Manner for Acceptance”.

        In addition to the foregoing rights of withdrawal, Shareholders in certain provinces of Canada are entitled to statutory rights of rescission or damages or both in certain circumstances. See Section 22 of the Circular, “Offerees’ Statutory Rights”.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror in its sole discretion and such determinations shall be final and binding. None of the Offeror, the Depositary or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

9.    Return of Deposited Adastra Shares

        If any deposited Adastra Shares are not taken up by the Offeror pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Adastra Shares than are deposited, certificates for Adastra Shares that are not purchased will be returned, at the expense of the Offeror, to the depositing Shareholder by first class registered or insured mail to the address of the depositing Shareholder specified in the Letter of Transmittal or, if no such address is specified, to the address of such Shareholder as shown on the share register maintained by or on behalf of Adastra. Certificates and other relevant documents will be returned as soon as practicable following the Expiry Time or any withdrawal or early termination of the Offer. In the case of Adastra Shares held in the form of

CDIs that are not taken up by the Offeror pursuant to the terms of the Offer, CREST Depository will credit the original balances of Shareholders who deposited such CDIs.

10.   Mail Service Interruption

        Notwithstanding the provisions of the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, cheques, share certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. A person entitled to cheques, share certificates and any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary at which the Adastra Shares were delivered, upon application to the Depositary, until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding Section 3 of the Offer to Purchase, “Take up of and Payment for Deposited Adastra Shares”, the deposit of cheques, share certificates and any other relevant documents with the Depositary in such circumstance shall constitute delivery to the persons entitled thereto and the Adastra Shares shall be deemed to have been paid for immediately upon such deposit. Notice of any determination regarding mail service delay or interruption made by the Offeror shall be given in accordance with Section 11 of the Offer to Purchase, “Notice and Delivery”.

11.   Notice and Delivery

        Without limiting any other lawful means of giving notice, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given to registered Shareholders if it is mailed by prepaid, first class mail to such registered Shareholders at their respective addresses appearing in the register maintained by Adastra in respect of the Adastra Shares and will be deemed, unless otherwise specified by applicable Law, to have been received on the first business day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail service in Canada, the United States or the United Kingdom following mailing. In the event of any interruption of mail service in Canada, the United States or the United Kingdom, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. In the event that post offices are not open for the deposit of mail, or there is reason to believe that there is or could be a disruption in all or any part of the postal service, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Shareholders if it is given to the TSX and AIM for dissemination through their facilities or if it is published in a newspaper or newspapers of general circulation in Toronto, London and New York or if it is given to CCN Matthews News Service.

        Unless post offices are not open for the deposit of mail, the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed to registered Shareholders. In addition, the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder list, or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmission to beneficial owners of Adastra Shares when such list or listing is received.

        Wherever the Offer to Purchase calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at one of the offices specified in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable. Wherever the Offer to Purchase calls for documents to be delivered to a particular office of the Depositary, such documents will not be considered delivered unless and until they have been physically received at that particular office at the address listed in the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable.

12.   Market Purchases

        The Offeror has applied to the SEC for an exemption to make market purchases of Adastra Shares during the period in which the Offer remains open for acceptance. If the exemption is obtained, the Offeror may acquire, or cause an affiliate to acquire, beneficial ownership of Adastra Shares or securities convertible into Adastra Shares by making purchases through the facilities of the TSX, subject to applicable Law, at any time prior to the Expiry Time. In no event will the Offeror make any such purchases of Adastra Shares until the third business day following the date of the Offer. The aggregate number of Adastra Shares acquired by the Offeror through the facilities of the TSX during the course of the Offer shall not exceed 5% of the outstanding Adastra Shares as of the date of the Offer, and the Offeror will issue and file a news release forthwith after the close of business of the TSX, on each day on which such Adastra Shares or securities convertible into Adastra Shares have been purchased. If the Offeror purchases Adastra Shares through the facilities of the TSX while the Offer is outstanding, the Adastra Shares so purchased shall be counted in any determination as to whether the Minimum Tender Condition has been fulfilled.

        Subject to applicable Laws, the Offeror reserves the right to make or enter into an arrangement, commitment or understanding prior to the Expiry Time to sell after the Expiry Time any Adastra Shares taken up and paid for under the Offer although the Offeror has no current intention to do so.

13.   General

        The method of delivery of certificates representing Adastra Shares and all other documents is at the option and risk of each Shareholder and delivery will be effective only when such documents are actually received by the Depositary. The Offeror recommends that certificates, the accompanying Letters of Transmittal and any other documents be delivered by hand to the Depositary and that a receipt be obtained for their deposit. If the documents are mailed, the Offeror recommends that registered mail with return receipt or acknowledgement of receipt be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary on or prior to such time.

        Shareholders whose Adastra Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Adastra Shares under the Offer.

        Shareholders who hold Adastra Shares in the form of CDIs should contact CREST Depository for assistance in depositing the Adastra Shares held in the form of CDIs under the Offer.

        No fee or commission will be payable by a Shareholder who delivers Adastra Shares directly to the Depositary. See Section 21 of the Circular, “Financial Advisor, Dealer Manager, Depositary and Information Agent”.

        The Offeror reserves the right to permit a Shareholder to accept the Offer in a manner other than as set out above.

        All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Adastra Shares deposited under the Offer, including the propriety and effect of the execution of the Letter of Transmittal, will be determined by the Offeror in its sole discretion, and depositing holders of Adastra Shares agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form, or which, in the opinion of counsel, it may be unlawful to accept under the Laws of any jurisdiction. The Offeror’s interpretation of the terms and conditions of the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding. There shall be no obligation on the Offeror, the Depositary, or any other Person to give notice of any defect or irregularity in acceptance and no liability shall be incurred by any of them to any Person for failure to give such notice.

        Under no circumstances will any amount be paid by the Offeror or the Depositary by reason of any delay in exchanging any Adastra Shares or in making payments for Adastra Shares or in lieu of fractional First Quantum Shares to any person on account of Adastra Shares accepted for exchange pursuant to the Offer.

        The deposit of Adastra Shares pursuant to the procedures described in this Offer to Purchase will constitute a binding agreement between the depositing Shareholder and the Offeror and such agreement shall be subject to the conditions of the Offer and include representations and warranties of the depositing Shareholder that: (i) such person has full power and authority to deposit, sell, assign and transfer the Adastra Shares being deposited; (ii) such person owns the Adastra Shares being deposited; (iii) in the case of any U.K. Shareholder, such person is an Eligible U.K. Shareholder; (iv) the deposit of such Adastra Shares complies with applicable securities Laws; and (v) when such Adastra Shares are taken up and paid for by the Offeror, in accordance with the Offer, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities.

14.   Other Terms of the Offer

(a)	No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of the Offeror other than as contained in the Offer to Purchase and Circular and the

Letter of Transmittal, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized. No broker, dealer or other Person shall be deemed to be the agent of the Offeror or any of its affiliates, the Dealer Managers or the Depositary for the purposes of the Offer.

(b)	The provisions of the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer to Purchase, including the instructions and rules contained therein, as applicable, form part of the terms and conditions of the Offer to Purchase.

(c)	The Offeror reserves the right to transfer or assign to one or more of its affiliates the right to purchase all or any portion of the Adastra Shares deposited pursuant to the Offer.

(d)	The Offeror in its sole discretion shall be entitled to make a final and binding determination of all questions relating to the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawal of Adastra Shares. Without limiting the generality of the foregoing, the Offeror reserves the right to reject any purported acceptance of the Offer where:

•	the Letter of Transmittal is not properly completed in all respects, or is not accompanied by all required documentation, in accordance with the instructions set out therein and the terms of the Offer;

•	as a result of such acceptance, the terms of the Offer are or, but for the rejection of such acceptance, would be, breached; or

•	acceptance of tenders is not permitted under applicable Laws.

(e)	The Offer and all contracts resulting from the acceptance thereof shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(f)	The Offer to Purchase and Circular does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor will deposits be accepted from or on behalf of, Shareholders residing in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary or advisable to extend the Offer to Shareholders in any such jurisdiction.

        The Offer to Purchase and the accompanying Circular, together with the Letter of Transmittal and the Notice of Guaranteed Delivery, constitute the take-over bid circular required under applicable Canadian provincial securities legislation with respect to the Offer. Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

Dated: February 2, 2006

FIRST QUANTUM MINERALS LTD.

Per: /s/ Philip K.R. Pascall Name: Philip K.R. Pascall Title: Chairman and Chief Executive Officer

CIRCULAR

        This Circular is furnished by the Offeror in connection with the accompanying Offer to Purchase dated February 2, 2006. The terms and provisions of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery are incorporated into and form part of this Circular and Shareholders should refer to the Offer to Purchase for details of the terms and conditions of the Offer, including details as to payment and withdrawal rights. Capitalized terms used in this Circular but not defined herein shall, unless the context requires otherwise, have the meanings ascribed to them under the heading “Definitions” at the front of the Offer to Purchase.

        The information concerning Adastra contained in the Offer to Purchase and this Circular has been taken from or is based upon publicly available documents and records of Adastra on file with Canadian securities regulatory authorities and other public sources. Although the Offeror has no knowledge which would indicate that any of the statements contained herein and taken from or based on such information is untrue or incomplete, the Offeror does not assume any responsibility for the accuracy or completeness of such information, or for any failure by Adastra to disclose publicly events or facts which may have occurred and which are unknown to the Offeror and may affect the significance or accuracy of any such information.

1.    First Quantum

        First Quantum is an international mining company engaged in the production of copper, gold and acid and related activities including exploration, development and processing. Its focus is on the copper sector in Zambia and the DRC, though this does not exclude exposure to other geographic regions or commodities. First Quantum’s operations in Zambia include the 100% owned solvent extraction/electrowinning facility at Bwana Mkubwa (“Bwana”) and the 80% owned Kansanshi copper mine. In addition, in the DRC, First Quantum operates the 100% owned Lonshi copper mine, which provides oxide copper ore for processing at Bwana.

        First Quantum also holds a 100% interest in the Frontier copper project in the DRC and an 80% interest in the Guelb Moghrein copper-gold deposit in the Islamic Republic of Mauritania, both of which are in the development stage. First Quantum holds an effective 16.9% interest in Mopani Copper Mines Plc (“Mopani”) which operates the Nkana underground copper mine and cobalt refinery and the Mufulira underground copper mine, smelter and copper refinery in Zambia. First Quantum currently employs approximately 4,000 employees, contractors and consultants, excluding those in Mopani, which employs approximately 17,000 employees, contractors and consultants.

        For the fiscal year ended December 31, 2004, First Quantum produced 41,546 tonnes (92 million pounds) of copper at a cash cost of $0.46 per pound, and 140,200 tonnes of acid, of which 66,460 tonnes were sold externally. In addition, First Quantum had revenues of approximately $113.5 million and net earnings of approximately $28 million, or $0.46 per common share, on a fully diluted basis.

        For the three and nine month periods ended September 30, 2005, First Quantum had revenues of approximately $143 million and $267.7 million, respectively, and net earnings of approximately $39.5 million and $95.7 million, or $0.63 per share and $1.52 per share, respectively, on a fully diluted basis.

        As at January 17, 2006, First Quantum’s market capitalization was approximately Cdn.$2.4 billion.

        First Quantum was incorporated under the Company Act (British Columbia) on December 21, 1983 under the name of Xenium Resources Ltd. First Quantum changed its name to Xenium Resources Inc. on January 25, 1984, to Zeal Capital Ltd. on November 29, 1989 and to First Quantum Ventures Ltd. on June 16, 1994. On July 18, 1996, First Quantum changed its name to its current name and continued its incorporation into Yukon, pursuant to the provisions of the YBCA. On June 7, 2002, First Quantum amalgamated with its wholly-owned subsidiary, First Quantum (Yukon) Ltd. pursuant to the provisions of the YBCA. On August 11, 2003 First Quantum’s jurisdiction of incorporation was continued from Yukon to the federal jurisdiction under the Canada Business Corporations Act. On June 3, 2005, First Quantum was continued under the laws of British Columbia, pursuant to the provisions of the BCA.

        First Quantum is a reporting issuer or the equivalent in the Provinces of British Columbia, Alberta, Ontario and Québec in Canada and files its continuous disclosure documents with the applicable Canadian securities regulatory authorities in such Provinces. Such documents are available at www.sedar.com.

        First Quantum’s principal executive office and registered records office is located at 8th Floor, 543 Granville Street, Vancouver, British Columbia, Canada, V6C 1X8 (telephone: (604) 688-6577).

         Description of Share Capital

        The authorized share capital of First Quantum consists of an unlimited number of First Quantum Shares without par value. As of January 31, 2006, there were 61,673,628 First Quantum Shares issued and outstanding.

        Holders of First Quantum Shares are entitled to one vote per share for matters voted on by shareholders, to receive dividends if, as and when declared by the directors of First Quantum and to participate rateably in any distribution of property or assets in the event of the liquidation, dissolution, or winding up of First Quantum. No pre-emptive, redemption or conversion rights are attached to the First Quantum Shares. There are no special rights or restrictions attached to the First Quantum Shares nor any provisions relating to purchase for cancellation, surrender or sinking or purchase funds.

        Assuming that all of the Adastra Shares that are issued and outstanding as of January 23, 2006, and all Adastra Shares issuable upon exercise of Options or Warrants that are in-the-money as at January 25, 2006, are tendered to the Offer, and that the Offeror takes up and pays for such Adastra Shares under the Offer, First Quantum will issue approximately 4.94 million First Quantum Shares pursuant to the Offer.

         Dividends and Dividend Policy

        First Quantum has established a dividend policy which implements a progressive dividend with future payments established in line with annual results and cash flow. Under this policy, First Quantum expects to pay two dividends per year: an interim dividend declared after the release of the second quarter results and a final dividend declared upon announcement of the full year results. The interim dividend will be set at one-third of the total dividend paid in the previous financial year. The final dividend amount will be determined based upon the financial performance of First Quantum.

        On April 25, 2005, an inaugural dividend in the amount of Cdn.$0.06 per share was paid by First Quantum, in respect of the year ended December 31, 2004. On September 16, 2005, First Quantum paid an interim dividend of Cdn.$0.02 per share in respect of the period ended June 30, 2005.

        On December 12, 2005, First Quantum announced that it expects total dividends in respect of 2006 to equal no less than 10% of First Quantum’s after tax profit for the year. If the Offer is completed during the first quarter of 2006, Shareholders will be eligible, in respect of any First Quantum Shares they receive in exchange for their Adastra Shares, to receive any final dividend which may be declared by First Quantum in respect of 2005.

         Price Range and Trading Volumes of First Quantum Shares

        The First Quantum Shares are listed and posted for trading on the TSX under the symbol “FM” and on AIM under the symbol “FQM”.

        The following table sets forth, for the periods indicated, the reported high and low prices and the aggregate volume of trading of the First Quantum Shares on the TSX and AIM:

	TSX			AIM

Calendar Period	High	Low	Average Daily Volume	High	Low	Average Daily Volume

	(Cdn.$)	(Cdn.$)		(GBX)	(GBX)
2006
January (1-17)	39.24	36.70	201,410	1,897.50	1,800.00	4,986

2005
December	37.74	29.50	186,804	1,847.50	1,465.00	14,251
November	30.97	27.35	158,177	1,500.00	1,325.00	16,606
October	30.84	25.60	254,766	1,487.50	1,235.00	9,978

	TSX			AIM

Calendar Period	High	Low	Average Daily Volume	High	Low	Average Daily Volume

	(Cdn.$)	(Cdn.$)		(GBX)	(GBX)
September	31.00	25.19	118,734	1,492.50	1,190.00	13,418
August	27.44	23.70	141,140	1,250.00	1,107.50	21,460
July	27.30	21.50	137,245	1,280.00	992.50	8,722
June	23.99	20.55	208,425	1,045.00	907.50	11,557
May	23.70	18.25	301,825	987.50	802.50	16,903
April	25.00	18.77	152,426	1,065.00	860.00	8,060
March	26.33	21.20	262,455	1,125.00	952.50	2,071
February	24.26	18.78	368,233	1,010.00	820.00	43,342
January	20.57	16.60	201,705	880.00	765.00	16,337

Note: Source for data in table is Bloomberg. Past performance should not be seen as an indicator of future performance.

        On January 17, 2006, the last trading day prior to First Quantum’s announcement of its intention to make the Offer, the closing price of the First Quantum Shares on the TSX and AIM was Cdn.$38.94 and GBX1,857.50, respectively.

         Documents Incorporated by Reference

        Information has been incorporated by reference in this Offer and Circular from documents filed with securities commissions or similar authorities in Canada (collectively, the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of First Quantum at 8th Floor, 543 Granville Street, Vancouver, British Columbia, Canada, V6C 1X8 (telephone: (604) 688-6577). For the purpose of the Province of Québec, this Offer and Circular contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Corporate Secretary of First Quantum at the above-mentioned address and telephone number. These documents are also available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com.

        The following documents filed with the Commissions by First Quantum are specifically incorporated by reference into, and form an integral part of, this Offer and Circular:

1.	the revised annual information form of First Quantum dated March 30, 2005 for the year ended December 31, 2004;

2.	the management information circular of First Quantum dated April 21, 2005 (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein);

3.	the comparative audited consolidated annual financial statements of First Quantum as at December 31, 2004 and 2003 and for each of the three years in the three-year period ended December 31, 2004, together with the auditor’s report thereon and management’s discussion and analysis of financial condition and results of operations of First Quantum for that year;

4.	the comparative unaudited consolidated financial statements of First Quantum as at September 30, 2005 and 2004 and for the three and nine month periods ended September 30, 2005 and 2004, together with the management’s discussion and analysis of financial condition and results of operations of First Quantum for that period;

5.	the material change report of First Quantum dated February 9, 2005 relating to the expansion of the five year mine plan for the Kansanshi mine located in Zambia;

6.	the material change report of First Quantum dated March 1, 2005 announcing the sale by First Quantum’s wholly-owned subsidiary, International Quantum Resources Limited, of its equity ownership stake in Anvil Mining Limited;

7.	the material change report of First Quantum dated March 18, 2005 announcing the establishment by First Quantum of a dividend policy and the payment of an inaugural dividend of Cdn.$0.06 per share to shareholders of record on April 11, 2005;

8.	the material change report of First Quantum dated June 28, 2005 relating to the appointment of Andrew B. Adams to First Quantum’s board of directors and the resignation of Stuart Angus as a director;

9.	the material change report of First Quantum dated August 17, 2005 relating to the declaration and payment of an interim dividend of $0.02 per share to shareholders of record on August 26, 2005;

10.	the press release of First Quantum dated November 8, 2005 relating to its third quarter and nine month results of operations;

11.	the press release of First Quantum dated November 14, 2005 correcting the 2005 copper production estimate contained in the “Outlook” section of First Quantum’s press release of November 8, 2005, relating to its third quarter and nine month results of operations; and

12.	the material change report of First Quantum dated January 18, 2006 relating to the announcement by First Quantum of its intention to make the Offer.

        All documents of the type referred to in the preceding paragraph (excluding confidential material change reports and press releases) that are required to be filed by First Quantum with the Commissions after the date of this Circular and prior to the expiry of the Offer, shall be deemed to be incorporated by reference into and form an integral part of this Offer and Circular. The documents incorporated or deemed incorporated by reference herein contain meaningful and material information relating to First Quantum and Shareholders should review all information contained in this Offer and Circular and the documents incorporated by reference before making a decision to tender their Adastra Shares to the Offer.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Offer and Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this Offer and Circular.

        First Quantum has not authorized any other person to provide you with information different from that contained in this Offer and Circular. Information on any website maintained by First Quantum does not constitute a part of this Offer and Circular.

2.    Adastra

         Corporate Overview

        Adastra is an international mining company in the business of acquiring, exploring and developing mineral resource properties in the DRC, Angola and Zambia. The target metals and precious minerals for which Adastra is exploring are cobalt, copper, zinc and diamonds. Adastra is currently engaged in developing several mineral assets in Central Africa, including the Kolwezi Copper-Cobalt Tailings Project and the Kipushi Copper Zinc Mine in the DRC.

        Adastra’s principal mineral property interests are:

(a)	a joint venture interest in a cobalt and copper tailings re-treatment project located 25 kilometres outside the town of Kolwezi, situated in the copper belt region of the DRC; and

(b)	an exclusive option to submit a proposal for redevelopment of the Kipushi zinc-copper mine located near the town of Kipushi in the DRC, adjacent to the border of Zambia about 30 km from Lubumbashi.

        Adastra also has a 100% mineral property interest in the Solwezi prospecting licence, which covers an area of approximately 441 square kilometres located in Zambia adjacent to the international border of the DRC and contiguous with its Kipushi project. Adastra also has mineral property interests in Angola, comprising two licences awarded to Endiama (one being a prospecting licence covering an area of approximately 2,690 square kilometres in the Cuango River floodplain, and the other being an exploitation licence covering an adjacent area of approximately 246 square kilometres north of Cafunfo, with both licences being in the Provinces of Luanda-Norte and Malange) with the respective exploration and exploitation rights to be exercised in a joint venture between Adastra and Endiama. As at January 31, 2006, Adastra reported that its Angolan interests were the subject of litigation.

        According to Adastra’s audited financial statements, for the fiscal year ended October 31, 2005, Adastra had a net loss of approximately $2.6 million, or $0.04 per share on a fully diluted basis.

        As at January 17, 2006, Adastra’s market capitalization was approximately Cdn.$139 million.

        Adastra was incorporated by registration of its memorandum and articles under the Company Act (British Columbia) on November 16, 1979 under the name “Black Pearl Petroleums Ltd.” Adastra changed its name from “Black Pearl Petroleums Ltd.” to “Signet Resources Inc.” on August 2, 1983, to “New Signet Resources Inc.” on March 11, 1987, to “Amir Ventures Corp.” on June 29, 1993, and to “America Mineral Fields Inc.” on August 8, 1995. On August 11, 1995, Adastra was continued under the laws of Yukon by articles of continuance, and on May 11, 2004, Adastra changed its name to “Adastra Minerals Inc.”

        Adastra’s principal and head office is located at St. George’s House, 15 Hanover Square, London, England W1S 1HS. This address will be changed to Castlewood House, 77/91 New Oxford Street, London, England, WC1A 1DG on or about January 30, 2006. Adastra’s registered records office is Suite 300 – 204 Black Street, Whitehorse, Yukon, Y1A 2M9.

        Adastra is a reporting issuer or the equivalent in the United States and in the Provinces of British Columbia, Alberta and Ontario in Canada and files its continuous disclosure documents with the SEC and the applicable Canadian securities regulatory authorities. Such documents are available at www.sec.gov and at www.sedar.com.

         Authorized and Outstanding Share Capital

        Adastra’s authorized capital consists of an unlimited number of Adastra Shares. As at January 23, 2006, Adastra had 77,364,200 Adastra Shares issued and outstanding. In addition, Adastra had 7,408,709 Options and 1,691,292 Warrants issued and outstanding as at January 25, 2006.

        As all of Adastra’s authorized and issued shares are of one class, Adastra’s Articles of Continuation provide that all authorized and issued shares rank equally in respect to the declaration and receipt of dividends and the rights to share in any profits or surplus on liquidation, dissolution or winding up of Adastra. Each Adastra Share has attached to it one non-cumulative vote.

         Dividends and Dividend Policy

        According to publicly available information, Adastra has not paid dividends in the past and does not anticipate paying dividends in the near future. All of the Adastra Shares are entitled to an equal share in any dividends declared and paid.

         Price Range and Trading Volume of Adastra Shares

        The Adastra Shares are listed and posted for trading on the TSX and AIM under the symbol “AAA”. The following table sets forth, for the periods indicated, the reported high and low sale prices and the aggregate volume of trading of the Adastra Shares on the TSX and AIM:

	TSX			AIM

Calendar Period	High	Low	Average Daily Volume	High	Low	Average Daily Volume

	(Cdn.$)	(Cdn.$)		(GBX)	(GBX)
2006
January (1-17)	2.07	1.75	111,128	102.00	86.50	15,972

	TSX			AIM

Calendar Period	High	Low	Average Daily Volume	High	Low	Average Daily Volume

	(Cdn.$)	(Cdn.$)		(GBX)	(GBX)
2005
December	2.14	1.60	59,640	105.00	80.00	47,966
November	1.99	1.30	98,342	99.00	59.00	78,744
October	1.65	1.13	77,128	77.50	59.00	54,228
September	1.65	1.35	20,334	77.50	65.00	7,732
August	1.85	1.55	26,276	83.00	70.00	6,278
July	1.99	1.38	20,570	90.00	66.50	11,606
June	1.83	1.35	81,735	85.00	64.00	15,885
May	2.10	1.76	39,854	85.50	76.00	21,600
April	1.95	1.70	35,817	82.50	74.50	25,756
March	2.35	1.83	46,433	98.50	81.50	29,344
February	2.40	1.68	45,619	93.50	74.50	15,350
January	2.10	1.70	22,873	90.00	74.50	59,745

Note: Source for data in table is Bloomberg. Past performance should not be seen as an indicator of future performance.

        On January 17, 2006, the last trading day prior to First Quantum’s announcement of its intention to make the Offer, the closing price of the Adastra Shares on the TSX and AIM was Cdn.$1.80 and GBX88, respectively.

3.    Background to the Offer

        First Quantum first discussed a possible combination of operations with Adastra at an informal meeting between Adastra’s Chief Executive Officer and the President of First Quantum on October 5, 2005. This meeting had been requested by First Quantum to discuss areas of possible mutual interest resulting from both companies being active in the DRC. At the end of this meeting it was concluded that First Quantum’s Chief Executive Officer should call Adastra’s Chief Executive Officer to further discuss matters.

        On October 23, 2005, the First Quantum Board met to consider a possible transaction with Adastra, including a possible acquisition by First Quantum of Adastra. The terms of the proposed transaction were discussed during the meeting. It was agreed that First Quantum should attempt to proceed with high-level discussions with senior management of Adastra and to proceed with due diligence of Adastra and the drafting of a circular and other necessary documents which would enable First Quantum to make a bid for Adastra in the event that the First Quantum Board deemed such action to be appropriate in the future.

        No further contact between First Quantum and Adastra took place, however, other than attempts to arrange a conference call, until November 3, 2005, when the Chief Executive Officer, President and Chief Financial Officer of First Quantum and the Chief Executive Officer, Chief Financial Officer and Technical Director of Adastra had a telephone conversation during which the general terms of a possible merger between the two companies were discussed. Agreement could not be reached on any definitive terms, however it was agreed that First Quantum could carry out due diligence on Adastra subject to execution of a confidentiality agreement to be drafted by Adastra.

        On November 9, 2005, when no draft confidentiality agreement had been produced by Adastra, First Quantum’s President attempted to contact Adastra’s Chief Executive Officer by telephone, only to be informed that he was travelling abroad. On November 11, 2005, Adastra’s Chief Executive Officer returned the call, suggesting that First Quantum should provide Adastra with an indication of its estimated valuation of Adastra prior to Adastra sending a draft confidentiality agreement for First Quantum to sign.

        At the quarterly meeting of the First Quantum Board held on November 21, 2005, the possibility of a transaction with Adastra was further discussed. It was agreed that First Quantum’s management should attempt to contact Adastra’s senior management to discuss a friendly merger or acquisition by First Quantum of Adastra. The First Quantum Board also authorized management to continue due diligence on Adastra and the drafting of necessary documents in the event that a takeover bid, either on a negotiated or unsolicited basis, was later deemed appropriate.

        Later on November 21, 2005, First Quantum’s President called Adastra’s Chief Executive Officer to arrange an informal meeting to discuss moving negotiations forward. The proposed meeting took place on November 24, 2005. The focus of discussion at the meeting concerned the value of Adastra and any personnel issues that might arise upon a merger of the two companies. First Quantum’s President concluded from this discussion that there was a large disparity between First Quantum’s estimate of the value of Adastra and Adastra’s estimate of such value. Nevertheless, First Quantum’s President agreed that First Quantum would provide Adastra with a written indication of First Quantum’s view of the estimated value of Adastra within the next few days.

        On December 1, 2005 First Quantum delivered a letter to Adastra comprised of an offer and term sheet for the acquisition of Adastra by First Quantum on a negotiated basis at a share exchange ratio that valued Adastra at Cdn.$1.97 per Adastra Share (or approximately Cdn.$155 million) based on the closing price of First Quantum Shares on the TSX on November 30.

        Also on December 1, 2005, Adastra issued a press release announcing that the Adastra Board had adopted the Shareholder Rights Plan.

        On December 3, 2005, First Quantum received a response from Adastra dated December 2, 2005, unequivocally declining First Quantum’s offer. On December 6, 2005, First Quantum responded to Adastra’s letter of December 3, 2005 indicating that, in light of Adastra’s response, further discussions in respect of a negotiated merger seemed futile.

        On December 23, 2005, Adastra announced that it had completed a private placement of 6,000,000 Adastra Shares at Cdn.$1.70 per Adastra Share to raise proceeds of Cdn.$10,200,000 before expenses.

        On January 17, 2006, the First Quantum Board authorized management to issue a press release announcing its intention to make the Offer, subject to confirmation of the exchange ratio after the close of markets on January 17, 2006. The press release was disseminated prior to the opening of markets on January 18, 2006.

        Strategic Rationale for the Proposed Acquisition

        First Quantum believes that the acquisition of Adastra would provide a unique opportunity to combine the strengths and capabilities that First Quantum has already demonstrated in developing new and successful mining projects (particularly copper and cobalt) in the DRC with the assets that Adastra has in the region. The DRC contains some of the world’s largest copper deposits and First Quantum has significant managerial, technological and operating expertise as well as considerable financial strength which could be brought to bear on Adastra’s promising development and exploration projects. If the Offer is successful and First Quantum acquires 100% of the outstanding Adastra Shares, First Quantum and its shareholders, including current shareholders of Adastra, would benefit, among other ways, from the following strengths of the combined companies:

        Management Strength.    The First Quantum management team would bring to the combined company many years of hands-on operating and project development experience in the DRC and other parts of Africa. First Quantum’s management team has demonstrated the ability to grow a very effective operating mining company in the same regions where Adastra has its principal interests. First Quantum has a proven track record of bringing projects into production on time and in line with its budgets. This technical and managerial capability, together with the support of First Quantum’s existing financiers, who have already demonstrated their commitment to the region, could be vitally important to the development and successful operation of the Kolwezi tailings project.

    Experience.        First Quantum has significant exploration, technical and operating experience with respect to mining in the DRC, as is evidenced by current operations at the Lonshi copper mine and the planned development of the Frontier project. The base metal capability and experience demonstrated by First Quantum, coupled with Adastra’s recent experience in negotiations with the Government of the DRC and its mining arm, Gécamines, will be invaluable in developing the Kolwezi tailings project and Adastra’s Kipushi mine, which is also located in the DRC. First Quantum believes that the Kolwezi tailings project is similar, from a design and operations perspective, to First Quantum’s original Bwana tailings project, but larger in size. First Quantum believes that the project, if completed and managed properly, would have a long productive life.

        Stronger Presence in the DRC and other parts of Africa.    Both First Quantum and Adastra have been active in the DRC since the mid nineties. First Quantum discovered and developed the first mining operation at Lonshi, near Sakania in the DRC, which supports annual solvent extraction/electrowinning production of approximately 50,000 tonnes. Successful projects of this size require an excellent and robust working relationship with all of the various authorities in the DRC, both during the approval process and while in operation. First Quantum has achieved this and its office in Lubumbashi continues to develop a strong and trusting relationship with the responsible DRC authorities, including Gécamines. First Quantum was a participant in the original response to the Gécamines Tender Enquiry for exploiting the Kov / Dima deposits at Kolwezi. First Quantum later became a member of the Group West Consortium that was awarded these assets, together with a number of other high profile equity participants including Anglo American plc, Billiton plc, China Non Ferrous Metal Industrial Association, Iscor Ltd., Union Minière and the Government of Angola. Participation in the Group West Consortium provided First Quantum with invaluable experience in the challenges faced by private enterprise in interfacing with governmental entities such as Gécamines, as well as significant exposure to the Kolwezi region and its assets. The acquisition of Adastra would increase First Quantum’s already significant presence in the DRC, where First Quantum is currently successfully operating the Lonshi copper mine, and in Africa more generally. With mines and/or operations in the DRC and Zambia, and with construction of the Guelb Moghrein project nearing completion in Mauritania, the acquisition of Adastra would enable First Quantum to become one of the largest Canadian companies engaged in the mining and copper production business on the African continent.

        Strategic Base.    The Kolwezi tailings project is geographically located near some of the world’s largest copper deposits. First Quantum would be able to use the Kolwezi tailings project as a base of operations from which to undertake other projects in the area. First Quantum is already an active explorer throughout the DRC copper belt, holding substantial exploration acreage around the Kipushi mine, among other places. Its experience in rehabilitating the major underground mines at Mopani would be invaluable if reopening Kipushi became part of the strategy for deploying the assets presently controlled by Adastra.

        Financial Strength.    First Quantum believes that its financial strength and strong credibility in the capital markets would provide the capital required for Adastra’s exploration and development properties. Given First Quantum’s success in obtaining financing for its own projects in the DRC and elsewhere in Africa, as well its proven track record in developing projects in the DRC and elsewhere in Africa, First Quantum is confident that, provided that the feasibility studies support the developments, it would be in a position to obtain similar financing for Adastra’s Kolwezi tailings and Kipushi projects. Indeed, First Quantum has the balance sheet and cash flow from existing profitable operations in the region to enable the combined company to access a much broader range of capital markets in order to ensure that the development of the Kolwezi tailings project can be undertaken at a lower overall cost, and therefore higher return, to shareholders.

        Substantial Copper Producer.    First Quantum is already a substantial copper producer growing from its origins developing the tailings dump at Bwana Mkubwa in Zambia utilizing solvent extraction/electrowinning technology. The experience and expertise necessary for tailings reclamation established and proven at the Bwana operation would be invaluable in developing Adastra’s Kolwezi copper tailings project. The acquisition of Adastra would result in an entity capable of producing over 350,000 tonnes of copper per annum following completion of the development of the Kolwezi copper tailings project.

        Cobalt Processing and Marketing.    First Quantum was instrumental to the privatisation of the Mopani copper mines in Zambia, which include the Nkana cobalt plant, and will be able to contribute its experienced personnel and familiarity with the technologies required for the production and marketing of cobalt to Adastra’s cobalt development projects.

        Increased Competitiveness.    With its financial and management strength and enhanced presence in Africa and, in particular, the DRC, First Quantum believes that the combined company would have increased ability to compete for projects in the region.

        Cost Savings.    First Quantum believes that the combined company would achieve significant savings, primarily though a combination of corporate overhead cost reductions and rationalization of the two companies’ exploration programs.

4.	Purpose of the Offer and First Quantum’s Plans for Adastra

Purpose of the Offer

        The purpose of the Offer is to enable the Offeror to acquire beneficial ownership of all of the Adastra Shares in exchange for the Offered Consideration. The Offered Consideration represents a premium of approximately 24% over the Cdn.$1.80 per share closing price of the Adastra Shares on the TSX on January 17, 2006 (being the last trading day prior to the Offeror’s announcement of its intention to make the Offer) and a 31% premium to the Cdn.$1.70 price per share received by Adastra in connection with its December 2005 equity financing.

        If the Offeror takes up and pays for the Adastra Shares validly deposited under the Offer, the Offeror intends to exercise its statutory right, if available under applicable Law, to acquire all the Adastra Shares not deposited under the Offer or, if such statutory right of acquisition is not available, the Offeror intends to cause a meeting of Shareholders to be held to consider an amalgamation, statutory arrangement, capital reorganization or other transaction whereby the Offeror will acquire any Adastra Shares not deposited under the Offer. See Section 5 of the Circular, “Acquisition of Shares Not Deposited”.

        If permitted by applicable Law, subsequent to the completion of the Offer and, if necessary, any Compulsory Acquisition or any Subsequent Acquisition Transaction, the Offeror intends to delist the Adastra Shares from the TSX and AIM and to cause Adastra to cease to be a reporting issuer under the securities Laws of each province of Canada in which it is a reporting issuer and to cease to have public reporting obligations in any other jurisdiction in which it currently has such obligations. See Section 14 of the Circular, “Effect of the Offer on the Market for and Listing of Adastra Shares”.

Plans for First Quantum and Adastra Following the Completion of the Offer

        If the Offer is successful, First Quantum intends to conduct a detailed review of Adastra and its operations, assets, corporate structure, capitalization, policies, management and personnel to determine what changes, if any, would be desirable in light of such review and the circumstances which then exist. First Quantum intends to integrate the operations of Adastra into the operations of First Quantum as soon as possible following completion of the Offer and to use Adastra’s experienced and skilled operational and technical management team to enhance First Quantum’s global metals business. First Quantum will specifically carry out a detailed review of the Kolwezi tailings project with a view to bringing it to production within the shortest practical time frame, subject to confirming that this is merited by the results of such review.

Risk Factors

        The combination of First Quantum’s business and operations with Adastra’s business and operations following successful completion of the Offer is subject to certain risks, which should be considered by Shareholders in evaluating whether to accept the Offer. The risk factors set out below relate to the Offer and/or the combined business and operations of First Quantum and Adastra if the Offer is consummated. For information on risks and uncertainties relating to the business of First Quantum, reference should be made to the information in documents specifically incorporated by reference herein.

The First Quantum Shares issued under the Offer may have a market value different than expected.

        First Quantum is offering to pay one First Quantum Share for every 17.5 Adastra Shares (being approximately 0.0571 of a First Quantum Share for each Adastra Share) tendered to the Offer and not withdrawn. Based on the closing prices of the Adastra Shares and First Quantum Shares on the TSX on January 17, 2006, the last trading day prior to the Offeror’s announcement of its intention to make the Offer, this represents a premium of approximately 24% to Shareholders. If the market price of First Quantum Shares declines, the value of the consideration received by Shareholders will decline as well. For example, during the twelve-month period ended January 17, 2006, the closing price of First Quantum Shares on the TSX varied from a low of Cdn.$17.30 to a high of Cdn.$39.00 and ended that period at Cdn.$38.94. Variations like these may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of First Quantum, market assessments of the likelihood the Offer will be consummated, regulatory considerations, general market and economic conditions and other factors over which First Quantum has no control.

First Quantum has not been given an opportunity to verify the reliability of the information regarding Adastra included in, or which may have been omitted from, this Circular.

        All historical information relating to Adastra presented in, or due to lack of information omitted from, this Offer and Circular, including all Adastra financial information, has been provided in exclusive reliance upon publicly available information. Although First Quantum has no reason to doubt the accuracy or completeness of Adastra’s publicly disclosed information, any inaccuracy or material omission in Adastra’s publicly available information, including the information about or relating to Adastra contained in this Offer and Circular, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies or adversely affect the operational plans of the combined company and its results of operations and financial condition.

Change of control provisions in Adastra’s agreements triggered upon the acquisition of Adastra may lead to adverse consequences.

        Adastra may be a party to agreements that contain change of control provisions that may be triggered following successful completion of the Offer since First Quantum would then hold Adastra Shares representing a majority of the voting rights of Adastra. The operation of these change of control provisions, if triggered, could result in unanticipated expenses following the consummation of the Offer or adversely affect Adastra’s operations. Unless these change of control provisions are waived by the other party to any such agreements, the operation of any of these provisions could adversely affect the operations and financial condition of the combined company.

The integration of First Quantum and Adastra may not occur as planned.

        The Offer has been made with the expectation that its successful completion will result in increased earnings and cost savings by taking advantage of the synergies of consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether First Quantum’s and Adastra’s operations can be integrated in an efficient and effective manner. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, significant one-time write-offs or restructuring charges, unanticipated costs and the loss of key employees. There can be no assurance that there will be operational or other synergies realized by the combined company, or that the integration of the two companies’ operations, systems, management and cultures will be timely or effectively accomplished, or ultimately will be successful in increasing earnings and reducing costs.

Failure to retain key employees of Adastra could adversely affect First Quantum after the Offer.

        Adastra’s operations after completion of the Offer could be adversely affected if the combined company cannot retain selected key employees to assist in the integration of Adastra and First Quantum. If the combined company does not retain certain of Adastra’s key employees, or if key executives exercise their rights to terminate their employment agreements following completion of the Offer, based on Adastra’s public disclosure, First Quantum could be required to make significant severance payments.

The market and listing for Adastra Shares may be affected.

        The purchase of any Adastra Shares by the Offeror pursuant to the Offer will reduce the number of Adastra Shares that might otherwise trade publicly, as well as the number of Shareholders, and, depending on the number of Shareholders depositing and the number of Adastra Shares purchased under the Offer, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Adastra Shares held by the public. After the purchase of the Adastra Shares under the Offer, it may be possible for Adastra to take steps towards the elimination of any applicable public reporting requirements under applicable securities legislation in any province of Canada or in the United States or any other jurisdiction in which it has an insignificant number of shareholders.

        The rules and regulations of the TSX and AIM, respectively, establish certain criteria that, if not met, could lead to the delisting of the Adastra Shares from the TSX and/or AIM. Among such criteria are the number of shareholders, the number of shares publicly held and the aggregate market value of the shares publicly held. Depending on the number of Adastra Shares purchased pursuant to the Offer, it is possible that the Adastra Shares would fail to meet the criteria for continued listing on the TSX and/or AIM. If this were to happen, the Adastra Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Adastra Shares. The Offeror intends to cause Adastra to apply to delist the Shares from the TSX and AIM as soon as practicable after the completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction.

After the consummation of the Offer, Adastra would become a majority-owned subsidiary of First Quantum and First Quantum’s interest could differ from that of the Shareholders.

        After the consummation of the Offer, First Quantum would have the power to elect the directors, appoint new management, approve certain actions requiring the approval of Adastra Shareholders, including adopting certain amendments to Adastra’s constating documents and approving mergers or sales of Adastra’s assets. In particular, after the consummation of the Offer, First Quantum intends to exercise its statutory right, if available, to acquire all of the Adastra Shares not deposited under the Offer, or, if such statutory right of acquisition is not available, to integrate Adastra and First Quantum, by merger or other transaction whereby the operations of Adastra and First Quantum are combined. First Quantum’s interests with respect to Adastra may differ from those of any remaining minority Shareholders.

The Offer is conditional upon, among other things, the receipt of Appropriate Approvals that could delay completion of the Offer or impose conditions that could result in an adverse effect on the business or financial condition of the Offeror.

        The Offer is conditional upon, among other things, the Offeror having obtained any Appropriate Approvals deemed advisable by the Offeror including, without limitation, those under applicable competition or other similar laws. A substantial delay in obtaining satisfactory approvals or the imposition of unfavourable terms or conditions in the approvals could have an adverse effect on the business, financial condition or results of operations of the Offeror.

The First Quantum Shares are not registered under the Securities Exchange Act of 1934

        Shareholders resident in the United States should note that the First Quantum Shares are not registered under the U.S. Exchange Act, nor are they listed on a United States stock exchange. Unlike Adastra, First Quantum does not file annual reports with the SEC, but, rather, submits certain home country disclosure to the SEC. Thus, Shareholders resident in the United States who exchange their Adastra Shares for First Quantum Shares, will not have access to any information regarding First Quantum or the First Quantum Shares that is required by applicable securities laws in the United States but not in Canada. First Quantum has no intention of registering the First Quantum Shares under the U.S. Exchange Act nor does it plan to list its shares on a United States stock exchange.

The exchange of Adastra Shares pursuant to the Offer will likely be taxable for U.S. Holders.

        It is expected that the Offeror may purchase some Adastra Shares for cash in connection with, or subsequent to, the transactions described herein. If no such cash purchases were to occur, the exchange of Adastra Shares pursuant to the Offer could be treated as a tax-free transaction for U.S. federal income tax purposes, subject to the application of the PFIC rules described in Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”. Due to the possibility that one or more cash purchases may occur, the Offeror believes that the exchange of Adastra Shares pursuant to the Offer will be taxable for U.S. federal income tax purposes. See Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

Adastra’s potential status as a PFIC could have adverse U.S. federal income tax consequences to U.S. Holders.

        If Adastra is a PFIC for U.S. federal income tax purposes, subject to the exception in the next sentence, the amount of U.S. federal income tax on gain recognized by a U.S. Holder upon the consummation of the exchange pursuant to the Offer will be increased by an interest charge to compensate for tax deferral, and the amount of income tax, before the imposition of the interest charge, will be calculated as if such gain was earned rateably over the period the U.S. Holder held its Adastra Shares and was subject to U.S. federal income tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to the U.S. Holder. However, if the U.S. Holder has made a timely and proper qualified electing fund (“QEF”) election, then the PFIC rules described above will not apply. See Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”. A U.S. Holder should consult its tax advisor regarding the application of the PFIC rules to the Offer.

There may be other tax risks associated with investments in First Quantum.

        U.S. Holders should consider that First Quantum could be considered to be a PFIC for U.S. federal income tax purposes. Although First Quantum believes that it currently is not a PFIC and does not expect to become a PFIC in the near future, the tests for determining PFIC status are dependent upon a number of factors, some of which are beyond its control, and First Quantum cannot assure you that it will not become a PFIC in the future. If First Quantum were deemed to be a PFIC, then a U.S. Holder who disposes or is deemed to dispose of First Quantum’s shares at a gain, or who receives a so-called “excess distribution” on the shares, generally would be required to treat such gain or excess distribution as ordinary income allocated rateably to all days in the U.S. Holder’s holding period and taxable at the highest applicable rate for the “prior-year PFIC period”, i.e., days in the U.S. Holder’s prior taxable years during which First Quantum was a PFIC, and pay an interest charge on a portion of the gain or distribution. Special estate tax rules could be applicable to First Quantum’s shares if First Quantum is classified as a PFIC for U.S. federal income tax purposes.

5.	Acquisition of Shares Not Deposited

Compulsory Acquisition

        If, within 120 days after the date hereof or the period during which the Offer remains open for acceptance (whichever is shorter), the Offer has been accepted by the holders of not less than 90% of the issued and outstanding Adastra Shares, other than Adastra Shares held at the date of the Offer by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the YBCA), and the Offeror acquires such deposited Adastra Shares under the Offer, the Offeror intends, if permitted under the YBCA, to acquire the Adastra Shares not deposited under the Offer on the same terms as the Adastra Shares acquired under the Offer pursuant to the provisions of Section 197(2) of the YBCA (a “Compulsory Acquisition”).

        To exercise a statutory right of Compulsory Acquisition, the Offeror must give notice by registered mail (the “Offeror’s Notice”) to each Shareholder who did not accept the Offer (and each person who subsequently acquires any such Adastra Shares) (in each case, a “Dissenting Offeree”) of such proposed acquisition on or before the earlier of 60 days after the date of the termination of the Offer and 180 days after the date of the Offer. Within 20 days of giving the Offeror’s Notice, the Offeror must pay or transfer to Adastra the consideration the Offeror would have had to pay or transfer to the Dissenting Offerees if they had elected to accept the Offer, to be held in trust for the Dissenting Offerees. In accordance with Section 199(1) of the YBCA, within 20 days after receipt of the Offeror’s Notice, each Dissenting Offeree must send the certificates representing the Adastra Shares held by such Dissenting Offeree to Adastra. A Dissenting Offeree may, within 60 days of the sending of the Offeror’s Notice, elect to demand payment of the fair value of such Adastra Shares held by such Dissenting Offeree by notifying the Offeror and applying to court to set such fair value. If a Dissenting Offeree has elected to demand payment of the fair value of such Adastra Shares, the Offeror may within 20 days after transferring to Adastra the consideration for the Adastra Shares of the Dissenting Offerees, apply to court to fix the fair value of such Adastra Shares of such Dissenting Offeree. Adastra must, within 30 days after the Offeror sends the Offeror’s Notice, if the Offeror has transferred to Adastra the consideration for the Adastra Shares of Dissenting Offerees, (i) issue to the Offeror a share certificate in respect of the Adastra Shares held by Dissenting Offerees, (ii) give to each Dissenting Offeree who has delivered share certificates as required by Section 199(1) of the YBCA the consideration to which the Dissenting Offeree is entitled, and (iii) send to each Dissenting Offeree who has not delivered share certificates as required by Section 199(1) of the YBCA a notice stating that the Dissenting Offeree’s Adastra Shares have been cancelled and Adastra holds the consideration to which the Dissenting Offeree is entitled in exchange for the Adastra Shares in trust and will, subject to Sections 201-207 of the YBCA, send such consideration to the Dissenting Offeree immediately upon receiving the Adastra Shares.

        The foregoing is a summary only of the right of Compulsory Acquisition that may become available to the Offeror and is qualified in its entirety by the provisions of Sections 197-207 of the YBCA. Sections 197-207 of the YBCA are complex and may require strict adherence to notice and timing provisions, failing which such rights may be lost or altered. Shareholders who wish to be better informed about the provisions of Sections 197-207 of the YBCA should consult their legal advisors. See Section 17 of the Circular, “Certain Canadian Federal Income Tax Considerations” and Section 18 of the Circular, “Certain U.S. Federal Income Tax Considerations”, for a discussion of the tax consequences to Shareholders in the event of a Compulsory Acquisition.

        Canadian courts have, in a few instances, found that the compulsory acquisition provisions of the Canada Business Corporations Act cannot be relied upon where an offer excludes certain shareholders. As the Offer is not being made to U.K. Shareholders that are not Eligible U.K. Shareholders, if the Compulsory Acquisition provisions of the YBCA were to be interpreted by a court in the same manner that the compulsory acquisition provisions of the Canada Business Corporations Act have been interpreted by courts in the past, a statutory right of Compulsory Acquisition may not be available to the Offeror.

Subsequent Acquisition Transaction

        If the Offeror acquires less than 90% of the Adastra Shares under the Offer or the right of Compulsory Acquisition described above is not available for any reason or the Offeror elects not to pursue such right, the Offeror intends to acquire, directly or indirectly, at the same price per Adastra Share as under the Offer, and no later than 120 days after the Expiry Date, all of the Adastra Shares by causing a special meeting of Shareholders to be called to consider an amalgamation, statutory arrangement, capital reorganization or other transaction involving Adastra and the Offeror or an affiliate of the Offeror (a “Subsequent Acquisition Transaction”). The timing and details of any such transaction will depend on a number of factors, including the number of Adastra Shares acquired pursuant to the Offer. If the Minimum Tender Condition is satisfied and the Offeror takes up and pays for the Adastra Shares deposited under the Offer, the Offeror should own sufficient Adastra Shares to effect such Subsequent Acquisition Transaction.

        Each type of Subsequent Acquisition Transaction described above would be a “business combination” or “going private transaction” within the meaning of certain applicable Canadian securities legislation and regulations (collectively the “Regulations”), Rule 61-501 and Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with Rule 61-501 or an exemption therefrom and a “going private transaction” carried out in accordance with Policy Q-27 or an exemption therefrom, the “related party transaction” provisions of Rule 61-501 and Policy Q-27 will not apply to such transaction. The Offeror intends to carry out any Subsequent Acquisition Transaction in accordance with Rule 61-501 and Policy Q-27 or exemptions therefrom such that the related party transaction provisions of Rule 61-501 and Policy Q-27 will not apply to the Subsequent Acquisition Transaction.

        The Regulations, Rule 61-501 and Policy Q-27 provide that, unless exempted, a corporation proposing to carry out a business combination or going private transaction is required to prepare a valuation of the Adastra Shares (and subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the Adastra Shares a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and AMF, respectively, exempting the Offeror or Adastra or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction. An exemption is available under Rule 61-501 and Policy Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value to and is in the same form as the consideration that tendering Shareholders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents. The Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction proposed by it would be equal in value to, and, provided that there are available exemptions under the Prospectus Rules, in the same form as, the consideration offered under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Date.

        Depending on the nature of the Subsequent Acquisition Transaction, the provisions of the YBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Adastra Shares at a meeting duly called and held for the purpose of approving a Subsequent Acquisition Transaction. Rule 61-501 and Policy Q-27 would in effect also require that, in addition to any other required securityholder approval, in order to complete a business combination or going private transaction, the approval of a simple majority of the votes cast by “minority” holders of the Adastra Shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any Subsequent Acquisition Transaction, the “minority” Shareholders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF as required, all Shareholders other than the Offeror, the directors and senior officers of the Offeror, any associate or affiliate of the Offeror, any person or company acting jointly or in concert with any of the foregoing persons and any person who is a “related party” of the Offeror as defined by Rule 61-501 and Policy Q-27. Rule 61-501 and Policy Q-27 also provide that the Offeror may treat Adastra Shares acquired pursuant to the Offer as “minority” shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a business combination or going private transaction if, among other things, the consideration for each security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid pursuant to the Offer. The Offeror intends, if permitted by available exemptions under the Prospectus Rules and other applicable Laws, that the consideration offered under any Subsequent Acquisition Transaction proposed by it would be the same consideration paid to Shareholders under the Offer and the Offeror intends to cause Adastra Shares acquired pursuant to the Offer to be voted in favour of such transaction and to be counted as part of any minority approval required in connection with any such transaction.

        In addition, under Rule 61-501 and Policy Q-27, if, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Adastra Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval will not apply to the transaction provided that a statutory right to dissent and appraisal or a substantially equivalent enforceable right is made available to the minority Shareholders.

        If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving Adastra, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemption, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional Adastra Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Adastra, or taking no further action to acquire additional Adastra Shares. Any additional purchases of Adastra Shares could be at a price greater than, equal to or less than the price to be paid for Adastra Shares under the Offer and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Adastra Shares acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Adastra Shares under the Offer.

        Any Subsequent Acquisition Transaction may also result in registered Shareholders having the right to dissent and demand payment of the fair value of their Adastra Shares. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting Shareholders for their Adastra Shares. The fair value of Adastra Shares so determined could be more or less than the amount paid per Adastra Shares pursuant to the Subsequent Acquisition Transaction or the Offer.

        The Canadian and U.K. tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ significantly from the tax consequences to such Shareholder of accepting the Offer. See Section 17 and Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations” and “Certain U.K. Tax Considerations”, respectively. Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction if and when proposed.

Judicial Developments

        Prior to the pronouncement of Rule 61-501 (or its predecessor OSC Policy 9.1) and Policy Q-27, Canadian courts had, in a few instances, granted preliminary injunctions to prohibit transactions which constituted going private transactions or business combinations within the meaning of Rule 61-501 and Policy Q-27. The Offeror has been advised that more recent notices and judicial decisions indicate a willingness to permit business combinations to proceed subject to compliance with requirements intended to ensure procedural and substantive fairness to the minority Shareholders.

        Shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction that may constitute a business combination or going private transaction.

6.	Source of Offered Consideration

        As at January 23, 2006, Adastra had 77,364,200 Adastra Shares issued and outstanding. In addition, Adastra had 7,408,709 Options and 1,691,292 Warrants issued and outstanding as at January 25, 2006. Assuming all of the Options and Warrants issued and outstanding as at January 25, 2006 are exercised, Adastra would have to issue 9,100,001 Adastra Shares, resulting in 86,464,201 Adastra Shares being issued and outstanding on a fully-diluted basis. First Quantum will issue First Quantum Shares to Shareholders who tender their Adastra Shares under the Offer. Fractional First Quantum Shares will not be issued. Cash shall be paid to Shareholders by First Quantum only in lieu of any fractional First Quantum Share payable to a Shareholder under the Offer. First Quantum has the necessary funds to make all cash payments to be made to Shareholders under the Offer. First Quantum estimates that if all holders of Options and Warrants issued and outstanding as at January 25, 2006 exercise such Options and Warrants in accordance with their terms and the Offeror acquires all of the Adastra Shares on a fully-diluted basis pursuant to the Offer, the total number of First Quantum Shares required for the purchase of such Adastra Shares will be approximately 4.94 million.

7.	Beneficial Ownership of and Trading in Securities of Adastra

        No securities of Adastra, including Adastra Shares, are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of Adastra, by First Quantum or its directors or senior officers or, to the knowledge of such directors and senior officers after reasonable enquiry, by (i) any associate or affiliate of a director or senior officer of First Quantum or (ii) except as set out below, any person or company holding more than 10 percent of any class of equity securities of First Quantum. No person is acting jointly or in concert with First Quantum with respect to the Offer.

        According to Adastra’s public filings, as at January 13, 2006, to the best of Adastra’s knowledge, only the following beneficially own, directly or indirectly, more than 5% of the issued shares of Adastra:

Shareholder Name	Number of Shares		Percentage of Issued Shares
Prudential plc and subsidiaries	11,109,400		14.393%
The Capital Group Companies Inc. and subsidiaries	5,550,000		7.190%
Jean-Raymond Boulle	5,509,107	(1)	7.1375%
_________
(1)	Adastra has no actual knowledge of Mr. Boulle’s holdings. The above information is based on Mr. Boulle’s most recent filing of an insider report on SEDI (the Canadian Securities Administrators’ “System for Electronic Disclosure by Insiders’’, available on www.sedi.ca) as at January 13, 2006. Of these shares, 60,035 are reported as being indirectly held through America Diamond Corp. The balance is reported as being indirectly held through Gondwana (Investments) Ltd.

        No securities of Adastra have been traded during the six-month period preceding the date of the Offer by First Quantum or its directors or senior officers or, to the knowledge of such directors and senior officers after reasonable enquiry, by associates or affiliates of First Quantum or by associates of the directors or senior officers of First Quantum.

8.	Prior Distributions of Adastra Shares

        First Quantum is not aware, based on publicly available information, of any distribution of Adastra Shares in the past five years other than distributions of Adastra Shares: (i) pursuant to the exercise of Options or Warrants; (ii) pursuant to a private placement in December 2005 of 6,000,000 Adastra Shares at Cdn.$1.70 per Adastra Share, resulting in gross proceeds to Adastra of Cdn.$10,200,000; (iii) pursuant to a private placement with M&G Investment Management Limited in January 2004 of 3,500,000 Adastra Shares at Cdn.$1.60 per Adastra Share, resulting in net proceeds to Adastra of $4,192,635; (iv) pursuant to a prospectus offering dated September 19, 2003, of 25,212,000 Adastra Shares at Cdn.$1.10 per share, resulting in net proceeds to Adastra of $18,629,220; and (v) pursuant to a private placement in May 2003 of 4,000,000 units (comprised of one Adastra Share and a warrant to purchase an additional Adastra Share at a price of Cdn.$0.75) at a price of Cdn.$0.45 per unit, resulting in net proceeds to Adastra of $1,187,892.

9.	Commitments to Acquire Securities of Adastra

        Other than pursuant to the Offer, neither First Quantum nor any director or senior officer of First Quantum, nor to the knowledge of the directors and senior officers of First Quantum after reasonable enquiry, any associate or affiliate of First Quantum or any associate of any director or senior officer of First Quantum or any person or company holding more than 10 percent of any class of equity securities of First Quantum has entered into any commitments to acquire any equity securities of Adastra.

10.	Arrangements, Agreements or Understandings

        There are no arrangements or agreements made or proposed to be made between First Quantum and any of the directors or senior officers of Adastra, including payments or other benefits proposed to be made or given by First Quantum to such directors or senior officers as compensation for loss of office or as compensation for remaining in or retiring from office if the Offer is successful.

        There are no contracts, arrangements or understandings, formal or informal, between the Offeror and any Shareholder with respect to the Offer or between the Offeror and any person or company with respect to any securities of Adastra in relation to the Offer.

        No person referred to in Section 7 of the Circular, “Beneficial Ownership of and Trading in Securities of Adastra”, will receive any direct or indirect benefit from the consummation of the Offer, any Compulsory Acquisition or Subsequent Acquisition Transaction or from accepting or refusing to accept the Offer, other than the Offered Consideration available to any Shareholder who participates in the Offer.

11.	Acceptance of the Offer

        First Quantum has no knowledge as to whether any Shareholders will accept the Offer.

12.	Material Changes

        First Quantum is not aware of any information which indicates that any material change has occurred in the affairs of Adastra since October 31, 2005, the date of the last published financial statements of Adastra, other than as disclosed herein or otherwise publicly disclosed by Adastra.

13.	Other Information

Comparison of YBCA and BCA

        First Quantum is governed by the BCA. Adastra is governed by the YBCA. The BCA was brought into force on March 29, 2004 and replaced the Company Act (British Columbia). The BCA retains the contract model of incorporation and has not adopted the model common to most other Canadian jurisdictions. The following is a summary of certain differences between the BCA and the YBCA, which First Quantum considers to be of significance to Shareholders in deciding whether to accept the Offer. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Offer that may be of importance to them.

1.	Special Resolutions. Under the BCA, a special majority is the majority of votes required for a special resolution and the special majority must be specified to be not less than a two-thirds majority and not more than a three-quarters majority of the votes cast on the resolution and, if no specification is made, the default majority is two-thirds. Under the YBCA, a special resolution is a resolution passed by majority of not less than two-thirds of the votes cast by shareholders who vote in respect of that resolution or a resolution signed by all of the shareholders entitled to vote on that resolution.

2.	Short Form Amalgamations. Both the BCA and YBCA permit short form amalgamations, where a parent corporation and one or more wholly-owned subsidiaries amalgamate or where two or more wholly-owned subsidiaries of the same parent corporation amalgamate. For short form amalgamations under the BCA, amalgamated corporations may elect to obtain court approval; under the YBCA, amalgamating corporations are not required to seek court approval.

3.	Subsidiary Holding Shares of Parent. Under the BCA, subject to certain solvency tests, a subsidiary is permitted to hold and acquire shares in its parent. Shares of a parent held by a subsidiary, however, may not be voted; under the YBCA, except in limited circumstances, a corporation may neither hold shares in its parent nor allow any of its subsidiaries to acquire shares of its parent.

4.	Removal of Directors. Under the BCA, a director may be removed by special resolution or, if the memorandum or articles provide that a director may be removed by a resolution of the shareholders entitled to vote at general meetings passed by less than a special majority or by some other method, by the resolution or method specified, including ordinary resolution or directors’ resolution; under the YBCA, a director may be removed by ordinary resolution.

5.	Reliance by Directors. Under the BCA, directors will not be found liable if they rely in good faith on financial statements, auditor’s reports, professional reports, statements of fact from an officer or any other document which the court considers as a reasonable ground for the director’s conduct; under the YBCA, directors may, if in good faith, rely on financial statements, auditor’s reports and professional reports; however, the court is not granted the same jurisdiction in determining whether a director’s reliance upon other documents is acceptable.

6.	Insolvency. Under the BCA, the determination of insolvency is subject to the ability of a corporation to meet its liabilities as they become due; the YBCA has a similar solvency test, however, it imposes a further requirement that the realizable value of the corporation’s assets would need to exceed the aggregate of its liabilities and stated capital of all classes of shares.

7.	Reduction in Capital. Under the BCA, the reduction of a corporation’s capital may be authorized by a special resolution, unless the reduction in capital would result in a lower realizable asset value than the total of all liabilities, in which case a corporation would require a court order to proceed with the capital reduction; under the YBCA, a corporation would similarly need to show that its realizable asset value was greater than the aggregate of its liabilities; however, unlike the BCA, a corporation may not apply to the courts for discretionary relief in allowing the reduction should the financial tests not be met.

8.	Sale of Assets. Under the BCA, the sale of all or substantially all of a corporation’s assets is exempt from the requirement that the disposition be in the normal course of business or approved by special resolution when the disposition is by way of security interest, by way of a lease (if the term of the lease, at its beginning, does not exceed three years, and any option or covenant for renewal included in the lease is not capable of extending the total lease periods beyond three years) or if a corporation is making the disposition to a non-

arm’s length or affiliated entity; under the YBCA, there are no exemptions from the normal course of business or special resolution requirement when effecting the sale of all or substantially all of a corporation’s assets.

9.	Dissent Rights. Under the BCA, shareholders are permitted to exercise dissent rights in respect of certain fundamental corporate actions, although the court retains the discretion to vary the statutory framework of the dissent proceedings. Additionally, shareholders may waive dissent rights with respect to a particular change; however, dissent rights may not be waived all together; under the YBCA, there are no provisions allowing either the court to vary the statutory framework of the proceedings or to allow shareholders to waive dissent rights under a particular change.

10.	Oppression Actions. Under the BCA, an eligible applicant (the courts reserve a discretion to determine the scope of potential claimants) may apply to the court for a remedy from oppressive acts of the corporation. The applicant must show that the corporate acts were either oppressive or unfairly prejudicial; under the YBCA, the ability of an applicant to successfully launch an action is somewhat more broad, as an action may be founded on the basis of oppression, unfair prejudice or an unfair disregard of applicant’s interests.

11.	Appointment of Inspector. Under the BCA, an inspector may be appointed either by special resolution or on application to the court by shareholders holding at least 20% of the outstanding shares; under the YBCA, an inspector may only be appointed by an application to the courts. Such an application, however, may be made by any shareholder of the corporation regardless of the number of shares owned.

12.	Par Value of Shares. Under the BCA, the share capital in a corporation may consist of either par value or no par value shares; under the YBCA, shares with par value are prohibited.

13.	Corporation Holding its Own Shares. Under the BCA, a corporation is expressly permitted to hold its own shares, which in effect allows the corporation the choice to either cancel the shares so held or allow the shares to remain outstanding; the YBCA, except in very limited circumstances, does not allow a corporation to hold its own shares.

14.	Choice of Authorizing Resolution. Unlike the YBCA, the BCA permits a company to select the kind of resolution that will govern certain corporate acts. The most obvious examples of “corporate choice” arise in the case of alterations to the charter documents of the company (notice of articles and articles). The articles may permit alterations to the notice of articles or the articles to be authorized by way of a directors’ resolution (except that a special resolution is required, in the absence of a provision in the articles permitting a shareholders’ resolution, to alter the special rights and restrictions attached to a class of shares if the shares of that class have already been issued) or by several different types of shareholders’ resolutions. The latter include an ordinary resolution (the majority at a meeting is a simple majority of the votes cast), a special resolution (the majority is a “special majority”; a company may, under its articles, set a special majority at any threshold between 2/3 and 3/4 of the votes cast, failing which a special majority is defined under the new act to be 2/3 of the votes cast), and a resolution with a higher majority than a special majority (an “exceptional resolution”). If silent, the default is usually a special resolution. In another example of corporate choice, directors can be removed by a special resolution, but can also be removed by a shareholders’ resolution specified in the articles with a majority less than a special majority, or even by a directors’ resolution, if so specified in the articles.

14.	Effect of the Offer on the Market for and Listing of Adastra Shares

        The purchase of Adastra Shares by the Offeror pursuant to the Offer will reduce the number of Adastra Shares that might otherwise trade publicly and will reduce the number of holders of Adastra Shares and, depending on the number of Adastra Shares acquired by the Offeror, could adversely affect the liquidity and market value of the remaining Adastra Shares held by the public.

        The rules and regulations of the TSX establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Adastra Shares from the TSX. Among such criteria are the number of Shareholders, the number of Adastra Shares publicly held and the aggregate market value of the Adastra Shares publicly held. Depending on the number of Adastra Shares purchased under the Offer, it is possible that the Adastra Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Adastra Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for such Adastra Shares. If permitted by applicable Law, subsequent to completion of the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction, if necessary, the Offeror intends to apply to delist the Adastra Shares from the TSX and AIM. If the Adastra Shares are delisted from the TSX and AIM, the extent of the public market for the Adastra Shares and the availability of price or other quotations will depend upon the number of Shareholders, the number of Adastra Shares publicly held and the aggregate market value of the Adastra Shares remaining at such time, the interest in maintaining a market in Adastra Shares on the part of securities firms, whether Adastra remains subject to public reporting requirements in Canada and other factors.

        After the purchase of the Adastra Shares under the Offer, Adastra may cease to be subject to the public reporting and proxy solicitation requirements of the YBCA and the securities laws of Canada and the United States or may request to cease to be a reporting issuer under the securities laws of such jurisdictions.

15.	Regulatory Matters

        The Offeror’s obligation to take up and pay for Adastra Shares tendered under the Offer is conditional upon all Appropriate Approvals having been obtained on terms satisfactory to the Offeror, acting reasonably. Based upon an examination of the information publicly available relating to Adastra’s business, the Offeror believes that the Offer will be exempt from pre-merger notification and review under the Competition Act (Canada), review under the Investment Canada Act and review by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act. The Offeror is continuing to assess possible regulatory filings and approvals in certain other jurisdictions.

        The distribution of the First Quantum Shares under the Offer is being made pursuant to statutory exemptions from the prospectus qualification and dealer registration requirements under applicable Canadian securities laws. While the resale of First Quantum Shares issued under the Offer is subject to restrictions under the securities laws of certain Canadian provinces and territories, Shareholders in such provinces and territories generally will be able to rely on statutory exemptions from such restrictions.

        The Offer is being made in compliance with applicable Canadian rules governing tender offers and the U.S. multi-jurisdictional disclosure system. The Offer does not constitute an offer of transferable securities to the public in the United Kingdom such that a prospectus approved by the Financial Services Authority would need to be prepared and published prior to the Offer being made. In addition, the content of this document which has been prepared by and is the responsibility of the Offeror, has been approved by Numis Securities Limited of Cheapside House, 13 Cheapside, London, United Kingdom EC2V 6LH, solely for the purposes of section 21 of the FSMA. Numis Securities Limited is acting exclusively for First Quantum in connection with the Offer and no one else and will not be responsible to anyone other than First Quantum for providing the protections afforded to clients of Numis Securities Limited nor for providing advice in relation to the Offer or any other matter referred to in this document.

16.	Shareholder Rights Plan

        On December 1, 2005 Adastra announced that the Adastra Board approved the adoption of the Shareholder Rights Plan. Set out below is a description of the Shareholder Rights Plan based upon public documents filed by Adastra with Canadian securities regulatory authorities.

        Pursuant to the Shareholder Rights Plan, Adastra issued one right (an “SRP Right”) in respect of each outstanding Adastra Share and authorized the issue of an additional SRP Right for each Adastra Share issued thereafter. The SRP Rights are attached to the Adastra Shares and are not exercisable until the time (the “Separation Time”), which is the close of business on the tenth business day after the earliest of: (a) the first date of public announcement of facts indicating that a person has become an Acquiring Person (as described below); (b) the date of the commencement of, or first public announcement of, the intent of any person to commence a take-over bid other than a “Permitted Bid” (as described below) or a competing Permitted Bid (“Competing Permitted Bid”); and (c) the date that a Permitted Bid or Competing Permitted Bid ceases to be such, or such later date as may from time to time be determined by the Adastra Board.

        From and after the Separation Time, each SRP Right entitles the holder to purchase one Adastra Share at a price (the “SRP Exercise Price”) of $50 (subject to adjustment in certain circumstances). However, pursuant to the Shareholder Rights Plan, if a person (an “Acquiring Person”) becomes the beneficial owner of 20% or more of the outstanding Adastra Shares other than as a result of certain exempt transactions (including acquisitions pursuant to a Permitted Bid or Competing Permitted Bid) (a “Flip-in Event”), then after the close of business on the tenth business day following the first date of public announcement by Adastra or an Acquiring Person that an Acquiring Person has become such, each SRP Right constitutes the right to purchase from Adastra that number of Adastra Shares having an aggregate Market Price (as defined below) on the date of consummation or occurrence of such Flip-in Event equal to twice the SRP Exercise Price for a cash amount equal to the SRP Exercise Price, subject to anti-dilution adjustment (thereby effectively constituting the right to purchase Adastra Shares at a 50% discount). SRP Rights held by (i) the Acquiring Person, (ii) certain parties related to the Acquiring Person or acting jointly or in concert with the Acquiring Person and (iii) certain transferees of the Acquiring Person, become null and void upon the occurrence of a Flip-in Event. The result is to significantly dilute the shareholdings of the Acquiring Person (and the other persons referred to above). “Market Price” for a security on any date means the average of the daily closing prices per security for such securities on each of the 20 consecutive trading days through and including the trading day preceding such date (subject to adjustment in certain circumstances).

        Until the Separation Time (or the earlier termination or expiration of the SRP Rights), SRP Rights are evidenced by the certificates representing the associated Adastra Shares and will be transferable only together with the associated Adastra Shares. After the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”), together with a disclosure statement describing the SRP Rights, are required to be mailed to holders of record of Adastra Shares (other than an Acquiring Person) as of the Separation Time. SRP Rights trade separately from the Adastra Shares after the Separation Time.

        The Offeror has no reason to believe that the Adastra Board will allow the Separation Time under the Shareholder Rights Plan to occur prior to the Expiry Time, but no assurances can be given by the Offeror in that regard.

        The Shareholder Rights Plan does not apply to certain types of transactions, including a take-over bid which, among other things, is made to all Shareholders, remains open for at least 60 days and provides that no Adastra Shares may be taken up unless more than 50% of the outstanding Adastra Shares held by persons other than the Offeror, or certain persons related to it or acting jointly with it, have been deposited and not withdrawn (a “Permitted Bid”). Once this condition has been satisfied, the Offeror may take up and pay for Adastra Shares, provided that it extends the bid for a period of not less than ten business days to allow all other Shareholders to tender.

        The Offer is not a Permitted Bid for the purposes of the Shareholder Rights Plan. Accordingly, in order for the Offer to proceed, the Shareholder Rights Plan must be terminated or some action must be taken by the Adastra Board or by a securities commission or court of competent jurisdiction to remove the effect of the Shareholder Rights Plan and permit the Offer to proceed.

        Under the Shareholder Rights Plan, the Adastra Board has the discretion, prior to the occurrence of a Flip-in Event that would occur by reason of a take-over bid made by means of a circular sent to all holders of Adastra Shares, to waive the application of the plan to such Flip-in Event, provided that such waiver shall automatically extend to any other Flip-in Events occurring by reason of a take-over bid made by means of a circular sent to all holders of Adastra Shares. The Adastra Board also has the right under the Shareholder Rights Plan, with the prior consent of the holders of Adastra Shares (or the holders of SRP Rights if the Separation Time has occurred), at any time prior to the occurrence of a Flip-in Event, to redeem all (but not less than all) of the SRP Rights at a redemption price of $0.00001 per SRP Right, subject to certain adjustments.

        It is a condition of the Offer that the Offeror shall have determined in its reasonable discretion that, on terms satisfactory to the Offeror: (i) the Adastra Board has waived the application of the Shareholder Rights Plan to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction; (ii) a cease trade order or an injunction has been issued that has the effect of prohibiting or preventing the exercise of SRP Rights or the issue of Adastra Shares upon the exercise of the SRP Rights in relation to the purchase of Adastra Shares by the Offeror under the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction; (iii) a court of competent jurisdiction has ordered that the SRP Rights are illegal or of no force or effect or may not be exercised in relation to the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction; or (iv) the SRP Rights and the Shareholder Rights Plan has otherwise become or been held unexercisable or unenforceable in relation to the Adastra Shares with respect to the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction. See Section 2 of the Offer to Purchase, “Conditions of the Offer”.

17.	Certain Canadian Federal Income Tax Considerations

General

        The following is a summary, as of the date hereof, of the principal Canadian federal income tax consequences generally applicable to Shareholders who dispose of their Adastra Shares pursuant to the Offer and who, for purposes of the Tax Act, hold their Adastra Shares as capital property, deal at arm’s length and are not affiliated with each of First Quantum and Adastra at all times up to and including the completion of the Offer, and immediately following completion of the Offer will not, either alone or together with any person with whom the Shareholder does not deal at arm’s length, control First Quantum or beneficially own shares of First Quantum having a fair market value in excess of 50% of the fair market value of all outstanding First Quantum Shares. The Adastra Shares will generally constitute capital property to a holder unless such holder holds such shares in the course of carrying on a business or has acquired such Adastra Shares in a transaction or transactions considered to be an adventure in the nature of trade. This summary is not applicable to a Shareholder who is a “tax shelter investment” under the Tax Act or that is a financial institution which is subject to the “mark-to-market” provisions of the Tax Act.

        This summary is based upon the current provisions of the Tax Act, the regulations thereunder (in this Section 17 of the Circular, the “Regulations”), all proposed amendments to the Tax Act or the Regulations announced by the Minister of Finance prior to the date hereof and the current published administrative and assessing practices of Canada Revenue Agency (“CRA”). This summary does not otherwise take into account or anticipate changes in the law, whether by way of judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations.

        This summary is based on the assumption that if the SRP Rights are acquired by the Offeror, there is no value to the SRP Rights, and no amount of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

        This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder and, accordingly, Shareholders should consult their own independent tax advisors for advice with respect to the income tax consequences to them of disposing of their Adastra Shares having regard to their own particular circumstances.

        All amounts relating to the disposition of Adastra Shares must be converted into Canadian dollars for purposes of the Tax Act using the exchange rate applicable at the relevant time.

Shareholders Resident in Canada

        In addition to the comments set out under the heading “General”, this portion of the summary is applicable only to Shareholders who are resident or deemed to be resident in Canada for purposes of the Tax Act (a “Resident Shareholder”).

        Certain Resident Shareholders whose Adastra Shares might not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with Subsection 39(4) of the Tax Act to have their Adastra Shares and every “Canadian security” (as defined in the Tax Act) owned by such holders in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

Resident Shareholders Accepting the Offer

        A Resident Shareholder who exchanges Adastra Shares pursuant to the Offer for First Quantum Shares will, unless the Resident Shareholder chooses otherwise, be deemed to have disposed of such Adastra Shares for proceeds of disposition equal to the Resident Shareholder’s adjusted cost base thereof. Such Resident Shareholder would therefore neither recognize a capital gain nor a capital loss in respect of the exchange and would be deemed to acquire their First Quantum Shares at a cost which is equal to the adjusted cost base of their Adastra Shares for the purposes of computing the adjusted cost base of all First Quantum Shares owned by them for purposes of the Tax Act.

        Under the current administrative and assessing practice of the CRA, a Resident Shareholder who receives cash in an amount which does not exceed Cdn.$200 in lieu of a fraction of a First Quantum Share pursuant to the exchange of shares under the Offer may ignore the computation of any gain or loss on the disposition of the fractional share and reduce the adjusted cost base of the First Quantum Shares received on the exchange by the amount of such cash. In the alternative, a Resident Shareholder may include the capital gain or loss arising on the disposition of the fractional share in the computation of that Resident Shareholder’s income.

        Notwithstanding the foregoing, Resident Shareholders who receive First Quantum Shares in exchange for their Adastra Shares may, if they so choose, recognize a capital gain or a capital loss in respect of such disposition by reporting the same in their income tax return for the taxation year during which the disposition occurred. Such capital gain (or capital loss) will be equal to the amount by which the fair market value of the First Quantum Shares received exceeds (or is exceeded by) the aggregate of the adjusted cost base of their Adastra Shares and any reasonable costs of making the disposition. In such circumstances, the cost of the First Quantum Shares acquired will be the fair market value thereof for the purposes of computing the adjusted cost base of all First Quantum Shares owned by the holder. One half of any such capital gain (a “taxable capital gain”) must be included in computing the Resident Shareholder’s income and one-half of any such capital loss (an “allowable capital loss”) is deductible by the Resident Shareholder from taxable capital gains arising in the year of disposition. To the extent that a Resident Shareholder has insufficient taxable capital gains in the current taxation year against which to apply an allowable capital loss, the deficiency will constitute a net capital loss for the current taxation year and may generally be carried back to any of the three preceding taxation years or carried forward to any future taxation year, subject to the detailed rules in the Tax Act in that regard. The amount of any capital loss realized by a Resident Shareholder that is a corporation or certain partnerships or trusts may be reduced in certain circumstances in respect of dividends previously received or deemed to be received on the Adastra Shares to the extent and under the circumstances described in the Tax Act.

        A Resident Shareholder that is throughout a taxation year a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay, in addition to the tax otherwise payable under the Tax Act, a refundable tax of 6 2/3% determined by reference to its aggregate investment income for the year, which includes an amount in respect of taxable capital gains.

        Capital gains realized by individuals and certain trusts may be subject to alternative minimum tax under the Tax Act.

Acquisition of Shares Not Deposited

(a)	Compulsory Acquisition

        As described in Section 5 of the Circular, “Acquisition of Shares Not Deposited,” First Quantum may acquire Adastra Shares not deposited under the Offer pursuant to a Compulsory Acquisition. The consequences under the Tax Act of any Compulsory Acquisition will depend upon the consideration offered by First Quantum in respect thereof. Generally speaking, to the extent the Adastra Shares are acquired by First Quantum for First Quantum Shares, the consequences to Resident Shareholders will generally be as set out above under the heading “Resident Shareholders Accepting the Offer.”

        A Resident Shareholder who dissents in a Compulsory Acquisition and elects to receive the fair value for the holder’s Adastra Shares will be considered to have disposed of the Adastra Shares for proceeds of disposition equal to the amount received by the Resident Shareholder less the amount of interest awarded by the Court and will realize a capital gain (or a capital loss) in the manner, and subject to the treatment, described above under “Resident Shareholders Accepting the Offer.” Any interest awarded to the Resident Shareholder by the Court will be included in the Resident Shareholder’s income for the purposes of the Tax Act.

(b)	Subsequent Acquisition Transaction

        As described in Section 5 of the Circular, “Acquisition of Shares Not Deposited – Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Adastra Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Adastra Shares. As described in Section 5 of the Circular, “Acquisition of Shares Not Deposited – Subsequent Acquisition Transaction,” it is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be identical to the consideration offered under the Offer.

        The tax treatment of a Subsequent Acquisition Transaction to a Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. The Offeror may propose to carry out a

Subsequent Acquisition Transaction by means of an amalgamation, statutory arrangement, capital reorganization, consolidation or other transaction, the tax consequences of which to a holder of Adastra Shares would depend upon the nature of the particular transaction undertaken and may be substantially the same as, or materially different from, those described above. Depending upon the exact manner in which the transaction is carried out, such tax consequences may include a capital gain or capital loss, a deemed dividend or both a deemed dividend and a capital gain or capital loss. Any such capital loss may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on the Adastra Shares (or on shares of an amalgamated corporation for which the Adastra Shares are exchanged) to the extent and under the circumstances described in the Tax Act.

        A Resident Shareholder that is a corporation should consult its tax advisors for specific advice with respect to the potential application of Subsection 55(2) of the Tax Act with respect to any dividends received, or deemed to be received, by such corporation in connection with a Subsequent Acquisition Transaction. Subsection 55(2) provides that, where a Resident Shareholder that is a corporation receives, or is deemed to receive, a dividend, in certain circumstances the dividend or deemed dividend may be treated as proceeds of disposition of the Adastra Shares for the purpose of computing the Resident Shareholder’s capital gain. Subject to the potential application of this provision, dividends received, or deemed to be received, by a corporation in connection with a Subsequent Acquisition Transaction will be included in computing income, and normally will also be deductible in computing taxable income.

        A Resident Shareholder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% on dividends received, or deemed to be received, in connection with a Subsequent Acquisition Transaction to the extent that such dividends are deductible in computing such corporation’s taxable income.

        In the case of a Resident Shareholder who is an individual (including a trust), dividends received or deemed to be received in connection with a Subsequent Acquisition Transaction will be included in computing the Resident Shareholder’s income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by a taxable Canadian corporation.

        If the Subsequent Acquisition Transaction is carried out by means of an amalgamation, under the current administrative practice of the CRA, Resident Shareholders who exercise their right of dissent in respect of such an amalgamation should be considered to have disposed of their Adastra Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Resident Shareholder for such Adastra Shares, other than interest awarded by the court. Because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting Resident Shareholder would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Resident Shareholders should consult with their tax advisors in this regard.

        Resident Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of having their Adastra Shares acquired pursuant to a Subsequent Acquisition Transaction.

Shareholders Not Resident in Canada

        In addition to the comments set out under the heading “General”, this portion of the summary is applicable only to Shareholders who, for purposes of the Tax Act, have not been resident in Canada or deemed to be resident in Canada at any time while they held their Adastra Shares, do not carry on an insurance business in Canada and who do not use or hold, and are not deemed to use or hold, their Adastra Shares in carrying on a business in Canada (hereinafter referred to as a “Non-Resident Shareholder”).

Non-Resident Shareholders Accepting the Offer

        A Non-Resident Shareholder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Adastra Shares pursuant to the Offer unless such shares are or are deemed to be “taxable Canadian property” and the Non-Resident Shareholder is not afforded any relief under an applicable tax treaty. Generally, Adastra Shares will not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which includes the TSX), unless:

(a)	at any time during the five year period immediately preceding the disposition of the Adastra Shares by such Non-Resident Shareholder, the Non-Resident Shareholder, persons not dealing at arm’s length with such

Non-Resident Shareholder, or any combination thereof owned (or had options to acquire) not less than 25% of the issued shares of any class or series of the capital stock of Adastra; or

(b)	the Non-Resident Shareholder’s Adastra Shares were acquired in certain types of tax deferred exchanges in consideration for property that was itself taxable Canadian property.

        Even if the Adastra Shares are taxable Canadian property to a Non-Resident Shareholder and the disposition would give rise to a capital gain, an exemption from tax under the Tax Act may be available under the terms of an applicable income tax treaty between Canada and the country of residence of the Non-Resident Shareholder.

Acquisition of Shares Not Deposited

        The consequences under the Tax Act to a Non-Resident Shareholder of any Compulsory Acquisition or Subsequent Acquisition Transaction would depend upon the nature of the transaction. In general, the Non-Resident Shareholder would not be subject to taxation under the Tax Act in respect of any capital gain that is recognized unless the Non-Resident Shareholder’s Adastra Shares are taxable Canadian property, as described above, and the Non-Resident Shareholder is not afforded any relief under an applicable tax treaty.

(a)	Compulsory Acquisition

        A Non-Resident Shareholder who dissents in a compulsory acquisition and elects to receive the fair value for the holder’s Adastra Shares will be considered to have disposed of the Adastra Shares for proceeds of disposition equal to the amount received by the Resident Shareholder less the amount of interest awarded by the Court. In such circumstances, the Non-Resident Shareholder would not be subject to taxation under the Tax Act in respect of any capital gain that is recognized unless the Non-Resident Shareholder’s Adastra Shares are taxable Canadian property, as described above, and the Non-Resident Shareholder is not afforded any relief under an applicable tax treaty. Interest awarded to a dissenting Non-Resident Shareholder by a court will be subject to non-resident withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax treaty.

(b)	Subsequent Acquisition Transactions

        As described in Section 5 of the Circular, “Acquisition of Securities Not Deposited – Subsequent Acquisition Transaction,” if the Offeror acquires less than 90% of the Adastra Shares under the Offer or the right of Compulsory Acquisition is not available for any reason or if the Offeror elects not to proceed under such provisions, the Offeror may propose other means of acquiring the remaining issued and outstanding Adastra Shares. It is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be identical to the consideration offered under the Offer. The tax treatment of a Subsequent Acquisition Transaction to a Non-Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. A Non-Resident Shareholder may realize a capital gain or a capital loss and/or a deemed dividend. Dividends paid or deemed to be paid to a Non-Resident Shareholder will be subject to Canadian withholding tax at a rate of 25%. This rate may be reduced under the provisions of an applicable income tax treaty.

        Non-Resident Shareholders should consult their own tax advisors for advice with respect to the potential income tax consequences to them of having their Adastra Shares acquired pursuant to a Compulsory Acquisition or Subsequent Acquisition Transaction.

(c)	Delisting of Shares

        As noted in “Effect of the Offer on the Market for and Listing of Adastra Shares”in Section 14 of the Circular, Adastra Shares may cease to be listed on the TSX (or another prescribed stock exchange) following the completion of the Offer and may not be listed on the TSX (or another prescribed stock exchange) at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction. Non-Resident Shareholders are cautioned that if the Adastra Shares are not listed on a prescribed stock exchange at the time they are disposed of (a) the Shares will be taxable Canadian property to the Non-Resident Shareholder, (b) the Non-Resident Shareholder may be subject to income tax under the Tax Act in respect of any capital gain realized on such disposition, subject to any relief under an applicable income tax treaty or convention, and (c) the notification and withholding provisions of section 116 of the Tax Act will apply to the Non-Resident Shareholder. The Offeror may be required to withhold and sell in the market a portion of the First Quantum Shares that the Non-Resident Shareholder would otherwise be entitled to receive to satisfy the Offeror’s withholding obligations under the Tax Act. Non-Resident Shareholders should consult their own tax advisors for advice with respect to the potential income tax consequences to them of having their Adastra Shares acquired pursuant to such a transaction.

18.	Certain U.S. Federal Income Tax Considerations

        The following is a summary of the material anticipated U.S. federal income tax consequences of exchanging Adastra Shares for First Quantum Shares pursuant to the Offer. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations promulgated under the Code, administrative rulings of the U.S. Internal Revenue Service (“IRS”) and judicial decisions of the U.S. courts, in each case as in effect on the date hereof. Changes in the laws may alter the U.S. federal income tax treatment of the Offer discussed in this summary, possibly with retroactive effect.

        This summary is general in nature and does not address the effects of any state or local taxes, or the tax consequences in jurisdictions other than the United States. In addition, this summary does not address all U.S. federal income tax consequences that may be relevant to the particular circumstances of a holder of Adastra Shares, nor to a holder of Adastra Shares with a special status, such as:

•	a person that will own 10% or more (by voting power or value, and taking into account certain attribution rules) of the issued and outstanding First Quantum Shares;

•	a broker, dealer or trader in securities or currencies, or any person who owns Adastra Shares or First Quantum Shares other than as capital assets within the meaning of Section 1221 of the Code;

•	a bank, mutual fund, life insurance company or other financial institution;

•	a tax-exempt organization;

•	a real estate investment trust or regulated investment company;

•	a qualified retirement plan or individual retirement account;

•	a person who acquires its Adastra Shares or First Quantum Shares in a compensatory transaction;

•	a person that holds or will hold its Adastra Shares or First Quantum Shares as part of a straddle, hedge, wash sale, synthetic security, conversion transaction, constructive sale or other integrated transaction for tax purposes;

•	a Non-U.S. Holder who is or has previously been engaged in the conduct of a trade or business in the U.S. or who has ceased to be a U.S. citizen or to be taxed as a U.S. resident alien;

•	a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar; or

•	a person liable for alternative minimum tax.

        It is assumed for purposes of this summary that both First Quantum and Adastra are not, have not at any time been and will not be after this offering a “controlled foreign corporation,” as defined in Section 957(a) of the Code.

        Holders of Adastra Shares are urged to consult their own tax advisors regarding the tax consequences of the exchange of Adastra Shares for First Quantum Shares and the acquisition, ownership and disposition of First Quantum Shares pursuant to the Offer in light of their particular circumstances, as well as the tax consequences under state, local and non-United States tax law and the possible effects of changes in tax law.

        For purposes of this discussion, a “U.S. Holder” means a beneficial owner of an Adastra Share or First Quantum Share, as the case may be, who is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

        “Non-U.S. Holder” means any person who owns Adastra Shares or First Quantum Shares, as the case may be, and who is not a U.S. Holder or a partnership.

        If a partnership or other “pass-through” entity holds Adastra Shares, the tax treatment of an owner of such “pass-through” entity generally will depend upon the status of such owner and upon the activities of the “pass-through” entity. An owner of a “pass-through” entity holding Adastra Shares should consult such owner’s tax advisor regarding the specific tax consequences of exchanging Adastra Shares in the Offer.

U.S. Holders of Adastra Shares

Consequences of Exchanging Adastra Shares Pursuant to the Offer

        The Offeror may purchase some Adastra Shares for cash in connection with, or subsequent to, the transactions described herein. If no such cash purchases were to occur, the exchange of Adastra Shares pursuant to the Offer could be treated as a tax-free transaction for U.S. federal income tax purposes, subject to the application of the PFIC rules described below. Due to the possibility that one or more cash purchases may occur, the Offeror believes that the exchange of Adastra Shares pursuant to the Offer will be taxable for U.S. federal income tax purposes. Consequently, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of the First Quantum Shares received in the Offer plus any cash received in lieu of fractional shares and the U.S. Holder’s adjusted tax basis in the Adastra Shares exchanged. If Adastra is not a passive foreign investment company (“PFIC”), any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in the Adastra Shares exceeds one year upon the consummation of the exchange pursuant to the Offer.

        For non-corporate U.S. Holders, long-term capital gain recognized in connection with an exchange made pursuant to the Offer generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

        If Adastra is a PFIC, subject to the exception in the next sentence, the amount of U.S. federal income tax on gain recognized by a U.S. Holder upon the consummation of the exchange pursuant to the Offer will be increased by an interest charge to compensate for tax deferral, and the amount of income tax, before the imposition of the interest charge, will be calculated as if such gain was earned rateably over the period the U.S. Holder held its Adastra Shares and was subject to U.S. federal income tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to the U.S. Holder. However, if the U.S. Holder has made a timely and proper qualified electing fund (“QEF”) election, then the PFIC rules described above will not apply. See “Passive Foreign Investment Company,” below. A U.S. Holder should consult its tax advisor regarding the application of the PFIC rules to the Offer.

        A U.S. Holder that exercises dissent rights in a Compulsory Acquisition and receives cash for its Adastra Shares will recognize gain or loss based on the difference between the cash received and the holder’s adjusted tax basis in the Adastra Shares exchanged. Any such gain or loss would generally be treated in the same manner as gain or loss that is recognized in an exchange made pursuant to the Offer, as described above.

Distributions on First Quantum Shares

        Subject to the discussion under “Passive Foreign Investment Company” below, the gross amount of distributions, if any, payable on First Quantum Shares generally will be treated as a foreign source dividend to the extent paid out of current or accumulated earnings and profits, and generally will be “passive income” for U.S. foreign tax credit purposes. A distribution on First Quantum Shares in excess of current or accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in such shares and, to the extent in excess of adjusted basis, as capital gain. See “Sale or Other Disposition of First Quantum Shares,” below.

        Canadian withholding tax on dividend distributions paid by First Quantum to a U.S. Holder is generally reduced to 15% pursuant to the U.S.-Canada tax treaty in the case of U.S. Holders who are eligible for benefits under the U.S.-Canada tax treaty. U.S. Holders generally may treat the amount of any Canadian income taxes withheld from distributions with respect to the common shares either as a deduction from their gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability, subject to numerous and complex limitations and restrictions, which must be determined and applied on an individual basis by each U.S. Holder. Accordingly, holders of Adastra Shares should consult their own tax advisor concerning the foreign tax credit rules in such holders’ particular circumstances.

Sale or Other Disposition of First Quantum Shares

        Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder who sells or otherwise disposes of First Quantum Shares in a taxable disposition will recognize a gain or loss equal to the difference, if any, between the U.S. dollar value of the amount realized on such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holding period for the First Quantum Shares is more than one year at the time of the sale or other disposition. For non-corporate U.S. Holders, long-term capital gain recognized in connection with a sale or other disposition of First Quantum Shares generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations. Any such gain or loss will generally be treated as U.S. source income for U.S. foreign tax credit purposes, although special rules apply to U.S. Holders who have a fixed place of business outside the Untied States to which the gain is attributable. Special considerations may apply to a U.S. Holder who receives foreign currency in connection with a sale or other taxable disposition of common shares. See “Foreign Currency Considerations” below.

Passive Foreign Investment Company

        U.S. Holders of stock of a PFIC for U.S. federal income tax purposes would be subject to a special, adverse tax regime (different in significant respects from that described above). For any year in which a U.S. Holder owns stock of a PFIC, gain on a disposition or deemed disposition by the U.S. Holder of such stock, and certain distributions payable on such stock, would be subject to tax as an “excess distribution” allocated rateably to all days in the U.S. Holder’s holding period and taxable at the highest marginal rates applicable to ordinary income for the “prior-year PFIC period”, i.e., days in the U.S. Holder’s prior taxable years during which the company was a PFIC, and would be subject to interest charges to reflect the value of the U.S. income tax deferral, unless the U.S. Holder has timely made a “mark-to-market” election or a “qualified electing fund” election. In general terms, a non-U.S. company will be a PFIC for any tax year in which either (i) 75% or more of its gross income is passive income or (ii) the average percentage, by fair market value, of its assets that produce or are held for the production of passive income is 50% or more. “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

        First Quantum does not believe that it is, nor does it expect to become, a PFIC. However, there can be no assurance that First Quantum’s determination concerning its PFIC status will not be challenged by the IRS. There is also a possibility that First Quantum could become a PFIC in the future as a result of future financial results.

Foreign Currency Considerations

        A U.S. Holder that receives Canadian dollars and converts such Canadian dollars into U.S. dollars on the day the amount is otherwise includible in income for U.S. federal income tax purposes generally will not be required to recognize gain or loss arising from exchange rate fluctuations. A U.S. Holder that receives Canadian dollars and converts them into U.S. dollars subsequent to such day will generally have foreign exchange gain or loss based on any appreciation or depreciation in the value of the Canadian dollar against the U.S. dollar (subject to certain de minimis exceptions), which will generally be U.S. source ordinary gain or loss.

Non-U.S. Holders

Consequences of Exchanging Adastra Shares Pursuant to the Offer

        Non-U.S. Holders generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of First Quantum Shares in the exchange. However, a Non-U.S. Holder may recognize gain taxable in the United States if either of the following conditions applies:

•	such gain is attributable to an office or other fixed place of business in the United States and, if a treaty applies, such gain is attributable to a permanent establishment or fixed base the Non-U.S. Holder maintains in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition, has a tax home in the United States, and certain other requirements are met.

Sale or Other Disposition of First Quantum Shares

        In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of First Quantum Shares unless one of the two conditions apply that are described (and bulleted) in the discussion captioned “Consequences of Exchanging Adastra Shares Pursuant to the Offer.”

Information Reporting and Backup Withholding

        U.S. Holders of Adastra Shares may be subject to information withholding and may be subject to backup withholding, currently at up to a 28% rate, on cash payments received in exchange for Adastra Shares. Payments of distributions on, or the proceeds from a sale or other disposition of, First Quantum Shares paid within the U.S. may be subject to information reporting and may be subject to backup withholding. Payments of distributions on, or the proceeds from the sale of, First Quantum Shares to or through a foreign office of a broker generally will not be subject to backup withholding, although information reporting may apply to those payments in certain circumstances.

        Backup withholding will generally not apply, however, to a U.S. Holder who:

•	furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on IRS Form W-9 (or substitute form); or

•	is otherwise exempt from backup withholding.

        Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, such holders may be required to provide certification of non-U.S. status (generally, on IRS Form W-8BEN) in connection with payments received in the United States or through certain U.S.-related financial intermediaries.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

19.	Certain U.K. Tax Considerations

        The following discussion of taxation is included for general information purposes and applies only to holders of Adastra Shares who are the absolute beneficial owners of Adastra Shares and who hold those Adastra Shares as an investment. In particular, the following does not discuss all of the tax consequences that may be relevant to a holder of Adastra Shares in light of such shareholder’s particular circumstances or to holders subject to special rules, such as life insurance companies or dealers in securities. The explanation of U.K. tax laws set out below is based on laws and Her Majesty’s Revenue and Customs (“HMRC”) published practice at present in effect, and judicial and administrative precedent as of the date of the Offer. This explanation is subject to any changes in those laws (which may apply retroactively) or in the interpretation thereof by the relevant taxation authorities, HMRC published practice and precedent occurring after that date and does not discuss any tax laws other than those of the U.K. The discussion assumes that the register evidencing title to First Quantum Shares is, and will remain at all times, outside the U.K. Holders of Adastra Shares who are in any doubt as to their taxation position or are subject to taxation in any jurisdiction other than the U.K. are urged to consult their professional advisers as to the specific tax consequences to them of the Offer.

        The following paragraphs relating to U.K. taxation only relate to the position of a person who is a U.K. Resident.

Chargeable Gains

        To the extent that a holder of Adastra Shares receives First Quantum Shares under the Offer, he should not be treated as having made a disposal of his Adastra Shares for the purposes of capital gains tax or corporation tax on chargeable gains (as appropriate) (“U.K. CGT”). Instead, any gain or loss which would otherwise have arisen on a disposal of the Adastra Shares should be “rolled-over” into the First Quantum Shares so that the First Quantum Shares will be treated as the same asset as the Adastra Shares, acquired at the same time as the Adastra Shares and for the same acquisition cost. A subsequent disposal of First Quantum Shares may give rise to a liability to U.K. CGT.

        For corporate holders of Adastra Shares who receive First Quantum Shares under the Offer, indexation allowance will be available in respect of the acquisition cost in the Adastra Shares until the First Quantum Shares are disposed of. Indexation allowance cannot be used to create or augment a loss for U.K. CGT purposes.

        For individual holders of Adastra Shares who receive First Quantum Shares under the Offer and who acquired their Adastra Shares prior to April 1, 1998, indexation allowance will be available on the disposal of the First Quantum Shares in respect of the acquisition cost in the Adastra Shares from the acquisition date until April 1998. Indexation allowance cannot be used to create or augment a loss for U.K. CGT purposes. No indexation allowance will be available where an individual holder of Adastra Shares acquired his Adastra Shares after March 31, 1998. For individual holders of Adastra Shares, capital gains tax taper relief will apply in relation to periods of ownership after April 5, 1998.

        As the shares in Adastra are quoted on the TSX, the shares will not qualify as business assets under the capital gains tax taper relief regime unless Adastra is a trading company, or the holding company of a trading group, and the shareholder meets certain percentage shareholding requirements. In the period from April 6, 1998 to April 5, 2000 Adastra Shares will only be treated as business assets for taper relief purposes where the shareholder held 25% or more of the voting share capital of Adastra or was a full-time officer or employee owning at least 5% of the voting share capital of Adastra. From April 6, 2000, shares in Adastra would be business assets in relation to directors or employees of Adastra or to persons owning at least 5% of the voting share capital of Adastra. As the First Quantum Shares are also listed on the TSX, the First Quantum Shares received in exchange for the Adastra Shares will not, except in relation to directors or employees of First Quantum or to persons owning at least 5% of the voting share capital of First Quantum, be treated as business assets and will therefore only be eligible for the non-business assets rate of capital gains tax taper relief. As the First Quantum Shares received by a holder of Adastra Shares will be treated as the same asset as the Adastra Shares, the relevant ownership period for calculating the rate of capital gains tax taper relief available to the holder of the First Quantum Shares will be the period from the date of acquisition of the Adastra Shares to the date of disposal of the First Quantum Shares.

        U.K. Resident holders of Adastra Shares who, together with persons connected with them, hold more than 5% of any class of shares or debentures of Adastra are advised that an application for clearance has not been made and will not be made to the HMRC under Section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Offer.

        Where the amount of cash received by a holder of Adastra Shares in respect of his fractional entitlements under the Offer is “small” as compared with the value of his Adastra Shares, the receipt of the cash will not generally trigger a disposal for the purposes of U.K. CGT at that time. Instead, a U.K. CGT disposal will be triggered when the First Quantum Shares are disposed of and at that time the amount of the cash received will be deducted from the shareholder’s chargeable gains acquisition cost in the First Quantum Shares. Current HMRC practice is to regard a sum as “small” for these purposes if either (i) it is 5% or less of the value of the Adastra Shares held by the particular shareholder, or (ii) it is £3,000 or less, regardless of whether it satisfies the 5% test.

        Non-U.K. Resident holders of Adastra Shares will generally not be subject to U.K. CGT in respect of any gain accruing to them as a result of accepting the Offer. Holders of Adastra Shares who are subject to taxation in any jurisdiction other than the U.K. are urged to consult their professional advisers as to the specific tax consequences to them of the Offer.

Dividends

        A U.K. Resident will generally be liable for income tax or corporation tax in the U.K. on the aggregate of any dividend received from Adastra and any tax withheld. In computing that liability for U.K. taxation, credit will generally be given for tax withheld.

        Special rules apply to U.K. Residents who are not domiciled in the U.K.

Inheritance Tax

        Where First Quantum Shares are held by an individual who is neither domiciled nor deemed to be domiciled in the U.K., no liability to U.K. inheritance tax will arise. Where First Quantum Shares are held by an individual who is either domiciled or deemed to be domiciled in the U.K., liability to U.K. inheritance tax may arise on the death of, or on a gift (or disposal at an undervalue) of, the First Quantum Shares by that individual.

U.K. stamp duty and U.K. stamp duty reserve tax

        No U.K. stamp duty or stamp duty reserve tax (“SDRT”) will be payable by holders of Adastra Shares who accept the Offer. Any liability for U.K. stamp duty or SDRT on the transfer of such Adastra Shares to First Quantum will be borne by First Quantum.

20.	Eligibility for Investment

        Provided they are listed on a prescribed stock exchange (which includes the TSX), the First Quantum Shares issuable pursuant to the Offer will, on the date of closing, be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans.

21.	Financial Advisor, Dealer Manager, Depositary and Information Agent

        RBC Dominion Securities Inc. has been retained as financial advisor to the Offeror and will receive reasonable and customary compensation from the Offeror for its financial advisory services, as well as reimbursement for its reasonable out-of-pocket expenses. In addition, RBC Dominion Securities Inc., together with RBC Capital Markets Corporation, its U.S. affiliate, have been retained to act as Dealer Manager in connection with the Offer. The Offeror will reimburse the Dealer Manager for its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, and has also agreed to indemnify the Dealer Manager against certain liabilities and expenses in connection with the Offer, including certain liabilities under applicable securities laws.

        In Canada, RBC Dominion Securities Inc. may form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and members of the stock exchanges in Canada to solicit acceptances of the Offer (each member of such group, a “Soliciting Dealer”). The Offeror has agreed to pay to each Soliciting Dealer whose name appears in the appropriate space in the Letter of Transmittal accompanying a deposit of Adastra Shares a fee of Cdn.$0.02 for each Adastra Share deposited and taken up by the Offeror pursuant to the Offer. The aggregate amount payable to a Soliciting Dealer with respect to any single depositing Shareholder will be not less than Cdn.$100 and not more than Cdn.$1,500, provided that at least 1,000 Adastra Shares are deposited per beneficial Shareholder. The Offeror will not pay any fee with respect to deposits of Adastra Shares held for the Dealer Manager’s own accounts as principal. Where Adastra Shares deposited and registered in a single name are beneficially owned by more than one person, the foregoing minimum and maximum amounts will be applied separately in respect of each such beneficial owner. The Offeror may require the Soliciting Dealers to furnish evidence of beneficial ownership satisfactory to the Offeror at the time of deposit. If no Soliciting Dealer is specified in a Letter of Transmittal, no fee will be paid to a Soliciting Dealer in respect of the applicable Adastra Shares.

        The Offeror has also retained Innisfree M&A Incorporated (“Innisfree”) to act as Information Agent in connection with the Offer. Innisfree will receive reasonable and customary compensation from the Offeror for services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses incurred in connection therewith.

        The Offeror has also retained Computershare Investor Services Inc. to act as Depositary under the Offer for the receipt of the certificates in respect of the Adastra Shares and related Letters of Transmittal and Notices of Guaranteed Delivery deposited under the Offer. The Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer and will be reimbursed for certain out-of-pocket expenses. The Offeror has also agreed to indemnify the Depositary against certain liabilities and expenses in connection with the Offer, including liabilities under applicable securities laws.

22.	Offerees’ Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of Adastra with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or a notice that is required to be delivered to such Shareholders. However, such rights must be exercised within the time limit prescribed by the securities legislation of the securityholder’s province or territory. Shareholders should refer to any applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

23.	U.S. Reporting Requirements Applicable to First Quantum and Adastra

        Adastra is subject to the information requirements of the U.S. Exchange Act and in accordance with the U.S. Exchange Act files reports and other information with the SEC. First Quantum submits Canadian disclosure documents to the SEC pursuant to an exemption from the U.S. Exchange Act. Both Adastra and First Quantum are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and their respective officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Adastra’s U.S. Exchange Act reports and other information filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operations and location of the public reference facilities of the SEC. Copies of the material Adastra files with the SEC may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that Adastra files or furnishes electronically.

24.	Documents Filed With the SEC

        First Quantum has filed with the SEC (i) a registration statement on Form F-80 under the U.S. Securities Act, which covers the First Quantum shares to be issued pursuant to the Offer, (ii) a tender offer statement on Schedule 14D-1F, and (iii) Form F-X to appoint an agent for service of process and provide required undertakings. The Offer and Circular do not contain all of the information set forth in the registration and tender offer statements. Reference is made to those documents and the exhibits thereto for further information.

        The following documents have been filed with the SEC as part of the Registration Statement on Form F-80:

1.	the documents incorporated by reference in Section 1 of the Circular, “First Quantum – Documents Incorporated by Reference”;

2.	the Letter of Transmittal;

3.	the Notice of Guaranteed Delivery;

4.	First Quantum’s technical report on Form 43-101F1 dated June 9, 2005 in respect of the Frontier copper project;

5.	First Quantum’s technical report on Form 43-101F1 dated as of February 7, 2005 in respect of the Kansanshi copper project;

6.	First Quantum’s technical report on Form 43-101F1 dated March 26, 2003 in respect of the Lonshi copper mine;

7.	the Soliciting Dealer Manager Agreement between First Quantum and RBC Dominion Securities Inc. dated January 30, 2006;

8.	consent of PricewaterhouseCoopers LLP;

9.	consent and qualification certificate of M. Gayle Hanssen;

10.	consent and qualification certificate of Douglas J. Jack;

11.	consent and qualification certificate of Kennedy C. Mtetwa;

12.	consent and qualification certificate of Erik Mattias Fackel;

13.	consent and qualification certificate of Anthony R. Cameron;

14.	consent and qualification certificate of Alan Jarvis Stephens; and

15.	consent and qualification certificate of G. Clive Newall.

25.	Directors’Approval

        The contents of the Offer and Circular have been approved, and the sending thereof to the Shareholders has been authorized, by the Board of Directors of the Offeror.

CONSENT OF PRICEWATERHOUSECOOPERS LLP

        We have read the Offer and Circular of First Quantum Minerals Ltd. (“First Quantum”) dated February 2, 2006 relating to the Offer by First Quantum to purchase all of the outstanding shares of Adastra Minerals Inc. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

        We consent to the incorporation by reference in the Offer and Circular of our report dated March 15, 2005 to the shareholders of First Quantum on the consolidated balance sheets as at December 31, 2004 and 2003 and the consolidated statements of earnings and deficit and cash flows for each of the years in the three year period ended December 31, 2004.

Vancouver, British Columbia	(Signed) PRICEWATERHOUSE COOPERS LLP
February 2, 2006	Chartered Accountants

APPROVAL AND CERTIFICATE OF THE OFFEROR

        The contents of the Offer and Circular have been approved by, and the sending thereof to the Shareholders has been authorized by, the First Quantum Board of Directors. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer.

Dated: February 2, 2006.

(Signed) PHILIP K.R. PASCALL Chairman and Chief Executive Officer	(Signed) MARTIN R. ROWLEY Chief Financial Officer

On behalf of the Board of Directors

(Signed) PETER ST. GEORGE Director	(Signed) RUPERT PENNANT-REA Director

APPENDIX A

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
FIRST QUANTUM MINERALS LTD.

Note: The following compilation report is provided solely to comply with applicable requirements of Canadian securities laws. It should be noted that to report in accordance with the U.S. Public Company Accounting Oversight Board Standards (PCAOBS) on a compilation of pro forma financial statements, an examination greater in scope than that performed under Canadian standards would be required.

Compilation Report on Pro Forma Consolidated Financial Statements

To the Board of Directors of
    F IRST QUANTUM MINERALS LTD .

        We have read the accompanying unaudited pro forma consolidated balance sheet of First Quantum Minerals Ltd. (First Quantum or the Company) as at September 30, 2005 and unaudited pro forma consolidated statements of earnings for the nine months then ended and for the year ended December 31, 2004, and have performed the following procedures:

1.	Compared the figures in the columns captioned “First Quantum” to the unaudited consolidated financial statements of the Company as at September 30, 2005 and for the nine months then ended, and the audited consolidated financial statements of the Company for the year ended December 31, 2004 respectively, and found them to be in agreement.

2.	Compared the figures in the column captioned “Adastra” on the pro forma consolidated balance sheet to the consolidated balance sheet of Adastra Minerals Inc. (Adastra) as at October 31, 2005 and found them to be in agreement. Compared the figures in the pro forma consolidated statement of earnings for the nine month period ended September 30, 2005 to the consolidated statements of operations and deficit of Adastra for the year ended October 31, 2005 less the consolidated statements of operations and deficit for the three month period ended January 31, 2005 and found them to be in agreement. Compared the figures in the pro forma consolidated statement of earnings for the year ended December 31, 2004, to the consolidated statements of operations and deficit of Adastra for the year ended October 31, 2004 less the consolidated statements of operations and deficit for the three month period ended January 31, 2004, plus the consolidated statements of operations and deficit for the three month period ended January 31, 2005 and found them to be in agreement.

3.	Made enquiries of certain officials of the company who have responsibility for financial and accounting matters about:

(a)	the basis for determination of the pro forma adjustments; and

(b)	whether the pro forma consolidated financial statements comply as to form in all material respects with the regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

The officials:

(a)	described to us the basis for determination of the pro forma adjustments; and

(b)	stated that the pro forma consolidated financial statements comply as to form in all material respects with the regulatory requirements of the various securities commisions and similar regulatory authorities in Canada.

4.	Read the notes to the pro forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.	Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned “First Quantum” and “Adastra” as at September 30, 2005 and for the nine months then ended, and for the year ended December 31, 2004, and found the amounts in the columns captioned “Pro Forma Consolidated First Quantum” to be arithmetically correct.

        A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Vancouver, British Columbia	(Signed) PRICEWATERHOUSE COOPERS LLP
January 31, 2006	Chartered Accountants

FIRST QUANTUM MINERALS LTD.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As at September 30, 2005
(in thousands of US dollars)

	As Reported

	First Quantum	Adastra	Pro Forma Adjustments	Note 2		Pro Forma Consolidated First Quantum

	(US$ in thousands)
Current Assets
Cash & cash equivalents	63,623	5,596	17,642	a		86,861
Restricted cash	3,469					3,469
Accounts receivable & prepaid expenses	67,217	487				67,704
Inventory	53,580					53,580

	187,889	6,083	17,642			211,614
Investments	9,522					9,522
Property, plant & equipment	417,816	21,960				439,776
Other assets & deferred charges	26,290	4,539				30,829
Unallocated Purchase Price			127,841	e		127,841

	641,517	32,582	145,483			819,582

Liabilities
Current Liabilities
Accounts payable & accrued liabilities	59,960	2,288				62,248
Current tax payable	10,978					10,978
Current portion of long-term debt	59,255					59,255
Current portion of other liabilities	25,456					25,456

	155,649	2,288				157,937

Long-term debt	159,572					159,572
Future income tax liability	24,961					24,961
Other liabilities	35,990					35,990

	376,172	2,288				378,460
Minority interests	12,276	9				12,285

	388,448	2,297				390,745
Shareholders' Equity
Equity accounts	165,340	73,033	102,735		a,b,c	341,108
Retained earnings	87,729	(42,748)	42,748		d	87,729

	253,069	30,285	145,483			428,837

	641,517	32,582	145,483			819,582

FIRST QUANTUM MINERALS LTD.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
For the nine months ended September 30, 2005
(in thousands of US dollars)

	As Reported

	First Quantum	Adastra	Pro Forma Adjustments	Note 3	Pro Forma Consolidated First Quantum

	(US$ in thousands)
Revenues:
Copper	259,931				259,931
Gold	4,023				4,023
Acid	3,765				3,765

	267,719				267,719
Cost of Sales	105,028				105,028
Depletion and Amortization	23,364	9			23,373
Exploration	3,649				3,649
Foreign Exchange (Gain)/Loss	(4,058)	19			(4,039)
General and Administrative	6,777	2,090			8,867
Interest and Financing fees	10,054	(242)			9,812
Other Expenses	7,541				7,541
Gain on disposal of investment	(16,127)				(16,127)

Earnings before taxes, minority interests
and equity earnings	131,491	(1,876)			129,615
Income Taxes	25,708				25,708
Minority Interests	10,085				10,085
Equity Earnings

Net Earnings for the Period	95,698	(1,876)			93,822

Earnings Per Share Data:
Basic	$1.56	$(0.03)			$1.41
Diluted	$1.52	$(0.03)			$1.38
Weighted Average Outstanding Shares (000's)	61,451	70,724	(65,787)	a	66,388

FIRST QUANTUM MINERALS LTD.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
For the year ended December 31, 2004
(in thousands of US dollars)

	As Reported

	First Quantum	Adastra	Pro Forma Adjustments	Note 3	Pro Forma Consolidated First Quantum

	(US$ in thousands)
Revenues:
Copper	103,352				103,352
Gold
Acid	10,171				10,171

	113,523				113,523
Cost of Sales	53,770				53,770
Depletion and Amortization	10,873	14			10,887
Exploration	3,063				3,063
Foreign Exchange (Gain)/Loss	260	(469)			(209)
General and Administrative	6,171	5,116			11,287
Interest and Financing fees	3,040	(423)			2,617
Other Expenses (Income)	(985)				(985)

Earnings before taxes, minority interests
and equity earnings	37,331	(4,238)			33,093
Income Taxes	11,006				11,006
Minority Interests
Equity Earnings	1,685				1,685

Net Earnings for the Period	28,010	(4,238)			23,772

Earnings Per Share Data:
Basic	$0.47	$(0.06)			$0.37
Diluted	$0.46	$(0.06)			$0.36
Weighted Average Outstanding Shares (000's)	60,123	68,691	(63,753)	b	65,061

FIRST QUANTUM MINERALS LTD.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Expressed in $US except where indicated

Note 1 – Basis of presentation

This unaudited pro forma consolidated financial statement information has been prepared by management of First Quantum Minerals Ltd. (First Quantum), in accordance with Canadian generally accepted accounting principles (Canadian GAAP), for illustrative purposes only to show the effect of the acquisition of Adastra Minerals Inc. (Adastra) by First Quantum. The unaudited pro forma consolidated financial statement information assumes that First Quantum will acquire all of Adastra’s outstanding shares, after the exercise of all outstanding warrants and options.

The unaudited pro forma consolidated financial statement information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transaction contemplated by the Offer will differ from those recorded in the unaudited pro forma consolidated financial statement information. No attempt has been made to calculate or estimate the effect of harmonization of accounting policies or practices between First Quantum and Adastra due to the limited nature of publicly available information relating to Adastra. Any potential synergies that may be realized after consummation of the transaction have been excluded from the unaudited pro forma financial statement information. The information prepared is only a summary. Additional historical financial information about First Quantum is available in certain of the documents listed in Section 1 of the Circular, “First Quantum – Documents Incorporated by Reference”.

The unaudited pro forma balance sheet as at September 30, 2005 has been prepared from the unaudited balance sheet of First Quantum as at September 30, 2005 and the balance sheet of Adastra as at October 31, 2005.

The unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2005 and the year ended December 31, 2004 have been prepared from the unaudited statements of earnings for First Quantum and Adastra. The statements of earnings for First Quantum have been obtained from the unaudited statements of earnings for the nine months ended September 30, 2005 and year ended December 31, 2004. As Adastra’s year end is October the operating results of Adastra included in the unaudited pro forma consolidated statement of earnings for the nine months ended September 30, 2005 have been obtained by subtracting the unaudited consolidated statements of operations and deficit for the three month period ended January 31, 2005 from the consolidated statement of operations and deficit for the year ended October 31, 2005. In the preparation of the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2004, the results of Adastra have been obtained from the statement of operations and deficit for the year ended October 31, 2004 less the consolidated statements of operations and deficit for the three month period ended January 31, 2004, plus the consolidated statements of operations and deficit for the three month period ended January 31, 2005.

The unaudited financial pro forma consolidated financial statement information should be read in conjunction with the historical consolidated financial statements of First Quantum and Adastra, which are available from the sources described under “Documents Incorporated by Reference” in Section 1 of the Circular.

Note 2 – Pro forma assumptions and adjustments

The proposed acquisition by First Quantum of Adastra will be accounted for under Canadian GAAP. The results of operations of Adastra will be included in the consolidated financial statements of First Quantum from the date of acquisition. Certain adjustments have been reflected in this unaudited pro forma consolidated financial statement information to illustrate the effects of the purchase.

On September 30, 2005, Adastra had outstanding warrants and stock options, which if exercised would result in an increase in Adastra common shares outstanding by approximately 9.7 million shares.

For purposes of preparing the unaudited pro forma consolidated balance sheet, First Quantum has made certain assumptions. The unaudited pro forma consolidated financial statement information assumes the completion of the acquisition whereby 86.4 million shares of Adastra at September 30, 2005 (after the assumed exercise of all warrants and stock options) are acquired for total consideration of $167.3 million, comprising 4.9 million common shares of First Quantum.

In addition, for purposes of preparing the unaudited pro forma consolidated financial statements it is assumed that the rights issued pursuant to the shareholder rights plan that was adopted by Adastra on December 1, 2005 are not exercised.

The measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on a First Quantum common share price of Cdn$38.94, representing the closing price on the Toronto Stock Exchange on January 17, 2006, the last trading day prior to the public announcement of First Quantum’s proposed acquisition of Adastra. Under Canadian GAAP, the actual measurement date of the purchase consideration will be based on the date the purchase is completed. The value of the purchase consideration will be based on the market prices of First Quantum common shares over a reasonable period before and after the actual measurement date. Consequently, the value of the purchase consideration for accounting purposes will differ from the amount assumed in the unaudited pro forma financial statement information due to any future changes in the market price of First Quantum common shares.

The unaudited pro forma consolidated financial information assumes the cost of acquisition will be as follows:

(US$ in millions)
The value of 4.9 million First Quantum common shares at Cdn.$38.94	$167.3
First Quantum Transaction Costs	$ 1.8

Total	$169.1

Due to the limited nature of publicly available information, First Quantum has not been able to determine the fair value of all identifiable assets and liabilities acquired. Upon consummation of the proposed acquisition of Adastra, the fair value of all identifiable assets and liabilities acquired will be determined. In addition, First Quantum has not considered the tax implications of acquiring Adastra as these are difficult to determine given the limited amount of information available.

Pro forma assumptions and adjustments affecting the consolidated balance sheet

The unaudited pro forma consolidated balance sheet reflects the following adjustments as if the acquisition had occurred on September 30, 2005:

a)	an increase in cash and equivalents by $17.6 million with a corresponding increase in Adastra’s capital stock, to reflect the proceeds received by Adastra on the assumed exercise of 9.7 million Adastra stock options and warrants and the 6 million common shares issued on December 23, 2005 via private placement less an estimated $1.8 million in transaction costs associated with the acquisiton;

b)	a reduction in capital stock of $81.5 million to de-recognize Adastra’s historic equity (including the adjustment for the assumed exercise of stock options and warrants;

c)	an increase in capital stock by $167.3 million to record the assumed value of common shares of First Quantum issued;

d)	an adjustment of $42.7 million to eliminate Adastra’s historic retained deficit; and

e)	an increase in unallocated purchase price to reflect the balance of consideration paid.

Pro forma assumptions and adjustments affecting the consolidated statements of earnings and deficit

No adjustments have been made to the unaudited pro forma consolidated statements of earnings and deficit.

Note 3 – Pro forma earnings per share

a)	For the nine-month period ended September 30, 2005

i.	Pro forma basic earnings per share

(millions of shares or US dollars, except per share data in dollars)

Actual weighted average number of First Quantum common shares outstanding	61.4
Assumed number of First Quantum common shares issued to Adastra shareholders	4.9
Pro forma weighted average number of First Quantum common shares outstanding	66.3
Pro forma net earnings	$93.8
Pro forma earnings per share - basic	$1.41

ii.	Pro forma diluted earnings per share

(millions of shares or US dollars, except per share data in dollars)

Pro forma weighted average number of First Quantum common shares outstanding	66.3
Dilutive effect of First Quantum stock options	1.5
Pro forma weighted average number of First Quantum common shares outstanding – diluted	67.9
Pro forma earnings per share - diluted	$1.38

b)	For the year ended December 31, 2004

i.	Pro forma basic earnings per share

(millions of shares or US dollars, except per share data in dollars)

Actual weighted average number of First Quantum common shares outstanding	60.1
Assumed number of First Quantum common shares issued to Adastra shareholders	4.9
Pro forma weighted average number of First Quantum common shares outstanding	65.0
Pro forma net earnings	$23.8
Pro forma earnings per share - basic	$0.37

ii.	Pro forma diluted earnings per share

(millions of shares or US dollars, except per share data in dollars)

Pro forma weighted average number of First Quantum common shares outstanding	65.0
Dilutive effect of First Quantum stock options	0.8
Pro forma weighted average number of First Quantum common shares outstanding – diluted	65.8
Pro forma earnings per share – diluted	$0.36

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier

P.O. Box 7021 31 Adelaide Street, E. Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal	Vancouver	Calgary

650 de Maisonneuve Blvd West Suite 700 Montreal, QC H3A 3S8	510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9	Western Gas Tower Suite 600, 530 8th Avenue, S.W. Calgary, AB T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

200 Bay Street, 4th Floor Royal Bank Plaza, South Tower Toronto, Ontario M5J 2W7 Canada Telephone: (416) 842-7675 Toll Free: 1-866-246-3902	Two Embarcadero Center Suite 1200 San Francisco, California 94111 U.S.A. Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor,
New York, NY 10022

Shareholders Call Toll-Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary, the Information Agent, the Dealer Manager or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal (see back page of this document for addresses and telephone numbers).

LETTER OF ACCEPTANCE AND TRANSMITTAL

FOR COMMON SHARES OF

ADASTRA MINERALS INC.

Pursuant to the Offer dated February 2, 2006 of

FIRST QUANTUM MINERALS LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON MARCH 10, 2006 (THE “EXPIRY TIME”) UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

        This Letter of Acceptance and Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with all other required documents, must accompany share certificates for common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, and associated rights issued under the Shareholder Rights Plan of Adastra (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”), deposited pursuant to the offer (the “Offer”) dated February 2, 2006, made by First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) to holders of Adastra Shares.

        The terms and conditions of the Offer are incorporated by reference in this Letter of Acceptance and Transmittal. Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offer to Purchase (the “Offer to Purchase”) and accompanying Circular (together, the “Offer to Purchase and Circular”), dated February 2, 2006, have the meanings ascribed to them in the Offer to Purchase and Circular.

        Shareholders who wish to deposit such Shares but whose certificates for such Shares are not immediately available or who cannot deliver all the certificates and Letter of Acceptance and Transmittal to the Depositary at or before the Expiry Time must deposit their Shares according to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

        This Letter of Acceptance and Transmittal is to be used if certificates representing Shares are to be forwarded herewith. Delivery of this Letter of Acceptance and Transmittal to an address other than set forth below will not constitute a valid delivery to the Depositary.

THIS LETTER OF ACCEPTANCE AND TRANSMITTAL MUST NOT BE USED IF YOU ARE RESIDENT IN OR HAVE RECEIVED THE OFFER OR THE OFFER TO PURCHASE AND CIRCULAR IN THE UNITED KINGDOM.

TO:	FIRST QUANTUM MINERALS LTD.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”), at its offices set out herein

        The undersigned hereby delivers to the Depositary the enclosed certificate(s) for Adastra Shares and SRP Rights, if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares. The undersigned understands that by depositing Adastra Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Adastra Shares. No additional consideration will be paid for the SRP Rights and no amount of the First Quantum Shares to be issued as consideration by the Offeror will be allocated to the SRP Rights. Unless waived by the Offeror, holders of Adastra Shares are required to deposit one SRP Right for each Adastra Share in order to effect a valid deposit of such Adastra Shares. The following are the details of the enclosed certificate(s):

(If space is insufficient please attach a list to this Letter of Acceptance and Transmittal in the form below.)

*	Unless otherwise indicated, the total number of Adastra Shares and SRP Rights evidenced by all certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer. See Instruction 6 below, “Partial Deposits”.

**	The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with the certificate(s) representing the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, “Procedure for Guaranteed Delivery”. Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

2

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Acceptance and Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned:

(a)	acknowledges receipt of the Offer to Purchase and Circular;

(b)	delivers to you the enclosed certificate(s) representing Adastra Shares and Rights Certificate(s), if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Adastra Shares represented by such certificates, together with associated SRP Rights (the “Purchased Securities”) and, on and subject to the terms and conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Purchased Securities, including any and all dividends (other than certain cash dividends), distributions, payments, securities, rights, warrants, assets or other interests including the SRP Rights (collectively, “Other Securities”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, except as otherwise indicated in Section 7 of the Offer to Purchase, “Changes in Capitalization of Adastra; Dividends and Distributions; Liens”;

(c)	represents and warrants that the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Securities and that when the Purchased Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, charges, encumbrances, claims and equities;

(d)	represents and warrants that the undersigned owns the Purchased Securities and any Other Securities being deposited within the meaning of applicable securities laws;

(e)	represents and warrants that the deposit of the Purchased Securities complies with applicable securities laws and in particular represents and warrants that the undersigned:

(i)	has not received or sent copies or originals of the Offer to Purchase and Circular, this Letter of Acceptance and Transmittal or any related documents in, into, or from the United Kingdom and has not otherwise utilised in connection with the Offer, directly or indirectly, the mails, or any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone or e-mail) of interstate or foreign commerce, or any facility of a national securities exchange of, the United Kingdom;

(ii)	was outside the United Kingdom when this Letter of Acceptance and Transmittal was delivered or executed; and

(iii)	in respect of the Adastra Shares to which this Letter of Acceptance and Transmittal relates, is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal has given any instructions with respect to the Offer from outside the United Kingdom;

(f)	represents and warrants that the jurisdiction of residence of the undersigned is as specified below;

(g)	directs the Offeror and the Depositary, upon the Offeror taking up the Purchased Securities: (a) to issue or cause to be issued certificate(s) for First Quantum Shares to which the undersigned is entitled for the Purchased Securities under the Offer in the name indicated below and to send such certificates by first class insured mail, postage prepaid, to the address, or to hold the same for pick-up, as indicated below; (b) to mail the cheques representing the amount of cash, if any, to which the undersigned is entitled for the Purchased Securities under the Offer in the name indicated below by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below; and (c) to return any certificates for Adastra Shares and any Rights Certificates not purchased under the Offer to the address indicated below in Block A (and if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the registers maintained by Adastra);

(h)	irrevocably constitutes and appoints the Depositary and any officer of the Offeror, and each of them and any other persons designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Securities taken up and paid for under the Offer, and with respect to any and all Other Securities declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, with full power of substitution, in the

3

name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	register or record the transfer of Purchased Securities and Other Securities on the registers of Adastra;

(ii)	execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Securities and Other Securities, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any Person or Persons as the proxy of such holder in respect of the Purchased Securities for all purposes, including in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Adastra;

(iii)	execute and negotiate any cheques or other instruments representing any Other Securities payable to the undersigned; and

(iv)	exercise any rights of the undersigned with respect to such Purchased Securities and Other Securities, all as set forth in this Letter of Acceptance and Transmittal;

and after the date (the “Effective Date”) that the Offeror takes up for the deposited Shares covered by this Letter of Acceptance and Transmittal, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Securities;

(i)	agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Adastra and, except as may otherwise be agreed, not to exercise any and all of the other rights or privileges attached to the Purchased Securities or Other Securities, and agrees to execute and deliver to First Quantum any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities and to designate in any such instruments of proxy the person or persons specified by First Quantum as the proxy or proxy nominee or nominees of the holder of the Purchased Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies may be given by the holder with respect thereto;

(j)	acknowledges and agrees that if, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Adastra Shares that is payable or distributable to the holders of the Adastra Shares on a record date that precedes the date of transfer of the Adastra Shares into the name of the Offeror or its nominees or transferees on the Adastra Share register maintained by or on behalf of Adastra Shares, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing holder of Adastra Shares, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the Offered Consideration will be reduced by that number of First Quantum Shares having a value equal to the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the value of the Offered Consideration, (as determined by the Offeror) the whole of any such cash dividend, distribution or payment shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance in the case of (b) and (c) above, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the First Quantum Shares otherwise issuable to the non-remitting holders of Adastra Shares pursuant to the Offer or deduct from the number of First Quantum Shares to be delivered by the Offeror pursuant to the Offer value equal to the

4

amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion;

(k)	acknowledges and agrees that if the Separation Time does not occur before the Expiry Time, a deposit of Adastra Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Adastra to holders of Adastra Shares prior to the time that the undersigned’s Adastra Shares are deposited pursuant to the Offer, in order for the Adastra Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure set forth in the Offer and the Notice of Guaranteed Delivery. In any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited pursuant to the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned;

(l)	covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Other Securities to the Offeror;

(m)	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

(n)	by virtue of the execution of this Letter of Acceptance and Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer will be determined by First Quantum in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Dealer Manager, the Depositary, or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

        By virtue of the execution of this Letter of Acceptance and Transmittal, the undersigned agrees with the Offeror and the Depositary that any contract contemplated by the Offer and this Letter of Acceptance and Transmittal as well as all documents relating thereto, including, without limitation, the Notice of Guaranteed Delivery, be drawn up exclusively in the English language.

        En signant la présente lettre de transmission, le soussigné est réputé d’avoir convenu avec l’initiateur et le dépositaire que tous les contrats découlant de l’offre et de la présente lettre de transmission et tous les documents y afférents incluant, sans limiter la généralité de ce qui précède, l’avis de livraison garantie, soient rédigés exclusivement en anglais.

5

BLOCK A

ISSUE CERTIFICATE/CHEQUE IN THE NAME OF:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

(Telephone – Business Hours)

(Tax Identification, Social Insurance or Social Security Number)

BLOCK B

SEND CERTIFICATE/CHEQUE
(Unless Block "C" is checked) TO:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

BLOCK C

☐ HOLD SHARE CERTIFICATES AND CHEQUE FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY WHERE THIS LETTER OF ACCEPTANCE AND TRANSMITTAL IS DEPOSITED. (Check box)

BLOCK D

☐ CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder ____________ Date of Execution of Notice ____________

Window Ticket Number (if any)

____

Name of Institution which Guaranteed Delivery ____________

BLOCK E

DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER

The owner signing below represents that the member of the Soliciting Dealer Group who solicited and obtained this deposit is: (please print or type)

(Firm) (Registered Representative) (Telephone Number)

(Address) (Fax)

☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

☐ CHECK HERE IF DISKETTE TO FOLLOW

6

Signature guaranteed by (if required under Instruction 4):

7

INSTRUCTIONS

1.	Use of Letter of Acceptance and Transmittal

(a)	This Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) together with accompanying certificates representing the deposited Shares and all other documents required by the terms of the Offer to Purchase and this Letter of Acceptance and Transmittal must be received by the Depositary at any of the offices specified on the last page of this Letter of Acceptance and Transmittal no later than 5:00 p.m. (Toronto time), on March 10, 2006, unless the Offer in respect of the Shares is extended or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)	The method used to deliver this Letter of Acceptance and Transmittal and any accompanying certificates representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Shares.

2.	Procedure for Guaranteed Delivery

        If a Shareholder (other than a Shareholder who holds Adastra Shares in the form of CREST depositary interests) wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates and Letter of Acceptance and Transmittal to the Depositary by the Expiry Time, those Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the applicable address set out in the Notice of Guaranteed Delivery by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile) is received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery at or before the Expiry Time;

(c)	the certificate or certificates representing the deposited Adastra Shares, and, if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with a properly completed and duly signed Letter of Acceptance and Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address set out in the Notice of Guaranteed Delivery by 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the applicable address set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Acceptance and Transmittal and accompanying certificate(s) to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

3.	Signatures

        This Letter of Acceptance and Transmittal must be completed and signed by the registered holder of deposited Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)	If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

(b)	If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if a cheque is to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed or accompanied by an appropriate transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

8

4.	Guarantee of Signatures

        If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the deposited Shares, or if deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Adastra or if payment is to be issued in the name of a person other than the registered owner(s) of the deposited Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

        Where this Letter of Acceptance and Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

6.	Partial Deposits

        If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. In such case, the Depositary will use commercially reasonable efforts to cause new certificate(s) for the number of Shares not deposited to be sent to the registered holder as soon as practicable after the Expiry Time. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.	Solicitation

        Identify the dealer or broker, if any, who solicited acceptance of the Offer by completing the appropriate box on this Letter of Acceptance and Transmittal and present a list of beneficial holders, if applicable.

8.	Right to Withdraw Deposited Adastra Shares

        Except as otherwise provided in this Section 8, all deposits of the Shares under the Offer are irrevocable. The Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable law):

(a)	at any time where the Shares have not been taken up by the Offeror;

(b)	at any time before the expiration of ten days from the date of a notice of change or variation in respect of the Offer; or

(c)	if the Shares have not been paid for by the Offeror within three (3) business days after having been taken up.

        A notice of withdrawal of deposited Shares must: be made by a method that provides the Depositary with a written or printed copy of such notice (which includes a telegraphic or electronic facsimile communication); be made by or on behalf of the depositing Shareholder; be signed by or on behalf of the person who signed the Letter of Acceptance and Transmittal (or Notice of Guaranteed Delivery) that accompanied the Shares being withdrawn; specify that person’s name, the number of Shares to be withdrawn, the name of the registered holder of, and the certificate number shown on each certificate evidencing the Shares to be withdrawn; and to be effective, actually be received by the Depositary at the place of deposit within the applicable time specified above.

        In addition, any signature in the withdrawal notice must be guaranteed in the same manner as in the Letter of Acceptance and Transmittal or Notice of Guaranteed Delivery, except where the Shares were deposited for the account of an Eligible Institution. Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Shares may be redeposited at any time before the Expiry Time by again following one of the procedures described in Section 4 of the Offer to Purchase.

        In addition to the foregoing rights of withdrawal, Shareholders in certain provinces of Canada are entitled to statutory rights of rescission or damages or both in certain circumstances. See Section 22 of the Circular, “Offerees’ Statutory Rights”.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror in its sole discretion and such determinations shall be final and binding. None of the Offeror, the Depositary, or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

9.	Stock Transfer Taxes

        Except as otherwise provided in this Instruction 9, the Offeror will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not deposited or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if deposited certificates for Shares are registered in the name of any person other than the person(s) signing this Letter of Acceptance and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to the Offeror, in its sole discretion, of the payment of such taxes, or exemption therefrom, is submitted.

9

10.	28% Backup Withholding

        In order to avoid backup withholding of U.S. federal income tax on any payments of cash in lieu of fractional shares pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 in this Letter of Acceptance and Transmittal and certify under penalties of perjury that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien). If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Offeror and the Depositary).

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

        The stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

        The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

        Certain stockholders (including, among others, all corporations, individual retirement accounts and certain non-U.S. individuals and entities) are not subject to backup withholding. Noncorporate non-U.S. stockholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

11.	Miscellaneous

(a)	If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for deposited Shares, additional certificate numbers and number of deposited Shares may be included on a separate signed list affixed to this Letter of Acceptance and Transmittal.

(b)	If deposited Shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Shares by execution of this Letter of Acceptance and Transmittal (or a facsimile hereof) waive any right to receive any notice of the acceptance of deposited Shares for payment, except as required by applicable law.

(d)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(e)	The Offeror will not pay any fees or commissions to any broker or dealer or any other Person for soliciting deposits of Shares pursuant to the Offer except as otherwise set forth in the Offer to Purchase and Circular (other than to the Dealer Manager and the Depositary).

(f)	Additional copies of the Offer to Purchase and Circular, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed below.

12.	Lost Certificates

        If a Share certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Adastra’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a Share certificate has been lost or destroyed, please ensure that you provide your telephone number so that the Depositary or Adastra’s transfer agent may contact you.

        THIS LETTER OF ACCEPTANCE AND TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY NO LATER THAN THE EXPIRY TIME.

10

PART 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	____________ SOCIAL SECURITY NUMBER(S) OR EMPLOYER IDENTIFICATION NUMBER
SUBSTITUTE **FORM W-9** **DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE**	PART 2 – CERTIFICATES – UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).	PART 3 – AWAITING TIN ☐ PART 4 – EXEMPT ☐
PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER ("TIN")	CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER ANOTHER NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT SUCH ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4 ABOVE. SIGNATURE: ____________ DATE: ____________	

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (A) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEPOSITARY, 28% PERCENT OF ALL REPORTABLE PAYMENTS MADE TO ME WILL BE WITHHELD, BUT WILL BE REFUNDED TO ME IF I PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER WITHIN 60 DAYS.

SIGNATURE: ____________ DATE: ____________

11

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATIONNUMBER
ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER – Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

12

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

–	A corporation.

–	A financial institution.

–	An organization exempt from tax under section 501(a), or an individual retirement plan.

–	The United States or any agency or instrumentality thereof.

–	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

–	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

–	An international organization or any agency, or instrumentality thereof.

–	A registered dealer in securities or commodities registered in the United States or a possession of the United States.

–	A real estate investment trust.

–	A common trust fund operated by a bank under section 584(a).

–	An entity registered at all times under the Investment Company Act of 1940. – A foreign central bank of issue.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FROM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM AND CHECK THE BOX IN PART X, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. – Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)	PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

13

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier

P.O. Box 7021 31 Adelaide Street, E. Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal	Vancouver	Calgary

650 de Maisonneuve Blvd West Suite 700 Montreal, QC H3A 3S8	510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9	Western Gas Tower Suite 600, 530 8th Avenue, S.W. Calgary, AB T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

200 Bay Street, 4th Floor Royal Bank Plaza, South Tower Toronto, Ontario M5J 2W7 Canada Telephone: (416) 842-7675 Toll Free: 1-866-246-3902	Two Embarcadero Center Suite 1200 San Francisco, California 94111 U.S.A. Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor,
New York, NY 10022

Shareholders Call Toll-Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary, the Information Agent, the Dealer Manager or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal (see back page of this document for addresses and telephone numbers). If you are in any doubt about the Offer or what action you should take, you should immediately consult your stock broker, bank manager, solicitor, accountant or other independent financial advisor duly authorized under the Financial Services and Markets Act 2000.

LETTER OF ACCEPTANCE AND TRANSMITTAL

FOR COMMON SHARES OF

ADASTRA MINERALS INC.

Pursuant to the Offer dated February 2, 2006 of

FIRST QUANTUM MINERALS LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON MARCH 10, 2006 (THE "EXPIRY TIME ") UNLESS THE OFFER IS EXTENDED OR WITHDRAWN. PLEASE REFER TO CREST DEPOSITORY LIMITED FOR THE ACCEPTANCE DEADLINE FOR THE APPROPRIATE ELECTRONIC ACCEPTANCE.

        This Letter of Acceptance and Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with all other required documents, must accompany an appropriate electronic transfer instruction to CREST Depository Limited for common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, and certificates for associated rights issued under the Shareholder Rights Plan of Adastra (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”) deposited pursuant to the offer (the “Offer”) dated February 2, 2006, made by First Quantum Minerals Ltd. (“First Quantum” or the “Offeror”) to holders of Adastra Shares, and certain other documentation as referred to herein.

        The terms and conditions of the Offer are incorporated by reference in this Letter of Acceptance and Transmittal. Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offer to Purchase (the “Offer to Purchase”) and accompanying Circular (together, the “Offer to Purchase and Circular”), dated February 2, 2006, have the meanings ascribed to them in the Offer to Purchase and Circular.

        Delivery of this Letter of Acceptance and Transmittal to an address other than set forth below will not constitute a valid delivery to the Depositary.

THIS LETTER OF ACCEPTANCE AND TRANSMITTAL MUST ONLY BE USED IF: (i) YOU HAVE RECEIVED THE OFFER OR THE OFFER TO PURCHASE AND CIRCULAR, OR ARE RESIDENT, IN THE UNITED KINGDOM; (ii) YOU HOLD ADASTRA SHARES IN THE FORM OF CREST DEPOSITORY INTERESTS; AND (iii) YOU ARE AN ELIGIBLE U.K. SHAREHOLDER.

TO:	FIRST QUANTUM MINERALS LTD.

AND TO	COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”), at its offices set out herein

        The undersigned hereby: (i) acknowledges that it has sent an electronic acceptance instruction to CREST Depository Limited; and (ii) delivers to the Depositary the enclosed certificate(s) for SRP Rights, if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares. The undersigned understands that by depositing Adastra Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Adastra Shares. No additional consideration will be paid for the SRP Rights and no amount of the First Quantum Shares to be issued as consideration by the Offeror will be allocated to the SRP Rights. Unless waived by the Offeror, holders of Adastra Shares are required to deposit one SRP Right for each Adastra Share in order to effect a valid deposit of such Adastra Shares. The following are the details of the electronic acceptance instruction and the enclosed certificate(s):

*	A separate Letter of Acceptance and Transmittal should be used for each CREST Member Account in respect of which Adastra Shares are deposited to the Offer.

**	The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with this Letter of Acceptance and Transmittal in addition to the sending of an electronic acceptance instruction to CREST Depository Limited in respect of the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned should contact the Depositary regarding the deposit of its SRP Rights prior to receipt of Rights Certificate(s). Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

***	Unless otherwise indicated, the total number of Adastra Shares held in any CREST Member Account in respect of which Adastra Shares are deposited to the Offer, and SRP Rights evidenced by all certificate(s) submitted to the Depositary, will be deemed to have been deposited under the Offer. See Instruction 4 below, “Partial Deposits”.

2

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Acceptance and Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned:

(a)	acknowledges receipt of the Offer to Purchase and Circular;

(b)	delivers to you the enclosed certificate(s) representing Rights Certificate(s), if applicable, and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Adastra Shares the subject of an electronic acceptance instruction as referred to above, together with associated SRP Rights (the “Purchased Securities”) and, on and subject to the terms and conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Purchased Securities, including any and all dividends (other than certain cash dividends), distributions, payments, securities, rights, warrants, assets or other interests including the SRP Rights (collectively, “Other Securities”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, except as otherwise indicated in Section 7 of the Offer to Purchase, “Changes in Capitalization of Adastra; Dividends and Distributions; Liens”;

(c)	represents and warrants that the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Securities and that when the Purchased Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, charges, encumbrances, claims and equities;

(d)	represents and warrants that the undersigned either owns the Purchased Securities and any Other Securities being deposited within the meaning of applicable securities laws or holds those Purchased Securities on behalf of a Qualified Investor[1] who has instructed the undersigned to accept the Offer in respect of such Purchased Securities on behalf of that Qualified Investor;

(e)	represents and warrants that the deposit of the Purchased Securities complies with applicable securities laws;

(f)	represents and warrants that the undersigned is:

(i)	a Qualified Investor acting as principal and for no other person (in which case please check Block A(a));

(ii)	a Qualified Investor, being a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, engaged by a person who is not a Qualified Investor to act as his or its agent on terms enabling the undersigned to make decisions concerning the acceptance of the Offer on behalf of, and without reference to him or it (in which case please check Block A(b)); or

(iii)	an agent or fiduciary holding Adastra Shares on behalf of a Qualified Investor who has been instructed by that Qualified Investor to accept the Offer in respect thereof and who has power and actual authority to do so (in which case please check Block A(c));

(g)	acknowledges that the Depositary and/or the Offeror is entitled to request such documentary evidence from the undersigned as it requires in its sole discretion to substantiate the representations and warranties made pursuant to (f) above, including any authority or instructions under which the undersigned may be acting on behalf of a Qualified Investor, and encloses evidence in respect thereof as described by the undersigned at Block B below;

(h)	directs the Offeror and the Depositary, upon the Offeror taking up the Purchased Securities, to arrange for CREST Depository Limited to: (a) credit the CREST Member Account of the undersigned in respect of First Quantum Shares and the amount of cash, if any, to which the undersigned is entitled for the Purchased Securities under the Offer; and (b) credit the CREST Member Account of the undersigned for Adastra Shares, and to return any Rights Certificates, not purchased under the Offer;

1.	“Qualified Investor” means a person which is: (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, in each case as shown in its last annual or consolidated accounts; or (iii) a person entered on the register of qualified investors maintained by the United Kingdom Financial Services Authority (“FSA”) for this purpose pursuant to section 87R of the United Kingdom Financial Services and Markets Act, 2000 (“FSMA”); or (iv) an investor authorized by an EEA State other than the United Kingdom to be considered as a qualified investor for the purposes of the prospectus directive (2003/71/EC), in each case within the meaning of and as more particularly described in section 86(7) of FSMA.

3

(i)	irrevocably constitutes and appoints the Depositary and any officer of the Offeror, and each of them and any other persons designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Securities taken up and paid for under the Offer, and with respect to any and all Other Securities declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	register or record the transfer of Purchased Securities and Other Securities on the registers of Adastra;

(ii)	execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Securities and Other Securities, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any Person or Persons as the proxy of such holder in respect of the Purchased Securities for all purposes, including in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of Adastra;

(iii)	execute and negotiate any cheques or other instruments representing any Other Securities payable to the undersigned; and

(iv)	exercise any rights of the undersigned with respect to such Purchased Securities and Other Securities, all as set forth in this Letter of Acceptance and Transmittal; and after the date (the “Effective Date”) that the Offeror takes up for the deposited Shares covered by this Letter of Acceptance and Transmittal, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Securities;

(j)	agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Adastra and, except as may otherwise be agreed, not to exercise any and all of the other rights or privileges attached to the Purchased Securities or Other Securities, and agrees to execute and deliver to First Quantum any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities and to designate in any such instruments of proxy the person or persons specified by First Quantum as the proxy or proxy nominee or nominees of the holder of the Purchased Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies may be given by the holder with respect thereto;

(k)	acknowledges and agrees that if, on or after the date of the Offer, Adastra should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to the Adastra Shares that is payable or distributable to the holders of the Adastra Shares on a record date that precedes the date of transfer of the Adastra Shares into the name of the Offeror or its nominees or transferees on the Adastra Share register maintained by or on behalf of Adastra Shares, then without prejudice to the Offeror’s rights under Section 2 of the Offer to Purchase, “Conditions of the Offer”: (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing holder of Adastra Shares, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Adastra Share payable by the Offeror pursuant to the Offer (as determined by the Offeror), the Offered Consideration will be reduced by that number of First Quantum Shares having a value equal to the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the value of the Offered Consideration, (as determined by the Offeror) the whole of any such cash dividend, distribution or payment shall be received and held by the depositing holder of Adastra Shares for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing holder of Adastra Shares to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance in

4

the case of (b) and (c) above, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the First Quantum Shares otherwise issuable to the non-remitting holders of Adastra Shares pursuant to the Offer or deduct from the number of First Quantum Shares to be delivered by the Offeror pursuant to the Offer value equal to the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion;

(l)	acknowledges and agrees that if the Separation Time does not occur before the Expiry Time, a deposit of Adastra Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Adastra to holders of Adastra Shares prior to the time that the undersigned’s Adastra Shares are deposited pursuant to the Offer, in order for the Adastra Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned should consult the Depositary regarding the deposit of its SRP Rights before receiving Rights Certificate(s). In any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited pursuant to the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned;

(m)	covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Other Securities to the Offeror;

(n)	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

(o)	by virtue of the execution of this Letter of Acceptance and Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer (including, without limitation, the status of the undersigned as set out under (f) above and in Block A) will be determined by First Quantum in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Dealer Manager, the Depositary, or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

        By virtue of the execution of this Letter of Acceptance and Transmittal, the undersigned agrees with the Offeror and the Depositary that any contract contemplated by the Offer and this Letter of Acceptance and Transmittal as well as all documents relating thereto, including, without limitation, the Notice of Guaranteed Delivery, be drawn up exclusively in the English language.

        En signant la présente lettre de transmission, le soussigné est réputé d’avoir convenu avec l’initiateur, et le dépositaire que tous les contrats découlant de l’offre et de la présente lettre de transmission et tous les documents y afférents incluant, sans limiter la généralité de ce qui précède, l’avis de livraison garantie, soient rédigés exclusivement en anglais.

5

6

INSTRUCTIONS

1.	Use of Letter of Acceptance and Transmittal

(a)	This Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) together with any accompanying Rights Certificates and all other documents required by the terms of the Offer to Purchase and this Letter of Acceptance and Transmittal must be received by the Depositary at any of the offices specified on the last page of this Letter of Acceptance and Transmittal no later than 5:00 p.m. (Toronto time), on March 10, 2006, unless the Offer in respect of the Shares is extended.

(b)	The method used to deliver this Letter of Acceptance and Transmittal and any accompanying Rights Certificates or any electronic acceptance instruction is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary and such instruction is actually received by CREST Depository Limited. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Shares.

2.	Signatures

        This Letter of Acceptance and Transmittal must be completed and signed by the registered holder of deposited Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 3).

        If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the deposited Shares, such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) of the CREST Member Account without any change whatsoever. If such deposited Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

3.	Fiduciaries, Representatives and Authorizations

        Without prejudice and in addition to (g) above, where this Letter of Acceptance and Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

4.	Partial Deposits

        If less than the total number of Shares held in any CREST Member Account or evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. The total number of Shares held in any CREST Member Account or evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

5.	Right to Withdraw Deposited Adastra Shares

        Except as otherwise provided in this Section 5, all deposits of the Shares under the Offer are irrevocable. The Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable law):

(a)	at any time where the Shares have not been taken up by the Offeror;

(b)	at any time before the expiration of ten days from the date of a notice of change or variation in respect of the Offer; or

(c)	if the Shares have not been paid for by the Offeror within three (3) business days after having been taken up.

        A notice of withdrawal of deposited Shares must: be made by a method that provides the Depositary with a written or printed copy of such notice (which includes a telegraphic or electronic facsimile communication); be made by or on behalf of the depositing Shareholder; be signed by or on behalf of the person who signed the Letter of Acceptance and Transmittal that accompanied the Shares being withdrawn; specify that person’s name, the number of Shares to be withdrawn, the name of the registered holder of, and the certificate number shown on each certificate evidencing the Shares to be withdrawn; and to be effective, actually be received by the Depositary at the place of deposit within the applicable time specified above.

        Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Shares may be redeposited at any time before the Expiry Time by again following one of the procedures described in Section 4 of the Offer to Purchase.

        Any depositing Shareholder wishing to withdraw deposited Shares must additionally contact CREST Depository Limited to arrange for the appropriate electronic withdrawal instructions.

        All questions as to the validity (including timely receipt) and form of notices of withdrawal shall be determined by the Offeror in its sole discretion and such determinations shall be final and binding. None of the Offeror, the Depositary, or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

7

6.	Stock Transfer Taxes

        Except as otherwise provided in this Instruction 6, the Offeror will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not deposited or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if deposited certificates for Shares are registered in the name of any person other than the person(s) signing this Letter of Acceptance and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to the Offeror, in its sole discretion, of the payment of such taxes, or exemption therefrom, is submitted.

7.	Miscellaneous

(a)	No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Shares by execution of this Letter of Acceptance and Transmittal (or a facsimile hereof) waive any right to receive any notice of the acceptance of deposited Shares for payment, except as required by applicable law.

(b)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(c)	The Offeror will not pay any fees or commissions to any broker or dealer or any other Person for soliciting deposits of Shares pursuant to the Offer except as otherwise set forth in the Offer to Purchase and Circular (other than to the Dealer Manager and the Depositary).

(d)	Additional copies of the Offer to Purchase and Circular, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed below.

8.	Lost Certificates

        If a Rights Certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Adastra’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a Rights Certificate has been lost or destroyed, please ensure that you provide your telephone number so that the Depositary or Adastra’s transfer agent may contact you.

9.	28% Backup Withholding

        In order to avoid backup withholding of U.S. federal income tax on any payments of cash in lieu of fractional shares pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 in this Letter of Acceptance and Transmittal and certify under penalties of perjury that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien). If a stockholder does not provide such stockholder’s correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Offeror and the Depositary).

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

        The stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

        The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

        Certain stockholders (including, among others, all corporations, individual retirement accounts and certain non-U.S. individuals and entities) are not subject to backup withholding. Noncorporate non-U.S. stockholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

        THIS LETTER OF ACCEPTANCE AND TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH ANY RIGHTS CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS) OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY NO LATER THAN THE EXPIRY TIME.

        IN ADDITION TO FORWARDING THE ABOVE DOCUMENTS TO THE DEPOSITARY, YOU MUST EMAIL OR FAX A COPY OF THIS LETTER OF ACCEPTANCE AND TRANSMITTAL TO CREST DEPOSITORY LIMITED AT: icap@crestco.co.uk OR + 44 (0) 208 418 6907.

8

<table>
<tr><td rowspan="3">SUBSTITUTE
FORM W-9

DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE</td><td>PART 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.</td><td>______________________
SOCIAL SECURITY NUMBER(S)
OR
EMPLOYER IDENTIFICATION NUMBER</td></tr>
<tr><td>PART 2 – CERTIFICATES – UNDER PENALTIES OF PERJURY, I CERTIFY THAT
(1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND
(2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND
(3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).</td><td>PART 3 –
AWAITING TIN ☐

PART 4 –
EXEMPT ☐</td></tr>
<tr><td colspan="2">CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER ANOTHER NOTIFICATION FROM THE IRS STATING THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT SUCH ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4 ABOVE.

SIGNATURE: ______________________ DATE: ______________</td></tr>
<tr><td>PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER ("TIN")</td><td colspan="2"></td></tr>
</table>

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (A) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER TO THE DEPOSITARY, 28% PERCENT OF ALL REPORTABLE PAYMENTS MADE TO ME WILL BE WITHHELD, BUT WILL BE REFUNDED TO ME IF I PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER WITHIN 60 DAYS.

SIGNATURE: ______________________ DATE: ______________________

9

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATIONNUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER – Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

10

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATIONNUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

–	A corporation.

–	A financial institution.

–	An organization exempt from tax under section 501(a), or an individual retirement plan.

–	The United States or any agency or instrumentality thereof.

–	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

–	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

–	An international organization or any agency, or instrumentality thereof.

–	A registered dealer in securities or commodities registered in the United States or a possession of the United States. – A real estate investment trust.

–	A common trust fund operated by a bank under section 584(a).

–	An entity registered at all times under the Investment Company Act of 1940. – A foreign central bank of issue.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FROM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM AND CHECK THE BOX IN PART X, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. – Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)	PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

11

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toronto

By Mail	By Registered Mail, Hand or Courier

P.O. Box 7021 31 Adelaide Street, E. Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

Fax Number: (905) 771-4082
Toll Free (North America): 1-866-982-9674
Overseas Calls: 1-514-982-7135
E-Mail: adastraquantumoffer@computershare.com

By Hand or Courier

Montreal	Vancouver	Calgary

650 de Maisonneuve Blvd West Suite 700 Montreal, QC H3A 3S8	510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9	Western Gas Tower Suite 600, 530 8th Avenue, S.W. Calgary, AB T2P 3S8

The Dealer Manager for the Offer is:

RBC CAPITAL MARKETS

In Canada	In the United States

200 Bay Street, 4th Floor Royal Bank Plaza, South Tower Toronto, Ontario M5J 2W7 Canada Telephone: (416) 842-7675 Toll Free: 1-866-246-3902	Two Embarcadero Center Suite 1200 San Francisco, California 94111 U.S.A. Toll Free: 1-866-246-3902

The Information Agent for the Offer is:

501 Madison Avenue
20th Floor,
New York, NY 10022

Shareholders Call Toll-Free:
1-888-750-5834 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager, the Depositary or the Information Agent at their respective telephone numbers and locations set out above.

This is not a Letter of Acceptance and Transmittal. This Notice of Guaranteed Delivery is for use in accepting the Offer by First Quantum Minerals Ltd. for all outstanding common shares (including the associated rights under the Shareholder Rights Plan) of Adastra Minerals Inc.

NOTICE OF GUARANTEED DELIVERY

for Common Shares

of

ADASTRA MINERALS INC.

Pursuant to the Offer dated February 2, 2006

of

FIRST QUANTUM MINERALS LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (Toronto time) ON MARCH 10, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

        This Notice of Guaranteed Delivery must be used to accept the offer dated February 2, 2006 (the “Offer”) made by First Quantum Minerals Ltd. (the “Offeror”) to purchase all of the outstanding common shares (the “Adastra Shares”) of Adastra Minerals Inc. (“Adastra”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Adastra that are convertible into or exchangeable or exercisable for common shares, together with the associated rights (the “SRP Rights”, an Adastra Share with the associated SRP Right, a “Share”) issued under the Shareholder Rights Plan of Adastra, if (i) certificates for the Shares to be deposited are not immediately available; or (ii) the holder of Shares cannot deliver the certificates and Letter of Transmittal to Computershare Investor Services Inc. (the “Depositary”) before the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by electronic facsimile or mail to the Depositary at the principal address in Toronto or facsimile number set out below and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail:	By Registered Mail, Hand or Courier:	By Facsimile Transmission:

P.O. Box 7021	100 University Avenue	(905) 771-4082
31 Adelaide Street E.	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated February 2, 2006 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Shareholder (other than a Shareholder who holds Adastra Shares in the form of CREST depositary interests) wishes to accept the Offer and either (i) the certificates representing such Shareholder’s Adastra Shares are not immediately available, or (ii) such Shareholder cannot deliver the certificates and Letter of Transmittal to the Depositary by the Expiry Time, those Adastra Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made only at the principal office of the Depositary in Toronto by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile) is received by the Depositary at its principal office in Toronto at or before the Expiry Time;

(c)	the certificate(s) representing the deposited Adastra Shares, and, if the Separation Time has occurred before the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) and other documents required by such Letter of Transmittal, are received at the Toronto office of the Depositary by 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES REPRESENTING ADASTRA SHARES OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2

TO:	FIRST QUANTUM MINERALS LTD.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.

        The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase, “Procedure for Guaranteed Delivery”.

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the form below.)

*	Unless otherwise indicated, all Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

**	The following procedures must be followed in order to effect the valid delivery of Rights Certificates: (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Adastra, a deposit of Adastra Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Adastra and received by the undersigned prior to the time the undersigned deposits Adastra Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Adastra Shares deposited must be delivered with the certificate(s) representing the Adastra Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Adastra Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. Note that in any case, a deposit of Adastra Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Adastra Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Adastra Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Adastra Shares deposited by the undersigned.

3

4